                                                                    EXHIBIT 10.1

--------------------------------------------------------------------------------

                       HARBORSIDE HEALTHCARE CORPORATION

                     ------------------------------------


                               CREDIT AGREEMENT

                          dated as of August 11, 1998

                     ------------------------------------


                                 $250,000,000
                                Credit Facility

                     ------------------------------------




                            CHASE SECURITIES INC.,
                                 as Arranger,

                      MORGAN STANLEY SENIOR FUNDING, INC.
                                      and
                         BT ALEX. BROWN INCORPORATED,
                               as Co-Arrangers,

                            BANKERS TRUST COMPANY,
                            as Documentation Agent,

                     MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Syndication Agent,

                                      and

                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
SECTION 1.       DEFINITIONS...................................................................................    2
         1.1     Defined Terms.................................................................................    2
         1.2     Other Definitional Provisions.................................................................   28

SECTION 2.       AMOUNT AND TERMS OF REVOLVING
                      CREDIT COMMITMENTS.......................................................................   29
         2.1     Revolving Credit Commitments..................................................................   29
         2.2     Commitment Fee................................................................................   30
         2.3     Proceeds of Revolving Credit Loans............................................................   30
         2.4     Swing Line Commitment.........................................................................   30
         2.5     Issuance of Letters of Credit.................................................................   32
         2.6     Participating Interests.......................................................................   32
         2.7     Procedure for Opening Letters of Credit.......................................................   33
         2.8     Payments in Respect of Letters of Credit......................................................   33
         2.9     Letter of Credit Fees.........................................................................   34
         2.10    Letter of Credit Reserves.....................................................................   34
         2.11    Further Assurances............................................................................   35
         2.12    Obligations Absolute..........................................................................   35
         2.13    Assignments...................................................................................   36
         2.14    Participations................................................................................   36
         2.15    Conversion to Term Loans......................................................................   36

SECTION 3.       GENERAL PROVISIONS APPLICABLE TO LOANS........................................................   37
         3.1     Procedure for Borrowing.......................................................................   37
         3.2     Conversion and Continuation Options...........................................................   38
         3.3     Changes of Commitment Amounts.................................................................   38
         3.4     Optional and Mandatory Prepayments; Repayments of Term Loans..................................   39
         3.5     Interest Rates and Payment Dates..............................................................   42
         3.6     Computation of Interest and Fees..............................................................   42
         3.7     Certain Fees..................................................................................   43
         3.8     Inability to Determine Interest Rate..........................................................   43
         3.9     Pro Rata Treatment and Payments...............................................................   43
         3.10    Illegality....................................................................................   46
         3.11    Requirements of Law...........................................................................   47
         3.12    Indemnity.....................................................................................   49
         3.13    Repayment of Loans; Evidence of Debt..........................................................   50
         3.14    Replacement of Lenders........................................................................   51
         3.15    Appointment of the Company and Reliance on Representation of the
                 Company.......................................................................................   51

SECTION 4.       REPRESENTATIONS AND WARRANTIES................................................................   51
         4.1     Financial Condition...........................................................................   52
         4.2     No Change.....................................................................................   53
         4.3     Corporate Existence; Compliance with Law......................................................   53

                                                                                                                Page
                                                                                                                ----
         4.4     Corporate Power; Authorization...............................................................    54
         4.5     Enforceable Obligations......................................................................    54
         4.6     No Legal Bar.................................................................................    55
         4.7     No Material Litigation.......................................................................    55
         4.8     Investment Company Act.......................................................................    55
         4.9     Federal Regulation...........................................................................    55
         4.10    No Default...................................................................................    56
         4.11    Taxes........................................................................................    56
         4.12    Subsidiaries.................................................................................    56
         4.13    Ownership of Property; Liens.................................................................    56
         4.14    ERISA........................................................................................    57
         4.15    Security Documents...........................................................................    58
         4.16    Copyrights, Patents, Permits, Trademarks and Licenses........................................    58
         4.17    Environmental Matters........................................................................    59
         4.18    Accuracy and Completeness of Information.....................................................    60
         4.19    AcquisitionCo................................................................................    60
         4.20    Health Care Permits..........................................................................    60
         4.21    Year 2000....................................................................................    61

SECTION 5.       CONDITIONS PRECEDENT.........................................................................    61
         5.1     Conditions to Initial Revolving Credit Loans and Letters of Credit...........................    61
         5.2     Conditions to All Loans and Letters of Credit................................................    66

SECTION 6.       AFFIRMATIVE COVENANTS........................................................................    67
         6.1     Financial Statements.........................................................................    67
         6.2     Certificates; Other Information..............................................................    69
         6.3     Payment of Obligations.......................................................................    70
         6.4     Conduct of Business and Maintenance of Existence.............................................    71
         6.5     Maintenance of Property; Insurance...........................................................    71
         6.6     Inspection of Property; Books and Records; Discussions.......................................    71
         6.7     Notices......................................................................................    72
         6.8     Environmental Laws...........................................................................    73
         6.9     Additional Collateral........................................................................    74
         6.10    Health Care Permits and Approvals............................................................    76
         6.11    Operating Leases.............................................................................    77
         6.12    Mortgages....................................................................................    77

SECTION 7.       NEGATIVE COVENANTS...........................................................................    77
         7.1     Indebtedness.................................................................................    78
         7.2     Limitation on Liens..........................................................................    82
         7.3     Limitation on Contingent Obligations.........................................................    83
         7.4     Prohibition of Fundamental Changes...........................................................    85
         7.5     Prohibition on Disposition of Assets.........................................................    85
         7.6     Limitation on Investments, Loans and Advances................................................    87
         7.7     Capital Expenditures.........................................................................    91

                                                                                                                Page
                                                                                                                ----
         7.8     Interest Rate Agreements.....................................................................    92
         7.9     Debt to EBITDA...............................................................................    92
         7.10    Coverage Ratio...............................................................................    93
         7.11    Limitation on Dividends......................................................................    95
         7.12    Transactions with Affiliates.................................................................    95
         7.13    Prepayments and Amendments of Subordinated Debt..............................................    96
         7.14    Limitation on Changes in Fiscal Year.........................................................    96
         7.15    Limitation on Lines of Business..............................................................    96
         7.16    Health Care Permits and Approvals............................................................    96
         7.17    Preferred Stock..............................................................................    97

SECTION 8.       EVENTS OF DEFAULT............................................................................    97

SECTION 9.       MISCELLANEOUS................................................................................   100
         9.1     Amendments and Waivers.......................................................................   100
         9.2     Notices......................................................................................   102
         9.3     No Waiver; Cumulative Remedies...............................................................   102
         9.4     Survival of Representations and Warranties...................................................   103
         9.5     Payment of Expenses and Taxes................................................................   103
         9.6     Successors and Assigns; Participations and Assignments.......................................   104
         9.7     Set-off......................................................................................   108
         9.8     Counterparts.................................................................................   109
         9.9     Governing Law; No Third Party Rights.........................................................   109
         9.10    Submission to Jurisdiction; Waivers..........................................................   109
         9.11    Releases.....................................................................................   110
         9.12    Interest.....................................................................................   110
         9.13    Special Indemnification......................................................................   111
         9.14    Permitted Payments and Transactions..........................................................   111
         9.15    Harborside of Rhode Island...................................................................   112

SCHEDULES

Schedule I          Borrowers
Schedule II         Lenders, Addresses and Commitments
Schedule III        Pricing and Commitment Fee Grid
Schedule 2.5        Existing Letters of Credit
Schedule 4.11       Taxes
Schedule 4.12       Subsidiaries
Schedule 4.13       Fee and Leased Properties
Schedule 4.15(a)    UCC Filing Offices
Schedule 4.16       Trademarks and Copyrights
Schedule 7.1(a)     Existing Indebtedness
Schedule 7.2(i)     Existing Liens
Schedule 7.3(e)     Existing Contingent Obligations


EXHIBITS

EXHIBIT A           Form of Revolving Credit Note
EXHIBIT B           Form of Term Loan Note
EXHIBIT C           Form of Swing Line Note
EXHIBIT D           Form of Assignment and Acceptance
EXHIBIT E           Form of Collateral Agreement
EXHIBIT F           Form of Agency and Intercreditor Agreement
EXHIBIT G           Form of L/C Participation Certificate
EXHIBIT H           Form of Swing Line Loan Participation Certificate
EXHIBIT I           Form of Subsection 3.11(d)(2) Certificate
EXHIBIT J-1         Form of Opinion of Gibson, Dunn & Crutcher LLP
EXHIBIT J-2         Form of Opinion of In-house or Massachusetts Counsel to
                    the Company
EXHIBIT K-1         Form of Company Closing Certificate
EXHIBIT K-2         Form of Subsidiaries Closing Certificate
EXHIBIT L           Form of Mortgage
EXHIBIT M-1         Form of Lease Intercreditor Agreement
EXHIBIT M-2         Form of Loan Intercreditor Agreement
EXHIBIT N           Form of Trust Guarantee

     CREDIT AGREEMENT, dated as of August 11, 1998, among HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation (the "Company"), and the other entities
                                          -------
listed on Schedule I hereto, as joint and several borrowers hereunder (together with the Company and any other Subsidiary of the Company that may become a party hereto as provided herein, the "Borrowers" and, individually, a "Borrower"), the
                                ---------                        --------
several lenders from time to time parties hereto (the "Lenders"), CHASE
                                                       -------
SECURITIES INC., as arranger (the "Arranger"), MORGAN STANLEY SENIOR FUNDING,
                                   --------
INC. and BT ALEX. BROWN INCORPORATED, as co-arrangers (collectively, in such capacity, the "Co-Arrangers"), MORGAN STANLEY SENIOR FUNDING, INC., as
               ------------
syndication agent (in such capacity, the "Syndication Agent"), BANKERS TRUST
                                          -----------------
COMPANY, as documentation agent (in such capacity, the "Documentation Agent"),
                                                        -------------------
and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").
                                              --------------------


                             W I T N E S S E T H :
                             -------------------

     WHEREAS, HH Acquisition Corp., a Delaware corporation ("AcquisitionCo"),
                                                             -------------
and the Company have entered into an Agreement and Plan of Merger, dated as April 15, 1998 (together with all schedules and exhibits attached thereto and any and all amendments, supplements and modifications thereto and as the same may be hereafter amended, supplemented or otherwise modified from time to time in accordance with this Agreement, the "Merger Agreement"), pursuant to which
                                        ----------------
AcquisitionCo will be merged with and into the Company (the "Merger"), the
                                                             ------
Company being the surviving corporation of the Merger;

     WHEREAS, upon the Merger, the Investors will own approximately 90% of the common stock of the Company and certain existing shareholders and management (the "Existing Shareholders") will own the remaining portion of such common
      ---------------------
stock;

     WHEREAS, the Company intends to finance the Merger (including the refinancing of certain existing indebtedness) and related premiums, fees and expenses from the following sources: (a) approximately $175,000,000 in common equity (consisting of a cash investment of at least approximately 90% of the common equity from the Investors, with the balance represented by common stock retained by the Existing Shareholders); (b) approximately $40,000,000 in exchangeable preferred stock or junior subordinated unsecured loans, with any amount of exchangeable preferred stock over $40,000,000 reducing the common equity ownership referenced in clause (a) above by a like amount; (c) approximately $100,000,000 in gross cash proceeds from an issuance by the Company of either subordinated unsecured loans or senior subordinated discount notes; (d) approximately $15,000,000 of drawings under $250,000,000 of senior secured credit facilities consisting of the credit facilities provided for herein and/or the Synthetic Lease Facility (as defined below);

     WHEREAS, the Borrowers are and will be operated as separate entities but are and will be operated on an integrated basis in connection with their respective financial resources; the Borrowers conduct their operations on a combined basis with shared management, purchasing, planning, financial controls and other functions; and the access of all Borrowers to the credit facilities provided for herein benefits all Borrowers in connection with their various businesses; and

     WHEREAS, the Company and the other Borrowers, jointly and severally, have requested the Lenders to make loans and other extensions of credit available to the Borrowers: (a) to enable the Company to finance a portion of the Merger,
(b) to refinance certain of the existing indebtedness of the Company and its subsidiaries, (c) for working capital purposes of the Company and its subsidiaries; (d) to finance certain acquisitions and capital expenditures and
(e) for general corporate purposes;

     NOW, THEREFORE, the Borrowers, the Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent and the Lenders agree as follows:


     SECTION 1.  DEFINITIONS
                 -----------

     1.1  Defined Terms.  As used in this Agreement, the terms defined in the
          -------------
caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

          "Acquired Business":  any Person or assets acquired by the Company or
           -----------------
     any Subsidiary in an acquisition permitted by subsection 7.6(g).

          "AcquisitionCo":  as defined in the Recitals hereto.
           -------------

          "Acquisition Consideration":  with respect to any acquisition, the
           -------------------------
     aggregate consideration therefor paid by the Company or any Subsidiary (excluding fees and expenses incurred in connection therewith), including, without limitation, the cash purchase price payment, upfront cash payments to obtain purchase options or favorable lease rates, Indebtedness arising in connection with such acquisition as permitted by subsection 7.1(f) and the fair market value of Capital Stock of the Company issued in connection with such acquisition.

          "Added Amount":  at any time, an amount equal to 10% of the sum of (a)
           ------------
     aggregate Acquisition Consideration given subsequent to the date hereof in connection with acquisitions of Encumbered Subsidiaries permitted by subsection 7.6(g)(iv) plus (b) the aggregate appraised value (as set forth
                           ----
     in the appraisals furnished pursuant to subsection 6.11) of the properties that are the subject of operating leases entered into subsequent to the date hereof under which any Encumbered Subsidiary is the lessee.

          "Additional Mortgage":  as defined in subsection 6.9(c).
           -------------------

          "Administrative Agent":  as defined in the Preamble hereto.
           --------------------

          "Adjustment Date":  as defined in the definition of Applicable Margin.
           ---------------

          "Affiliate":  as to any Person (a) any other Person (other than a
           ---------
     Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any other Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 25% or more of the securities having ordinary voting power for the election of directors of such Person, whether by ownership of securities, contract, proxy or otherwise, or (y) to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, proxy or otherwise.

          "Agency and Intercreditor Agreement":  the Agency and Intercreditor
           -----------------------------------
     Agreement, substantially in the form of Exhibit F, to be executed and delivered by the Borrowers, the Trust, the Lenders, the Synthetic Investors and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "Agreement":  this Credit Agreement, as amended, supplemented or
           ---------
     modified from time to time.

          "Alternate Base Rate":  for any day, a rate per annum (rounded
           -------------------
     upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate
                                                 ----------
     of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product
                             ------------
     of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate"
                                                  -----------------------------
     shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the

     Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds
                                                                 -------------
     Effective Rate" shall mean, for any day, the weighted average of the rates
     --------------
     on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Loans":  Loans at such time as they are made
           -------------------------
     and/or being maintained at a rate of interest based upon the Alternate Base Rate.

          "Ancillary Businesses":  any businesses ancillary to the operation of
           --------------------
     a Health Care Facility such as the rehabilitative therapy, home healthcare and pharmaceutical businesses associated therewith.

          "Applicable Margin":  for Term Loans, Revolving Credit Loans and Swing
           -----------------
     Line Loans of the Types set forth below, the rate per annum set forth under the relevant column heading opposite such Loans below:

                                        Alternate
                                        Base Rate         Eurodollar
                                          Loans              Loans
                                        ----------      ----------------

          Term Loans:                     1.25%              2.25%
          Revolving Credit Loans:         1.25%              2.25%
          Swing Line Loans:               1.25%         Not applicable;

     provided that the Applicable Margin with respect to the Loans will be
     --------
     adjusted on each Adjustment Date (as defined below) occurring after the completion of four fiscal quarters of the Company after the Closing Date to the applicable rate per annum set forth in the pricing grid attached hereto as Schedule III based on the Leverage Ratio as determined from the relevant financial statements delivered pursuant to subsection 6.1. Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on each date (an "Adjustment Date") on which such financial
                                 ---------------
     statements are delivered to the Lenders (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition; provided that (a) the Applicable
                                           --------
     Margin shall be initially the rate per annum set forth under the relevant column heading above; (b) if for any reason the financial statements required by subsection 6.1 are not timely delivered to the Lenders, (i) during the period from the date upon which such financial statements were required to be delivered until the date upon which they actually are delivered, the Applicable Margin shall be the Applicable Margin in effect immediately prior to the date such financial statements were due, and (ii) if such financial statements, when actually delivered, would have required an increase in the Applicable Margin over the Applicable Margin in effect immediately prior to the date such financial statements were due, the Company shall promptly following the delivery of such financial statements pay to the Lenders and the Administrative Agent any additional amounts of interest or fees which would have been payable on any previous Interest Payment Date had such higher Applicable Margin been in effect from the date such financial statements were required to be delivered; (c) any change in the Applicable Margin as a result of a change in the Leverage Ratio shall apply to all Loans for each day during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change in the Applicable Margin; and (d) if an Event of Default exists on any Adjustment Date or other date upon which the Applicable Margin would otherwise be adjusted hereunder, the Applicable Margin shall in no event be reduced on such Adjustment Date or other date from the Applicable Margin in effect immediately prior to such Adjustment Date or other date.

          "Arranger":  as defined in the Preamble hereto.
           --------

          "Asset Sale":  any sale, sale-leaseback, or other disposition by the
           ----------
     Company or any Subsidiary restricted by subsection 7.5 of any of its property or assets, including the stock of any Subsidiary, except sales and dispositions permitted by subsections 7.5(a), (b), (c), (f), (g), (i) and
     (k).

          "Assignee":  as defined in subsection 9.6(c).
           --------

          "Assignment and Acceptance":  an assignment and acceptance
           -------------------------
     substantially in the form of Exhibit D.

          "Authorized Officer":  each of Steven L. Guillard, William H. Stephan
           ------------------
     and each additional or substitute officer as the Company notifies the Administrative Agent in writing.

          "Available Revolving Credit Commitment":  as to any Lender, at a
           -------------------------------------
     particular time, an amount equal to (a) the amount of such Lender's Revolving Credit Commitment at such time less (b) the sum of (i) the
                                              ----
     aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender pursuant to subsection 2.1, (ii) such Lender's Revolving Credit Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of
                                        --------
     calculating the Revolving Credit Commitments pursuant to subsection 2.2 the amount referred to in this clause (ii) shall be zero, (iii) such Lender's L/C Participating Interest in the aggregate amount available to be drawn at such time under all outstanding Letters of Credit issued by the Issuing Lender, (iv) such Lender's Revolving Credit Percentage of the aggregate outstanding amount of L/C Obligations and (v) such Lender's Revolving Credit Percentage of the then aggregate principal amount of the Synthetic Lease Obligations; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".
                           --------------------------------------

          "Bankruptcy Code":  Title I of the Bankruptcy Reform Act of 1978, as
           ---------------
     amended and codified at Title 11 of the United States Code.

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
     United States, together with any successor.

          "Borrower" and "Borrowers":  as defined in the Preamble hereto.
           --------       ---------

          "Borrowing Date":  any Business Day specified in a notice pursuant to
           --------------
     (a) subsection 2.4 or 3.1 as a date on which the Company requests the Swing Line Lender or the Lenders to make Loans hereunder or (b) subsection 2.5 as a date on which the Company requests the Issuing Lender to issue a Letter of Credit hereunder.

          "Bridge Commitment Letter":  the Commitment Letter and term sheet
           ------------------------
     thereto dated as of April 30, 1998 by and between Investcorp Investment Equity Limited, on its behalf and on behalf of certain of its affiliates and other investors and Morgan Stanley Bridge Fund L.L.C., Chase Securities, Inc. and Bankers Trust Corporation.

          "Bridge Junior Subordinated Debt":  the junior subordinated unsecured
           -------------------------------
     bridge loans or exchange or rollover notes of the Company outstanding from time to time pursuant to the Bridge Loan Agreement or the Indenture contemplated thereby.

          "Bridge Loan Agreement":  the Bridge Loan Agreement that may be
           ---------------------
     entered into pursuant to the Bridge Commitment Letter among Morgan Stanley Bridge Fund L.L.C., Chase Securities, Inc., Bankers Trust Corporation and an affiliate of AcquisitionCo, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Agreement.

          "Bridge Senior Subordinated Debt":  the senior subordinated unsecured
           -------------------------------
     bridge loans or exchange or rollover notes of the Company outstanding from time to time pursuant to the Bridge Loan Agreement or the Indenture contemplated thereby.

          "Business Day":  (a) for all purposes other than as covered by clause
           ------------
     (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market in London.

          "Capital Expenditures":  for any period, all amounts which would, in
           --------------------
     accordance with GAAP, be set forth as capital expenditures (exclusive of any amount attributable to capitalized interest) on the consolidated statement of cash flows or other similar statement of the Company and its Subsidiaries for such period but shall exclude (a) any expenditures made with the proceeds of condemnation or eminent domain proceedings affecting real property or with insurance proceeds, provided that any Capital Expenditures financed
                              --------
     with the proceeds of any Indebtedness permitted hereunder (other than Indebtedness incurred hereunder) shall be deemed to be a Capital Expenditure only in the period in which, and by the amount which, any principal of such Indebtedness is repaid, (b) any expenditures constituting a reinvestment contemplated by subsection 7.5(e), 7.5(h)(i) or 7.5(j), (c) expenditures made in connection with acquisitions permitted by subsection 7.6(g) (other than subsection 7.6(g)(ii)(B)) and (d) with respect to any acquired Person or assets operating or including, as the case may be, a Health Care Facility, any capital expenditures with respect thereto that have been identified by the acquiring Person at the time of the acquisition of such Person or assets so long as the aggregate amount of such capital expenditures does not exceed an amount equal to the greater of (i) 10% of the Acquisition Consideration for such acquired Person or assets and (ii) $3,000,000.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) securities issued or directly and fully
           ----------------
     guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or with any domestic (in the case of any investments, acquisitions or holdings by the Company or its Domestic Subsidiaries) commercial bank or trust company having capital and surplus in excess of $300,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, (d) commercial paper having the highest rating obtainable from S&P or Moody's and in each case maturing within one year after date of acquisition, (e) investment funds investing 95% of their assets in securities of the type described in clauses (a)-(d) above, (f) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody's and (g) indebtedness with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

          "C/D Assessment Rate":  for any day the net annual assessment rate
           -------------------
     (rounded upwards, if necessary, to the next 1/100 of 1%) determined by the Administrative Agent to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time
                                              ----
     deposits made in Dollars at offices of the Administrative Agent in the United States.

          "C/D Reserve Percentage":  for any day, that percentage (expressed as
           ----------------------
     a decimal) which is in effect on such day, as prescribed by the Board for determining maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "Change in Law":  with respect to any Lender, the adoption of, or
           -------------
     change in, any law, rule, regulation, policy, guideline or directive (whether or not having the force of law) or any change in the interpretation or application thereof by any Governmental Authority having jurisdiction over such Lender, in each case after the Closing Date.

          "Change of Control":  the occurrence of any of the following events:
           -----------------
     (a) at any time prior to an IPO by the Company, Investcorp or any of its Affiliates (provided that for purposes of this definition only the
                 --------
     reference to 25% in the definition of Affiliate shall be deemed to be 51%) or Subsidiaries, any Person that is a member of the senior management of the Company, or any entity the majority of the equity ownership interests of which is owned by such senior management of the Company, shall cease to own, directly or indirectly, in the aggregate, at least 51% of the issued and outstanding voting stock of the Company, free and clear of all Liens or
     (b) at any time after an IPO by the Company, any Person (other than Investcorp, any of its Affiliates or Subsidiaries, any Person that is a member of the senior management of the Company, any entity the majority of the equity ownership interests of which is owned by such senior management of the Company or any Person acting in the capacity of an underwriter), whether singly or in concert with one or more Persons, shall, directly or indirectly, have acquired, or acquire the power (i) to vote or direct the voting of 30% or more, on a fully diluted basis, of the outstanding common stock of the Company or (ii) to elect or designate for election a majority of the Board of Directors of the Company by voting power, contract or otherwise.

          "Chase":  The Chase Manhattan Bank, a New York banking corporation,
           -----
     and its successors.

          "Closing Date":  the date (which shall be on or prior to September 30,
           ------------
     1998) on which the Lenders make their initial Loans or the Issuing Lender issues the initial Letter of Credit.

          "Co-Arrangers":  as defined in the Preamble hereto.
           ------------

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
     time.

          "Collateral":  all assets of the Credit Parties, now owned or
           ----------
     hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Collateral Agreement":  the Collateral Agreement, substantially in
           --------------------
     the form of Exhibit E, to be made by the Company and the Subsidiaries from time to time parties

                                                                               9
     thereto in favor of the Administrative Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commercial L/C":  a commercial documentary Letter of Credit under
           --------------
     which the Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or a Subsidiary, in respect of obligations of the Company or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

          "Commitment":  as to any Lender at any time, such Lender's Swing Line
           ----------
     Commitment and Revolving Credit Commitment; collectively, as to all the Lenders, the "Commitments".
                   -----------

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
     which is under common control with the Company within the meaning of
     Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b) or (c) of the Code.

          "Company":  as defined in the Preamble hereto.
           -------

          "Confidential Information Memorandum":  the Confidential Information
           -----------------------------------
     Memorandum dated May 1998 titled Harborside Healthcare Corporation $250,000,000 Senior Secured Credit Facility.

          "Consolidated Current Assets":  at a particular date, all amounts
           ---------------------------
     which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date.

          "Consolidated Current Liabilities":  at a particular date, all amounts
           --------------------------------
     which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries as at such date, excluding the current portion of long-term debt and the entire outstanding principal amount of the Revolving Credit Loans.

          "Consolidated EBITDA":  for any period, the Consolidated Net Income of
           -------------------
     the Company and its Subsidiaries for such period, plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense (including any tax benefit or expense related to the dividend on any preferred stock), (b) interest expense, amortization or writeoff of debt discount, debt issuance, warrant and other equity (including any preferred stock) issuance costs and commissions, discounts, redemption premium and other fees and charges associated with the Loans, letters of credit permitted hereunder, Financing Leases (including commitment fees and other periodic bank charges), Standby L/Cs, the Subordinated Debt or with the acquisition or repayment of any debt securities of the Company permitted hereunder, and net costs associated with Interest Rate Agreements to which the Company is a party in respect of the Loans, (c) costs of surety bonds, (d) depreciation and amortization expense, (e) amortization of intangibles (including, but not limited to, goodwill and costs of interest-rate caps, leasehold interests and the cost of non-competition agreements) and organization costs, (f) non-cash amortization of Financing Leases, (g) franchise taxes, (h) management fees paid as contemplated by subsection 9.14(a) and charges relating to management fees prepaid in connection with the Merger, (i) all cash dividend payments and non-cash dividend expenses on any series of preferred stock, (j) any fees and expenses incurred in connection with any merger, acquisition, joint venture or financing permitted hereunder, the Merger and, in each case, the related financing thereof (excluding general business development expenses), (k) any other write-downs, write-offs, minority interests and other non-cash charges or expenses, (l) any non-cash restructuring or non-recurring charge or reserve, (m) expenses and charges related to any equity offering, (n) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (o) securitization expenses, (p) nonrecurring litigation or claim settlement charges or expenses relating to activities or matters outside of the ordinary course of business of the Company and its Subsidiaries and (q) synthetic lease rent expense less any amortization of principal included in such expense; provided that in determining such
                                         --------
     Consolidated EBITDA for such period (i) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded, (ii) the impact of foreign currency and hedging shall be excluded and (iii) the aggregate amount of cash expenditures during such period relating to matters for which non-cash restructuring or non-recurring charges or reserves shall have been made or created shall be deducted.

          "Consolidated Indebtedness":  at a particular date, all Indebtedness
           -------------------------
     (including Synthetic Lease Obligations and any other obligations in respect of synthetic leases but excluding any other Indebtedness described in clauses (b) or (c) of the definition of Indebtedness), of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP at such date.

          "Consolidated Net Income":  with respect to any Person and any period,
           -----------------------
     the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges, (ii) deferred financing costs written off in connection with the early extinguishment of Indebtedness; provided, however, that Consolidated Net Income shall be
                   --------  -------
     deemed to include any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Consolidated Net Income for such period; and further provided that (a) the
                                                  ------- --------
     net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the Company or a wholly owned Subsidiary and (b) the net income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is prohibited or not permitted at the date of determination.

          "Consolidated Senior Indebtedness":  at a particular date, all
           --------------------------------
     Consolidated Indebtedness other than Subordinated Debt.

          "Contingent Obligation":  as to any Person, any obligation of such
           ---------------------
     Person guaranteeing or in effect guaranteeing any Indebtedness ("primary
                                                                      -------
     obligations") of any other Person (the "primary obligor") in any manner,
     -----------                             ---------------
     whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include
              --------
     endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
     security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Coverage Ratio":  on the last day of any fiscal quarter of the
           --------------
     Company ending on or after December 31, 1998, the ratio of (a) the sum of Consolidated EBITDA plus rental expense, in each case for the period of
                         ----
     four fiscal quarters ending on such day to (b) the sum of cash interest expense (excluding (i) fees payable on account of letters of credit, (ii) to the extent included in interest expense in accordance with GAAP, net costs associated with Interest Rate Agreements to which the Company is party in respect of the Loans and other periodic bank charges and amortization of debt discount (including discount of liabilities and reserves established under APB 16), (iii) costs of debt issuance and interest expense on customer deposits and (iv) costs of debt issuance and interest expense on any Bridge Junior Subordinated Debt) net of interest income, in each case, for or during such period on a consolidated basis for the Company and its Subsidiaries plus rental expense for such period on a
                                      ----
     consolidated basis for the Company and its Subsidiaries; provided, however,
                                                              --------  -------
     that on (A) the last
     day of the 1998 fourth fiscal quarter of the Company such ratio shall measure the period of two fiscal quarters ending on such day and (B) on the last day of the 1999 first fiscal quarter of the Company such ratio shall measure the period of three fiscal quarters ending on such day. For clarification, cash interest expense does not include the accretion of interest expense.

          "Credit Documents":  the collective reference to this Agreement, the
           ----------------
     Notes, the Mortgages, the Collateral Agreement, the Trust Guarantee, the Intercreditor Agreement and the Agency and Intercreditor Agreement.

          "Credit Parties":  the collective reference to the Company, the other
           --------------
     Borrowers and each other Subsidiary which may from time to time be party to a Credit Document.

          "Default":  any of the events specified in Section 8, whether or not
           -------
     any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Documentation Agent":  as defined in the Preamble hereto.
           -------------------

          "Dollars" and "$":  dollars in lawful currency of the United States.
           -------       -

          "Domestic Subsidiary":  any Subsidiary other than a Foreign
           -------------------
     Subsidiary.

          "Encumbered Subsidiary":  at any time, any Domestic Subsidiary (a) as
           ---------------------
     to which the Administrative Agent does not have a first priority Lien, for the benefit of the Lenders, on all or substantially all of the accounts receivable and real property owned in fee of such Subsidiary or (b) which is not a Borrower hereunder or a guarantor of the obligations hereunder and under the Synthetic Lease Facility, provided that the limitation set forth
                                         --------
     in subsection 9.15 shall not cause any Domestic Subsidiary to be deemed an Encumbered Subsidiary.

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
     municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority or Requirements of Law (including, without limitation, common law) regulating or imposing liability or standards of conduct concerning environmental or public health protection matters, including, without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

          "Environmental Permits":  any and all permits, licenses,
           ---------------------
     registrations, notifications, exemptions and any other authorizations required under any Environmental Law.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
     Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
     Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar
                                                                  ----------
     Base Rate" for purposes of this definition shall be determined by reference
     ---------
     to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Lending Office":  as to any Lender the office of such
           -------------------------
     Lender which shall be making or maintaining Eurodollar Loans.

          "Eurodollar Loans":  Loans for which the applicable rate of interest
           ----------------
     is based upon a Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
     Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                      ------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Event of Default":  any of the events specified in Section 8,
           ----------------
     provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, has been satisfied.

          "Excess Cash Flow":  at the end of any fiscal year of the Company
           ----------------
     ending on or after December 31, 1999, the excess of (a) Consolidated EBITDA for the period from January 1, 1999 to the end of such fiscal year plus any extraordinary or non-recurring gains for such period over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Company and its Subsidiaries in cash since

     January 1, 1999 on account of capital expenditures or acquisitions permitted hereunder (other than capital expenditures made with the proceeds of eminent domain or condemnation proceedings to the extent such proceeds are not included in the determination of Consolidated EBITDA for such period), (ii) the aggregate amount of payments of principal in respect of any Indebtedness since January 1, 1999 (other than any such payments of principal pursuant to subsections 3.4(b)(i), (ii), (iii) and (iv) or any such payment of principal in respect of any revolving credit facility to the extent that there is not an equivalent reduction in such facility),
     (iii) increases in working capital (calculated as Consolidated Current Assets at the end of such period minus Consolidated Current Liabilities as
                                      -----
     at the end of such period) of the Company and its Subsidiaries since January 1, 1999 (excluding any increase in cash or Cash Equivalents above an increase deemed in good faith by the Company to be necessary or desirable for the operation of the business of the Company and its Subsidiaries), (iv) cash interest expense (including fees paid in connection with Letters of Credit, surety bonds, commitment fees and other periodic bank charges) of the Company since January 1, 1999, (v) any dividends actually paid in cash by the Company since January 1, 1999 as permitted by subsection 7.11, (vi) the amount of taxes actually paid in cash by the Company and its Subsidiaries since January 1, 1999 either during such period or within a normal payment period thereof, (vii) the amount of cash actually paid to repurchase Capital Stock of the Company pursuant to subsection 7.11 since January 1, 1999, (viii) any fees and expenses incurred in connection with any merger, acquisition, joint venture or financing permitted hereunder, the Merger and, in each case, the related financing thereof and charges relating to management fees prepaid in connection with the Merger, (ix) to the extent used in computing Consolidated Net Income of the Company and its Subsidiaries, (A) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of acquisition and (B) any increases during such period to shareholder's equity of such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Consolidated Net Income for such period, (x) to the extent added to Consolidated Net Income of the Company and its Subsidiaries in calculating Consolidated EBITDA for such period, the net cost of Interest Rate Agreements, franchise taxes and management fees, (xi) the net income of any Subsidiary to the extent that such amount is accounted for under the equity method and to the extent cash dividends are not paid or the declaration or payment of dividends is not permitted without prior governmental approval (which has not been obtained), (xii) the amount (without duplication) of cash actually paid by the Company in connection with clauses (b), (h), (k), (m), (n), (o) and (p) in the definition of Consolidated EBITDA, (xiii) any non-cash restructuring or non-recurring charge or reserve (net of cash payments during such period with respect to such charge or reserve), (xiv) any extraordinary or non-recurring losses for such period and (xv) any cash synthetic lease rent expense (less any amortization of principal included in such expense) since January 1, 1999, provided that such excess, if any, shall be reduced by the amount of any
     --------
     payments previously made pursuant to subsection 3.4(b)(iv).

          "Exchange Debentures":  to the extent permitted to be issued
           -------------------
     hereunder, the exchange debentures which shall have material terms and conditions as described in the Offering Memorandum (or any refinancing thereof permitted hereunder).

          "Existing Credit Agreement":  the Credit Agreement dated as of April
           -------------------------
     14, 1997, as amended to date, among the Company, the other borrowers specified therein, the lenders parties thereto and Chase, as administrative agent.

          "Existing Shareholders":  as defined in the Recitals hereto.
           ---------------------

          "Fee Property":  as defined in subsection 4.13.
           ------------

          "Financing Lease":  (a) any lease of property, real or personal, the
           ---------------
     obligations under which are capitalized on a consolidated balance sheet of the Company and its consolidated Subsidiaries and (b) any other such lease to the extent that the then present value of any rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee.

          "Foreign Subsidiary":  any Subsidiary which is not organized under the
           ------------------
     laws of the United States or any state thereof or the District of Columbia.

          "Form S-4":  the Registration Statement on Form S-4 dated May 1, 1998
           --------
     and as amended, filed by the Company with the Securities and Exchange Commission in connection with the Merger.

          "GAAP":  generally accepted accounting principles in the United States
           ----
     in effect from time to time.

          "Governmental Authority":  any nation or government, any state or
           ----------------------
     other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Hazardous Materials":  any hazardous materials, hazardous wastes,
           -------------------
     hazardous pesticides or hazardous or toxic substances, and any other material that may give rise to liability under any Environmental Law, including, without limitation, asbestos, petroleum, any other petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and urea-formaldehyde insulation.

          "Health Care Business":  the business of operating a Health Care
           --------------------
     Facility or any Ancillary Businesses.

          "Health Care Facility":  any skilled nursing, assisted living,
           --------------------
     retirement or congregate care facility.

          "Health Care Permit":  every accreditation, authorization, certificate
           ------------------
     of need, license or permit that is required by any applicable Governmental Authority to own, lease, operate or manage a Health Care Facility or Ancillary Business of the Company or any of its Subsidiaries.

          "Indebtedness":  of a Person, at a particular date, (a) all
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (b) the undrawn face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and unpaid reimbursement obligations with respect thereto, (c) all liabilities (other than Lease Obligations and liabilities in connection with reserves established in accordance with
     GAAP) secured by any Lien on any property owned by such Person, even though such Person has not assumed or become liable for the payment thereof, (d) Financing Leases and (e) all indebtedness of such Person arising under acceptance facilities, but excluding (i) trade and other accounts payable and accrued expenses payable in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person and (ii) letters of credit supporting the purchase of goods in the ordinary course of business and expiring no more than six months from the date of issuance;

     provided that (x) obligations in respect of Interest Rate Agreements and
     --------
     (y) obligations relating to Bowie Center L.P. in an aggregate principal amount not to exceed $7,000,000 at any time shall not be included in this definition and that interest expense in respect of the obligations described in clause (y) shall be excluded from all calculations of financial tests under this Agreement; and provided, further, that
                                               --------  -------
     Indebtedness shall at all times be reduced by amounts outstanding under the Promissory Note.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
     that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intercreditor Agreement":  the collective reference to the Lease
           -----------------------
     Intercreditor Agreement and the Loan Intercreditor Agreement.

          "Interest Payment Date":  (a) as to Alternate Base Rate Loans, the
           ---------------------
     last day of each March, June, September and December, commencing on the first such day to occur after any Alternate Base Rate Loans are made or any Eurodollar Loans are converted to Alternate Base Rate Loans, and the Termination Date, (b) as to any Eurodollar Loan in respect of which the Company, as agent for the Borrowers, has selected an Interest Period of one, two or three months, the last day of such Interest Period, (c) as to any Eurodollar Loan in respect of which the Company, as agent for the Borrowers, has selected a longer Interest Period than the periods described in clause (b), the last day of each three calendar month interval during such Interest Period and, in addition, the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is an Alternate Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  with respect to any Eurodollar Loan:
           ---------------

               (a) initially, the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when available to all the relevant Lenders, nine or twelve months thereafter) as selected by the Company, as agent for the Borrowers, in its notice of borrowing as provided in subsection 3.1 or its notice of conversion as provided in subsection 3.2; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if and when available to all the relevant Lenders, nine or twelve months thereafter) as selected by the Company, as agent for the Borrowers, by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loan;

     provided that the foregoing provisions relating to Interest Periods are
     --------
     subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day ;

               (ii) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date, or if the Termination Date shall not be a Business Day, on the next preceding Business Day;

               (iii) if the Company shall fail to give notice as provided above in clause (b), it shall be deemed to have selected a conversion of a Eurodollar Loan into an Alternate Base Rate Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 3.2);

               (iv) any Interest Period that begins on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (v) the Company shall select Interest Periods so as not to require a prepayment (to the extent practicable) or a scheduled payment of a Eurodollar Loan during an Interest Period for such Eurodollar Loan.

          "Interest Rate Agreement":  any interest rate swap agreement, interest
           -----------------------
     rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

          "Investcorp":  Investcorp S.A., a Luxembourg corporation.
           ----------

          "Investment Grade Securities":  (a) securities issued or directly and
           ---------------------------
     fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (b) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P's or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries and
     (c) investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

          "Investor Contributions":  as defined in the Participation Agreement,
           ----------------------
     dated as of the date hereof, among the Company, the Trust, the Synthetic Investors, the Lenders and the Administrative Agent.

          "Investors":  Investcorp S.A., certain of its affiliated entities and
           ---------
     other initial investors arranged by Investcorp S.A.

          "IPO":  any sale by the Company through a public offering of its
           ---
     common (or other voting) stock pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar form) filed under the Securities Act of 1933, as amended.

          "Issuing Lenders":  Chase and any of its Affiliates, including Chase
           ---------------
     Manhattan Bank Delaware, as issuer of the Letters of Credit; with respect to any Letter of Credit, the term "Issuing Lender" shall mean the Issuing Lender with respect to such Letter of Credit.

          "L/C Application":  as defined in subsection 2.5(a).
           ---------------

          "L/C Obligations":  the obligations of the Company to reimburse the
           ---------------
     Issuing Lender for any payments made by the Issuing Lender under any Letter of Credit that have not been reimbursed by the Company pursuant to subsection 2.8(a).

          "L/C Participating Interest":  an undivided participating interest in
           --------------------------
     the face amount of each issued and outstanding Letter of Credit and the L/C Application relating thereto.

          "L/C Participation Certificate":  a certificate in substantially the
           -----------------------------
     form of Exhibit G.

          "Leased Property":  as defined in subsection 4.13.
           ---------------

          "Lease Intercreditor Agreement":  the Accounts Receivable
           -----------------------------
     Intercreditor Agreement (Leased Facilities), substantially in the form of Exhibit M-1, to be executed and delivered by Meditrust Company LLC, the Administrative Agent, the Trust and the Synthetic Investors, as the same may be amended, supplemented or otherwise modified from time to time.

          "Lease Obligations":  as of the date of any determination thereof, the
           -----------------
     rental commitments, if any, of the Company and its Subsidiaries determined on a consolidated basis under leases for real and/or personal property (net of rental commitments from sub-leases thereof), excluding however, obligations under Financing Leases.

          "Lenders":  as defined in the Preamble hereto.
           -------

          "Letters of Credit":  the collective reference to the Commercial L/Cs
           -----------------
     and the Standby L/Cs; individually, a "Letter of Credit".
                                            ----------------

          "Leverage Ratio":  as defined in subsection 7.9; provided that for
           --------------                                  --------
     purposes of calculating the Leverage Ratio on any date, the unencumbered (other than Liens permitted pursuant to subsection 7.2(f)) cash and Cash Equivalent balances of the Company and its Subsidiaries on such date, and any Bridge Junior Subordinated Debt outstanding on such date, shall be deducted from the amount of Consolidated Indebtedness on such date.

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
     arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing, except for the filing of financing statements in connection with Lease Obligations incurred by the Company or its Subsidiaries to the extent that such financing statements relate to the property subject to such Lease Obligations).

          "Loan Intercreditor Agreement":  the Accounts Receivable Intercreditor
           ----------------------------
     Agreement (Mortgaged Facilities), substantially in the form of Exhibit M-2, to be executed and delivered by Meditrust Mortgage Investments, Inc., the Administrative Agent, the Trust and the Synthetic Investors, as the same may be amended, supplemented or otherwise modified from time to time.

          "Loans":  the collective reference to the Swing Line Loans, the Term
           -----
     Loans and the Revolving Credit Loans; individually, a "Loan".
                                                            ----

          "Meditrust":  any one or more of the following entities:  Meditrust
           ---------
     Mortgage Investments, Inc., Meditrust Company LLC (as successor by merger to Meditrust of Florida, Inc., Meditrust of Ohio, Inc., Meditrust of New Hampshire, Inc., Meditrust of Bedford, Inc., Meditrust of New Jersey, Inc., Meditrust Tri-States, Inc.) and any of their affiliates.

          "Meditrust Entities":  the collective reference to HHCI Limited
           ------------------
     Partnership, Harborside Toledo Limited Partnership, Harborside of New Hampshire Limited Partnership, Harborside Toledo Corp., Countryside Care Center Corp., Bay Tree Nursing Center Corp., West Bay Nursing Center Corp. and Sunset Point Nursing Center Corp.

          "Merger":  as defined in the Recitals hereto.
           ------

          "Merger Agreement":  as defined in the Recitals hereto.
           ----------------

          "Moody's":  Moody's Investors Service, Inc.
           -------

          "Mortgaged Properties":  (a) the Real Property designated as
           --------------------
     "Mortgaged Property" on Schedule 4.13 and (b) any fee Real Property covered by a Mortgage delivered pursuant to subsection 6.9(c).

          "Mortgages":  as defined in subsection 6.12.
           ---------

          "Multiemployer Plan":  a Plan which is a multiemployer plan as defined
           ------------------
     in Section 4001(a)(3) of ERISA.

          "Net Proceeds":  the aggregate cash proceeds received by the Company
           ------------
     or any Subsidiary in respect of:

               (a) (i) any issuance or borrowing of any debt securities or loans by the Company or any Subsidiary other than debt or loans permitted to be incurred or borrowed pursuant to subsection 7.1 or
          (ii) any issuance of Capital Stock (excluding any such issuance to any Investor or any Affiliate thereof);

               (b) any Asset Sale, excluding (i) any net proceeds received upon any condemnation or exercise of rights of eminent domain to the extent the same shall be deemed not to constitute Net Proceeds pursuant to the proviso to subsection 7.5(d) and (ii) any proceeds of insurance received upon any casualty or loss;

               (c) any substantially like-kind exchanges of property to the extent provided in subsection 7.5(e); and

               (d) any promissory notes delivered to the Company or such Subsidiary in respect of an Asset Sale;

     in each case net of (without duplication) (A) the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Company or a Subsidiary that are collateral for any such debt securities or loans that are sold or otherwise disposed of in connection with such Asset Sale, (B) liabilities associated with the assets that are the subject of any such Asset Sale that are not assumed by the purchaser in connection with such Asset Sale, (C) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders' fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (D) any taxes reasonably attributable to such sale and reasonably estimated by the Company or such Subsidiary to be actually payable.

          "Non-Funding Lender":  as defined in subsection 3.9(c).
           ------------------

          "Notes":  the collective reference to the Swing Line Note, the
           -----
     Revolving Credit Notes and the Term Loan Notes; each of the Notes, a

     "Note".
      ----

          "Offering Memorandum":  the offering memorandum dated July 29, 1998
           -------------------
     with respect to the Senior Subordinated Discount Notes and the Preferred Stock.

          "Participants":  as defined in subsection 9.6(b).
           ------------

          "Participating Lender":  any Lender (other than the Issuing Lender)
           --------------------
     with respect to its L/C Participating Interest in each Letter of Credit.

          "Payment Sharing Notice":  a written notice from the Company or any
           ----------------------
     Lender informing the Administrative Agent that an Event of Default has occurred and is continuing and directing the Administrative Agent to allocate payments thereafter received from or on behalf of any Borrower in accordance with the provisions of subsection 3.9.

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
     to Subtitle A of Title IV of ERISA or any successor.

          "Permanent Junior Subordinated Debt":  (a) unsecured notes or
           ----------------------------------
     debentures of the Company, subordinated to the prior payment of the Loans, the other obligations under the Credit Documents, the Synthetic Lease Obligations and related Interest Rate Agreements, provided that (i) such
                                                       --------
     notes or debentures have terms which are as favorable to the Lenders as the terms relating to the Exchange Debentures set forth in the Offering Memorandum and the conditions contained in clauses (a)(ii)(C) and (D) of this definition are met or (ii) (A) unless otherwise agreed to by the Required Lenders, no part of the principal amount of any such notes or debentures shall have a scheduled maturity date earlier than the date that is one year after the Scheduled Termination Date, (B) unless otherwise agreed to by the Required Lenders, (I) the subordination provisions of which are as favorable to the Lenders as such provisions set forth in the Offering Memorandum relating to the Exchange Debentures, (II) the terms and conditions thereof (including, without limitation, subordination, covenant and event of default provisions thereof but excluding any call protection provisions) taken as a whole shall be at least as favorable to the Company and the Lenders as such terms and conditions set forth with respect to the Bridge Junior Subordinated Debt in the Bridge Commitment Letter (or in the Bridge Loan Agreement if entered into by the parties thereto), and (III) no cash interest shall be payable thereon for a period of five years commencing on the Closing Date and, thereafter, the non-default cash interest rate thereon shall not exceed 16% per annum and the total non-default interest rate shall not exceed 18% per annum, (C) no covenant contained in this Agreement or any of the other Credit Documents would be violated on the proposed issuance date after giving effect to (I) the issuance of such notes or debentures, (II) the payment of all issuance costs, commissions, discounts, redemption premiums and other fees and charges associated therewith, (III) the use of proceeds thereof and (IV) the redemption, repayment, retirement and repurchase of all Indebtedness of the Company and its Subsidiaries to be redeemed, repaid or repurchased in connection therewith and (D) substantially final drafts of the documentation governing any such notes or debentures, showing the terms thereof, shall have been furnished to the Arranger and the Co-Arrangers at least 5 days prior to the date of issuance of such notes or debentures and
     (b) unsecured notes or debentures of the Company, subordinated to the prior payment of the Loans, the other obligations under the Credit Documents, the Synthetic Lease Obligations and related Interest Rate Agreements, that may be issued by the Company to refinance previously issued Bridge Junior Subordinated Debt or Permanent Junior Subordinated Debt, provided that (i)
                                                              --------
     unless otherwise agreed to by the Required Lenders, (A) no part of the principal amount of any such notes or debentures shall have a scheduled amortization date earlier than the date that is one year after the Scheduled Termination Date and (B) the interest rate and subordination provisions shall be at least as favorable to the Company and the Lenders as such provisions of such refinanced Bridge Junior Subordinated Debt or Permanent Junior Subordinated Debt, as the case may be, and the other terms and conditions thereof (including, without limitation, the covenant and event of default provisions thereof but excluding any call protection provisions and provisions relating to accretion or accrual of interest without cash payments thereof) taken as a whole shall be at least as favorable to the Company and the Lenders as such refinanced Bridge Junior Subordinated Debt or Permanent Junior Subordinated Debt, as the case may be, and (ii) the conditions contained in clause (a)(ii)(C) and (D) of this definition shall be met.

          "Permanent Senior Subordinated Debt":  (a) unsecured notes or
           ----------------------------------
     debentures of the Company, subordinated to the prior payment of the Loans, the other obligations under the Credit Documents, the Synthetic Lease Obligations and related Interest Rate Agreements, provided that either (i)
                                                       --------
     such notes or debentures (excluding, in the case of Cash Pay Permanent Senior Subordinated Debt (as defined below), provisions relating to accretion or accrual of interest without cash payments thereof) have terms which are as favorable to the Lenders as the terms with respect to the Senior Subordinated Discount Notes set forth in the Offering Memorandum and the conditions contained in clauses (a)(ii)(C) and (D) of this definition are met or (ii) (A) unless otherwise agreed to by the Required Lenders, no part of the principal amount of any such notes or debentures shall have a scheduled maturity date earlier than the date that is one year after the Scheduled Termination Date, (B) unless otherwise agreed to by the Required Lenders, (I) the subordination provisions of which are as favorable to the Lenders as such provisions with respect to the Senior Subordinated Discount Notes set forth in the Offering Memorandum, (II) the terms and conditions thereof (including, without limitation, subordination, covenant and event of default provisions thereof but excluding any call protection provisions) taken as a whole shall be at least as favorable to the Company and the Lenders as such terms and conditions with respect to the Bridge Senior Subordinated Debt set forth in the Bridge Commitment Letter (or in the Bridge Loan Agreement if entered into by the parties thereto), and (III) no cash interest shall be payable thereon for a period of five years commencing on the Closing Date (except in the case of Permanent Senior Subordinated Debt issued to refinance Bridge Senior Subordinated Debt (any such cash pay Permanent Senior Subordinated Debt being referred to as "Cash Pay Permanent Senior
                                             -------------------------
     Subordinated Debt")) and, thereafter, the non-default cash interest rate
     -----------------
     thereon shall not exceed 16% per annum and the total non-default interest rate shall not exceed 18% per annum, (C) no covenant contained in this Agreement or any of the other Credit Documents would be violated on the proposed issuance date after giving effect to (I) the issuance of such notes or debentures, (II) the payment of all issuance costs, commissions, discounts, redemption premiums and other fees and charges associated therewith, (III) the use of proceeds thereof and (IV) the redemption, repayment, retirement and repurchase of all Indebtedness of the Company and its Subsidiaries to be redeemed, repaid or repurchased in connection therewith and (D) substantially final drafts of the documentation governing any such notes or debentures, showing the terms thereof, shall have been furnished to the Arranger and the Co-Arrangers at least 5 days prior to the date of issuance of such notes or debentures; and (b) unsecured notes or debentures of the Company, subordinated to the prior payment of the Loans, the other obligations under the Credit Documents, the Synthetic Lease Obligations and related Interest Rate Agreements, that may be issued by the Company to refinance previously issued Bridge Senior Subordinated Debt or Permanent Senior Subordinated Debt, provided that (i) unless otherwise
                                         --------
     agreed to by the Required Lenders, (A) no part of the principal amount of any such notes or debentures shall have a scheduled amortization date earlier than the date that is one year after the Scheduled Termination Date and (B) the interest rate and subordination provisions shall be at least as favorable to the Company and the Lenders as such provisions of such refinanced Bridge Senior Subordinated Debt or Permanent Senior Subordinated Debt, as the case may be, and the other terms and conditions thereof (including, without limitation, the covenant and event of default provisions thereof but excluding any call protection provisions and provisions relating to accretion or accrual of interest without cash payments thereof) taken as a whole shall be at least as favorable to the Company and the Lenders as such refinanced Bridge Senior Subordinated Debt or Permanent Senior Subordinated Debt, as the case may be, and (ii) the conditions contained in clauses (a)(ii)(C) and (D) of this definition shall be met.

          "Permitted Liens":  Liens permitted to exist under subsection 7.2.
           ---------------

          "Person":  an individual, partnership, corporation, business trust,
           ------
     joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan":  at a particular time, any employee benefit plan which is
           ----
     covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "Preferred Stock":  the Company's exchangeable preferred stock,
           ---------------
     provided that (a) such preferred stock shall not have a scheduled
     --------
     redemption date earlier than the date that is one year after the Scheduled Termination Date, (b) the terms of such preferred stock are substantially as set forth with respect to preferred stock in the Offering Memorandum and
     (c) substantially final drafts of the documentation governing any such preferred stock, showing the terms thereof, shall have been furnished to the Arranger and the Co-Arrangers at least 5 days prior to the date of issuance of such preferred stock.

          "Promissory Note": the promissory note in the original principal
           ---------------
     amount of $7,487,000, dated December 12, 1997, made by Harold J. Moffie and certain other entities listed therein for the benefit of the Company.

          "Purchase Option Acquisition":  as defined in subsection 7.6.
           ---------------------------

          "Real Property":  each Fee Property and Leased Property listed on
           -------------
     Schedule 4.13.

          "Refunded Swing Line Loans":  as defined in subsection 2.4(b).
           -------------------------

          "Register":  as defined in subsection 9.6(d).
           --------

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
     condition that such Plan is in reorganization as such term is used in
     Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(c) of
           ----------------
     ERISA, other than those events as to which the thirty day notice is waived under subpart B of PBGC Reg. (S) 4042.

          "Required Lenders":  at a particular time, the holders of at least 51%
           ----------------
     of the sum of (a) the aggregate unpaid principal amount of the Term Loans, if any, (b) the aggregate unpaid principal amount of the Term Synthetic Lease Obligations, if any, and (c) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans, the Term Synthetic Lease Obligations and the Revolving Credit

     Commitments (or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations) of any Non-Funding Lender shall be disregarded in determining Required Lenders at any time.

          "Requirement of Law":  as to any Person, the Articles or Certificate
           ------------------
     of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  with respect to any Person, the president,
           -------------------
     chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

          "Revolving Credit Commitment":  as to any Lender, its obligations to
           ---------------------------
     make Revolving Credit Loans to the Company pursuant to subsection 2.1 and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under such Lender's name in Schedule II opposite the caption "Revolving Credit Commitment" or in Schedule 1 to the Assignment and Acceptance by which such Lender acquired its Revolving Credit Commitment, as the same may be reduced from time to time pursuant to subsection 2.15, 3.3 or 3.4(b) or adjusted pursuant to subsection 9.6(c); collectively, as to all the Lenders, the

         "Revolving Credit Commitments".
          -----------------------------

          "Revolving Credit Commitment Period":  the period from and including
           ----------------------------------
     the Closing Date to but not including the Termination Date.

          "Revolving Credit Lender":  any Lender with a Revolving Credit
           -----------------------
     Commitment or which is the holder of Revolving Credit Loans.

          "Revolving Credit Loan" and "Revolving Credit Loans":  as defined in
           ---------------------       ----------------------
     subsection 2.1(a).

          "Revolving Credit Note":  as defined in subsection 3.13(e).
           ---------------------

          "Revolving Credit Percentage":  as to any Revolving Credit Lender at
           ---------------------------
     any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

          "Revolving Synthetic Lease Obligations":  at any time, Synthetic Lease
           -------------------------------------
     Obligations that have not been converted to term obligations pursuant to the provisions of the relevant documentation with respect to the Synthetic Lease Facility and in accordance with subsection 2.15.

          "Scheduled Termination Date":  August 11, 2004.
           --------------------------

          "Security Documents":  the collective reference to the Collateral
           ------------------
     Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Credit Party under any Credit Document.

          "Senior Subordinated Discount Notes":  the senior subordinated
           ----------------------------------
     discount notes (or any refinancing thereof permitted hereunder) which: (a) shall be issued under the Indenture, dated as of July 31, 1998 and as supplemented by Supplemental Indenture dated as of August 11, 1998, between the Company and United States Trust Company of New York, as Trustee, (b) shall not be mandatorily redeemable or mandatorily purchasable (except upon the occurrence of a change of control and assets sales (as defined therein) at a purchase price not in excess of the principal amount thereof plus redemption premium, if any, plus accrued and unpaid interest plus liquidated damages, if any) and shall not have any scheduled amortization or maturity prior to the date that is one year after the Scheduled Termination Date, and (c) shall have material terms and conditions as described in the Offering Memorandum.

          "Single Employer Plan":  any Plan which is covered by Title IV of
           --------------------
     ERISA, but which is not a Multiemployer Plan.

          "S&P":  Standard and Poor's Ratings Services, a division of McGraw-
           ---
     Hill Companies, Inc.

          "Standby L/C":  an irrevocable letter of credit under which the
           -----------
     Issuing Lender agrees to make payments in Dollars for the account of the Company, on behalf of the Company or any Subsidiary in respect of obligations of the Company or such Subsidiary incurred pursuant to contracts made or performances undertaken or to be undertaken or like matters relating to contracts to which the Company or such Subsidiary is or proposes to become a party in the ordinary course of the Company's or such Subsidiary's business, including, without limiting the foregoing, for insurance purposes or in respect of advance payments or as bid or performance bonds or for any other purpose for which a standby letter of credit might customarily be issued.

          "Subordinated Debt":  collectively, any Bridge Senior Subordinated
           -----------------
     Debt, Bridge Junior Subordinated Debt, Senior Subordinated Discount Notes, Exchange Debentures, Permanent Junior Subordinated Debt and Permanent Senior Subordinated Debt.

          "Subsection 3.11(d)(2) Certificate":  as defined in subsection
           ---------------------------------
     3.11(d).

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
     liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. A Subsidiary shall be deemed wholly owned by a Person who owns directly or indirectly all of the voting shares of stock or other interests of such Subsidiary having voting power under ordinary circumstances to vote for directors or other managers of such corporation, partnership or other entity, except for directors' qualifying shares. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding anything to the contrary in this definition, "Subsidiary" shall not include Bowie Center L.P.

          "Supermajority Lenders":  at a particular time, the holders of at
           ---------------------
     least 66-2/3% of the sum of (a) the aggregate unpaid principal amount of the Term Loans, if any, and (b) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations. The Term Loans and the Revolving Credit Commitments (or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations) of any Non-Funding Lender shall be disregarded in determining Supermajority Lenders at any time.

          "Swing Line Commitment":  the Swing Line Lender's obligation to make
           ---------------------
     Swing Line Loans pursuant to subsection 2.4.

          "Swing Line Lender":  Chase in its capacity as the lender of the Swing
           -----------------
     Line Loans.

          "Swing Line Loan Participation Certificate":  a certificate in
           -----------------------------------------
     substantially the form of Exhibit H.

          "Swing Line Loans":  as defined in subsection 2.4(a).
           ----------------

          "Swing Line Note":  as defined in subsection 3.13(e).
           ---------------

          "Syndication Agent":  as defined in the Preamble hereto.
           -----------------

          "Synthetic Investors":  as defined in the Agency and Intercreditor
           -------------------
     Agreement.

          "Synthetic Lease Facility":  the synthetic lease facility provided for
           ------------------------
     in (a) the Participation Agreement, dated as of the date hereof, among the Company, the Trust, the Synthetic Investors, the Lenders and the Administrative Agent, (b) the Lease, dated as of the date hereof, between Harborside of Dayton Limited Partnership, as lessee, and the Trust, as the lessor, and (c) the Credit Agreement, dated as of the date hereof, among the Trust, as borrower, the Lenders, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Synthetic Lease Obligations":  the collective reference to (a)
           ---------------------------
     outstanding obligations under the Synthetic Lease Facility and (b) unreturned Investor Contributions.

          "Termination Date":  the earlier of (a) the Scheduled Termination Date
           ----------------
     and (b) such earlier date as the Revolving Credit Commitments shall terminate hereunder.

          "Term Loan Lender":  any Lender which is the holder of a Term Loan.
           ----------------

          "Term Loan Note":  as defined in subsection 3.13(e).
           --------------

          "Term Loans":  as defined in subsection 2.15.
          -----------

          "Term Synthetic Lease Obligations":  as defined in subsection 2.15.
          ---------------------------------

          "Transferee":  as defined in subsection 9.6(f).
           ----------

          "Trust":  HHC 1998-1 Trust, a Delaware business trust.
           -----

          "Trust Guarantee":  the Guarantee, substantially in the form of
           ---------------
     Exhibit N, to be made by the Trust in favor of the Administrative Agent for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Type":  as to any Loan, its nature as an Alternate Base Rate Loan or
           ----
     Eurodollar Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
     Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments thereof.

          "United States":  the United States of America.
           -------------

          "1997 Form 10-K":  the annual report on Form 10-K of the Company filed
           --------------
     with the Securities and Exchange Commission on March 31, 1998.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Credit Document or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, any other Credit Document and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent there are any changes in GAAP from the date of this Agreement, the financial covenants set forth herein at the option of the Company will either (i) continue to be determined in accordance with GAAP in effect on the Closing Date, as applicable, or (ii) be adjusted or reset to reflect such changes in GAAP, such adjustments or resets to be mutually agreed to by the Company, as agent for the Borrowers, and the Administrative Agent.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to the singular and plural forms of such terms.


                   SECTION 2.  AMOUNT AND TERMS OF REVOLVING
                               CREDIT COMMITMENTS
                               -------------------------------------

          2.1  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Lender severally agrees to the extent of its Revolving Credit Commitment to extend credit to the Borrowers from time to time on any Borrowing Date during the Revolving Credit Commitment Period (i) by purchasing an L/C Participating Interest in each Letter of Credit issued by the Issuing Lender and (ii) by making loans in Dollars (individually, such a Loan is a "Revolving Credit Loan", and collectively such Loans are the "Revolving Credit
----------------------                                        ----------------
Loans"; for purposes of clarity, Revolving Credit Loans do not include any
-----
Synthetic Lease Obligations) to the Borrowers from time to time; provided,
                                                                 --------
however, that in no event shall any Revolving Credit Loans be made, or Letter of
-------
Credit be issued, if the aggregate amount of the Revolving Credit Loans to be made or Letter of Credit to be issued would, after giving effect to the use of proceeds, if any, thereof, exceed the aggregate Available Revolving Credit Commitments, and no Letter of Credit shall be issued if after giving effect thereto the sum of the undrawn amount of all outstanding Letters of Credit and the amount of all L/C Obligations would exceed $25,000,000. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof, and/or by having the Issuing Lender issue Letters of Credit, having such Letters of Credit expire undrawn upon or if drawn upon, reimbursing the Issuing Lender for such drawing, and having the Issuing Lender issue new Letters of Credit.

          (b) Each borrowing of Revolving Credit Loans pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of the lesser of (i) $1,000,000 or a whole multiple of $100,000 in excess thereof in the case of Alternate Base Rate Loans, and $2,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurodollar Loans and (ii) the Available Revolving Credit Commitments, except that any borrowing of Revolving Credit Loans to be used solely to pay a like amount of Swing Line Loans may be in the aggregate principal amount of such Swing Line Loans.

          2.2  Commitment Fee.  The Company agrees to pay to the Administrative
               --------------
Agent for the account of each Lender (other than any Non-Funding Lender) a commitment fee from and including the Closing Date to and including the Termination Date computed at the applicable rate (on each Adjustment Date pursuant to the guidelines set forth in the definition of Applicable Margin) per annum set forth on Schedule III on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made (whether or not the Company shall have satisfied the applicable conditions to borrow or for the issuance of a Letter of Credit set forth in
Section 5); provided that (a) from the Closing Date until the first Adjustment
            --------
Date occurring after the completion of four fiscal quarters of the Company after the Closing Date, the rate at which the commitment fee shall be calculated (the "Commitment Fee Rate") shall be 0.50% per annum and (b) if a Default or an Event
 -------------------
of Default shall have occurred and be continuing on any Adjustment Date or other date upon which the Commitment Fee Rate would otherwise be adjusted hereunder, the Commitment Fee Rate shall in no event be reduced on such Adjustment Date or other date from the Commitment Fee Rate in effect immediately prior to such Adjustment Date or other date. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date, commencing on the later of (a) the first such date to occur on or following the Closing Date (or, if earlier, the Termination Date) and (b) September 30, 1998.

          2.3  Proceeds of Revolving Credit Loans.  The Borrowers shall use the
               ----------------------------------
proceeds of Revolving Credit Loans (a) to finance a portion of the cash consideration payable in the Merger and other payments pursuant to the Merger Agreement and to pay fees, expenses and financing costs in connection therewith,
(b) to refinance certain of the existing Indebtedness of the Company and its Subsidiaries, (c) for working capital purposes of the Company and its Subsidiaries, (d) to finance acquisitions permitted by subsection 7.6(g) or other provisions of this Agreement, (e) to finance capital expenditures permitted hereunder and (f) for general corporate purposes.

          2.4  Swing Line Commitment.  (a)  Subject to the terms and conditions
               ---------------------
hereof, the Swing Line Lender agrees, so long as the Administrative Agent has not received notice that an Event of Default has occurred and is continuing, to make swing line loans (individually, a "Swing Line Loan"; collectively, the
                                        ---------------
"Swing Line Loans") to the Company from time to time during the Revolving Credit
-----------------
Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, provided that no Swing Line Loan may be made if the
                           --------
aggregate principal amount of the Swing Line Loans to be made would exceed the aggregate Available Revolving Credit Commitments at such time. Amounts borrowed by the Company under this subsection 2.4 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as Alternate Base Rate Loans and shall not be entitled to be converted into Eurodollar Loans. The Company shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 3:00 p.m., New York City time) on the requested Borrowing Date specifying the amount of each requested Swing Line Loan, which shall be in an aggregate minimum amount of $250,000 or a whole multiple of $100,000 in excess thereof. The proceeds of each Swing Line Loan will be made available by the Swing Line Lender to the Company by crediting the account of the Company at the office of the Swing Line Lender with such proceeds. The proceeds of Swing Line Loans may be used solely for the purposes referred to in subsection 2.3.

          (b) The Swing Line Lender at any time in its sole and absolute discretion may, and on the fifteenth day (or if such day is not a Business Day, the next Business Day) and last Business Day of each month shall, on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to act on its behalf) request each Revolving Credit Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Percentage of the amount of the Swing Line Loans (the "Refunded
                                                                        --------
Swing Line Loans") outstanding on the date such notice is given.  Unless any of
----------------
the events described in paragraph (f) of Section 8 shall have occurred (in which event the procedures of paragraph (c) of this subsection 2.4 shall apply) each such Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Line Lender for the account of the Swing Line Lender at the office of the Swing Line Lender specified in subsection 9.2 (or such other location as the Swing Line Lender may direct) prior to 12:00 noon (New York City time) in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

          (c) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of this subsection 2.4 one of the events described in paragraph
(f) of Section 8 shall have occurred, each Revolving Credit Lender will, on the date such Loan was to have been made, purchase an undivided participating interest in the Refunded Swing Line Loan in an amount equal to its Revolving Credit Percentage of such Refunded Swing Line Loan. Each such Lender will immediately transfer to the Swing Line Lender in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's participating interest in a Refunded Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; provided that in
                                                                --------
the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

          (e) The obligation of each Revolving Credit Lender to purchase participating interests pursuant to subsection 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, (iv) any breach of this Agreement by any Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.5  Issuance of Letters of Credit.  (a)  The Company, as agent for
               -----------------------------
the Borrowers, may from time to time request the Issuing Lender to issue a Standby L/C or a Commercial L/C by delivering to the Administrative Agent at its address specified in subsection 9.2 a letter of credit application in the Issuing Lender's then customary form (the "L/C Application") completed to the
                                           ---------------
satisfaction of the Issuing Lender, together with the proposed form of such Letter of Credit (which shall comply with the applicable requirements of paragraph (b) below) and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request; provided that if the
                                                          --------
Issuing Lender informs the Company that it is for any reason unable to open such Letter of Credit, the Company, as agent for the Borrowers, may request any Lender to open such Letter of Credit upon the same terms offered to the Issuing Lender and each reference to the Issuing Lender for purposes of subsections 2.5 through 2.14, 5.1 and 5.2 shall be deemed to be a reference to such issuing Lender. The letters of credit identified on Schedule 2.5 shall at all times on and after the Closing Date be deemed to be a "Letter of Credit" or "Letters of Credit" for all purposes of this Agreement and the other Loan Documents.

          (b) Each Standby L/C and Commercial L/C issued hereunder shall, among other things, (i) be for the account of the Company, (ii) be in such form requested by the Company as shall be acceptable to the Issuing Lender in its sole discretion and (iii) have an expiry date occurring (A) in the case of any Standby L/C, not later than 365 days (or such later date as may be agreed to by the Issuing Lender) after the date of issuance of such Standby L/C and (B) in the case of any Commercial L/C, not later than 120 days (or such later date as may be agreed to by the Issuing Lender) after the date of issuance of such Commercial L/C. Each Letter of Credit issued hereunder may be automatically renewed on its expiry date for an additional period equal to the initial term, but in no case shall any Letter of Credit have an expiry date, or permit payment of any draft drawn thereunder on any date, occurring later than the Termination Date. Except as otherwise provided for in any Letter of Credit, each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          2.6  Participating Interests.  Effective in the case of each Standby
               -----------------------
L/C and Commercial L/C (if applicable) as of the date of the opening thereof, the Issuing Lender agrees to allot and does allot, to itself and each other Revolving Credit Lender, and each such

Lender severally and irrevocably agrees to take and does take in such Letter of Credit and the related L/C Application (if applicable), an L/C Participating Interest in a percentage equal to such Lender's Revolving Credit Percentage.

          2.7  Procedure for Opening Letters of Credit.  Upon receipt of any L/C
               ---------------------------------------
Application from the Company, the Issuing Lender will process such L/C Application, and the other certificates, documents and other papers delivered to the Issuing Lender in connection therewith, in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly open such Letter of Credit by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the Company and, after the end of the calendar month in which such Letter of Credit was opened, to the other Lenders, provided that no such Letter of Credit shall be issued if
               --------
subsection 2.1 would be violated thereby. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). To the extent that any provision of any L/C Application related to any Letter of Credit is inconsistent with the provisions of this Section 2, the provisions of this Section 2 shall apply.

          2.8  Payments in Respect of Letters of Credit.  (a)  The Company
               ----------------------------------------
agrees forthwith upon demand by the Issuing Lender and otherwise in accordance with the terms of the L/C Application relating thereto, (i) to reimburse the Issuing Lender for any payment made by the Issuing Lender under any Letter of Credit issued for the account of the Company and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) on or prior to the date which is one Business Day after the day on which the Issuing Lender demands reimbursement from the Company for such payment, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans and (B) thereafter, the Alternate Base Rate plus the Applicable Margin for the Revolving Credit Loans plus 2%.

          (b) In the event that the Issuing Lender makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon demand of the Issuing Lender, and otherwise in accordance with the terms of the L/C Application relating to such Letter of Credit, the Issuing Lender will promptly notify each other Revolving Credit Lender. Forthwith upon its receipt of any such notice, each such other Lender will transfer to the Issuing Lender, in immediately available funds, an amount equal to such other Lender's pro rata
                                                                    --- ----
share (based on its Revolving Credit Percentage) of the L/C Obligation arising from such unreimbursed payment. Promptly upon its receipt from such other Lender of such amount, the Issuing Lender will complete, execute and deliver to such other Lender an L/C Participation Certificate dated the date of such receipt and in such amount.

          (c) Whenever, at any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any other Revolving Credit Lender such other Lender's pro rata share of the L/C Obligation arising
                           --- ----
therefrom, the Issuing Lender receives any reimbursement on account of such L/C Obligation or any payment of interest on account thereof, the Issuing Lender will distribute to such other Lender its pro rata share thereof in like funds as
                                         --- ----
received; provided that in the event that the receipt by the Issuing Lender of
          --------
such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it in like funds as such reimbursement or payment is required to be returned by the Issuing Lender.

          2.9  Letter of Credit Fees.  (a)  In lieu of any letter of credit
               ---------------------
commissions and fees provided for in any L/C Application relating to Standby or Commercial L/Cs (other than standard issuance, amendment and negotiation fees), the Company agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, with respect to each Standby or Commercial L/C issued for the account of the Company, a Standby or Commercial L/C fee, as the case may be, at a per annum rate equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans (of which the Issuing Lender shall retain for its own account, as the issuing bank and not on account of its L/C Participating Interest therein, 1/4 of 1% per annum) on the daily average amount available to be drawn under each Standby L/C in the case of a Standby L/C and on the maximum face amount of each Commercial L/C in the case of a Commercial L/C, in either case, payable, in arrears, on the last day of each March, June, September and December and on the Termination Date.
Notwithstanding the foregoing, the Company agrees to pay standard administrative, issuance, amendment, payment and negotiation fees to the Issuing Lender.

          (b) For purposes of any payment of fees required pursuant to this subsection 2.9, the Administrative Agent agrees to provide to the Company a statement of any such fees to be so paid; provided that the failure by the
                                          --------
Administrative Agent to provide the Company with any such invoice shall not relieve the Company of its obligation to pay such fees.

          2.10 Letter of Credit Reserves.  (a)  If any Change in Law shall
               -------------------------
either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding this Agreement (with respect to Letters of Credit) or any Letter of Credit, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost of the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be the result of the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by the Issuing Lender, the Company shall immediately pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the rate applicable to Alternate Base Rate Loans pursuant to subsection 3.5(b). The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 2.10(a) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender incurred such amounts. A certificate, setting forth in reasonable detail the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

          (b) In the event that any Change in Law with respect to the Issuing Lender shall, in the opinion of the Issuing Lender, require that any obligation under any Letter of Credit be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by the Issuing Lender or any corporation controlling the Issuing Lender, and such Change in Law shall have the effect of reducing the rate of return on the Issuing Lender's or such corporation's capital, as the case may be, as a consequence of the Issuing Lender's obligations under such Letter of Credit to a level below that which the Issuing Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account the Issuing Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Issuing Lender to be material, then from time to time following notice by the Issuing Lender to the Company of such Change in Law, within 15 days after demand by the Issuing Lender, the Company shall pay to the Issuing Lender such additional amount or amounts as will compensate the Issuing Lender or such corporation, as the case may be, for such reduction. The Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) or (b) of this subsection 2.10 with respect to the Issuing Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event; provided that such avoidance or
                                                 --------
minimization can be made in such a manner that the Issuing Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. The Company shall not be required to make any payments to the Issuing Lender for any additional amounts pursuant to this subsection 2.10(b) unless the Issuing Lender has given written notice to the Company of its intent to request such payments prior to or within 60 days after the date on which the Issuing Lender incurred such amounts. A certificate, in reasonable detail setting forth the calculation of the amounts involved, submitted by the Issuing Lender to the Company concurrently with any such demand by the Issuing Lender, shall be conclusive, absent manifest error, as to the amount thereof.

          (c) The Company and each Participating Lender agree that the provisions of the foregoing paragraphs (a) and (b) shall apply equally to each Participating Lender in respect of its L/C Participating Interest in such Letter of Credit, as if the references in such paragraphs and provisions referred to, where applicable, such Participating Lender or, in the case of paragraph (b), any corporation controlling such Participating Lender.

          2.11 Further Assurances.  The Company hereby agrees, from time to
               ------------------
time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of Letters of Credit hereunder.

          2.12 Obligations Absolute.  The payment obligations of the Company
               --------------------
under this Agreement with respect to the Letters of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

               (a) the existence of any claim, set-off, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, the Administrative Agent or any Lender, or any other Person, whether in connection with this Agreement, any Credit Document, the transactions contemplated herein, or any unrelated transaction;

               (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid or any statement therein being untrue or inaccurate in any respect;

               (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate or other document which does not comply with the terms of such Letter of Credit or is insufficient in any respect, except where such payment constitutes gross negligence or willful misconduct on the part of the Issuing Lender; or

               (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, except for any such circumstances or happening constituting gross negligence or willful misconduct on the part of the Issuing Lender.

          2.13 Assignments.  No Participating Lender's participation in any
               -----------
Letter of Credit or any of its rights or duties hereunder shall be subdivided, assigned or transferred (other than in connection with a transfer of part or all of such Participating Lender's Revolving Credit Commitment in accordance with subsection 9.6(c)) without the prior written consent of the Issuing Lender, which consent will not be unreasonably withheld. Such consent may be given or withheld without the consent or agreement of any other Participating Lender. Notwithstanding the foregoing, a Participating Lender may subparticipate its L/C Participating Interest without obtaining the prior written consent of the Issuing Lender.

          2.14 Participations.  The obligation of each Revolving Credit Lender
               --------------
to purchase participating interests pursuant to subsection 2.6 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, any Borrower or any other Person for any reason whatsoever, (b) the occurrence or continuance of an Event of Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower, (d) any breach of this Agreement by any Borrower or any other Lender or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.15 Conversion to Term Loans.  If, on any anniversary of the Closing
               ------------------------
Date, the sum of (a) the then outstanding Revolving Credit Loans and Swing Line Loans and (b) the then outstanding Revolving Synthetic Lease Obligations exceeds $75,000,000 (the "Excess Amount"), then the following actions shall be taken (if
                  -------------
applicable) in the following order:

          (i) the Revolving Credit Commitments shall be automatically reduced by an amount equal to the Excess Amount,

          (ii) any amount of outstanding Revolving Synthetic Lease Obligations up to the Excess Amount shall be converted to term loans (the "Term
                                                                    ----
     Synthetic Lease Obligations") in accordance with the terms of the Synthetic
     ---------------------------
     Lease Facility and

          (iii) Revolving Credit Loans in an amount equal to (A) the Excess Amount minus (B) the amount of the Revolving Synthetic Lease Obligations
            -----
     converted to Term Synthetic Lease Obligations on such date shall be automatically converted to term loans (any such Revolving Credit Loans so converted being herein called the "Term Loans").
                                        ----------


          SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS
                      --------------------------------------

          3.1  Procedure for Borrowing.  (a)  The Borrowers may borrow under the
               -----------------------
Commitments during the Revolving Credit Commitment Period on any Business Day, provided that, with respect to any borrowing, the Company, as agent for the
--------
Borrowers, shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 a.m. (or, with respect to Swing Line Loans, 3:00 p.m.), New York City time, (i) three Business Days prior to the requested Borrowing Date if all or any part of the Loans are to be Eurodollar Loans and (ii) one Business Day prior to the requested Borrowing Date (or, in the case of Swing Line Loans and, if the Closing Date occurs on the date this Agreement is executed and delivered, Loans made on the Closing Date, on the requested Borrowing Date) if the borrowing is to be solely of Alternate Base Rate Loans) and specifying (A) the amount of the borrowing,
(B) whether such Loans are initially to be Eurodollar Loans or Alternate Base Rate Loans or a combination thereof, (C) if the borrowing is to be entirely or partly Eurodollar Loans, the length of the Interest Period for such Eurodollar Loans, (D) whether the Loan is a Swing Line Loan or a Revolving Credit Loan, (E) the requested Borrowing Date and (F) the Borrower with respect to such borrowing. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender. Not later than 12:00 noon, New York City time, on the Borrowing Date specified in such notice, each Lender shall make available to the Administrative Agent at the office of the Administrative Agent specified in subsection 9.2 (or at such other location as the Administrative Agent may direct) an amount in immediately available funds equal to the amount of the Loan to be made by such Lender (except that proceeds of Swing Line Loans will be made available to the Company in accordance with subsection 2.4(a)). Loan proceeds received by the Administrative Agent hereunder shall promptly be made available to the Company, by the Administrative Agent's crediting the account of the Company, at the office of the Administrative Agent specified in subsection 9.2, with the aggregate amount actually received by the Administrative Agent from the Lenders and in like funds as received by the Administrative Agent.

          (b) Any borrowing of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all Eurodollar Loans having the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) no more than 16 Interest Periods shall be in effect at any one time.

          3.2  Conversion and Continuation Options.  (a)  Subject to subsection
               -----------------------------------
3.12, the Company, as agent for the Borrowers, may elect from time to time to convert Eurodollar Loans into Alternate Base Rate Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date. The Company, as agent for the Borrowers, may elect from time to time to convert all or a portion of the Alternate Base Rate Loans (other than Swing Line Loans) then outstanding to Eurodollar Loans by giving the Administrative Agent irrevocable notice of such election, to be received by the Administrative Agent prior to 12:00 noon, New York City time, at least three Business Days prior to the proposed conversion date, specifying the Interest Period selected therefor, and, if no Default or Event of Default has occurred and is continuing, such conversion shall be made on the requested conversion date or, if such requested conversion date is not a Business Day, on the next succeeding Business Day. Upon receipt of any notice pursuant to this subsection 3.2, the Administrative Agent shall promptly notify each Lender thereof. All or any part of the outstanding Loans (other than Swing Line Loans) may be converted as provided herein, provided that partial
                                                 --------
conversions of Alternate Base Loans shall be in the aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and the aggregate principal amount of the resulting Eurodollar Loans outstanding in respect of any one Interest Period shall be at least $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and provided, further, that no
                                              --------  -------
Alternate Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have, by written notice to the Company, determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Termination Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company, as agent for the Borrowers, giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as
                          --------
such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have, by written notice to the Company, determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 3.1(b) would be contravened or (iii) after the date that is one month prior to the Termination Date.

          3.3  Changes of Commitment Amounts.  (a)  The Company, as agent for
               -----------------------------
the Borrowers, shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate or from time to time to permanently reduce the Revolving Credit Commitments, subject to the provisions of this subsection 3.3. To the extent, if any, that the sum of the amount of the Revolving Credit Loans, Swing Line Loans, L/C Obligations then outstanding, amounts then available to be drawn under outstanding Letters of Credit and Revolving Synthetic Lease Obligations then outstanding exceeds the amount of the

Revolving Credit Commitments as then reduced, the Company, as agent for the Borrowers, shall be required to apply an amount equal to such excess amount (i) to prepay, in the order set forth in this subsection 3.3(a), the obligations hereunder and/or, at its option, (ii) to cash collateralize the Revolving Synthetic Lease Obligations and/or repurchase properties subject to the Synthetic Lease Facility. If the Company elects to have such amount applied as set forth in clause (i) of this subsection 3.3(a), such amount shall be applied, first, to payment of the Swing Line Loans then outstanding, second, to payment
-----                                                       ------
of the Revolving Credit Loans then outstanding, third, to payment of any L/C
                                                -----
Obligations then outstanding, and fourth, to cash collateralize any outstanding
                                  ------
Letters of Credit on terms reasonably satisfactory to the Administrative Agent. Any such termination of the Revolving Credit Commitments shall be accompanied by prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Obligations then outstanding, by cash collateralization of any outstanding Letters of Credit on terms reasonably satisfactory to the Administrative Agent and by payment in full of the Synthetic Lease Obligations. Upon termination of the Revolving Credit Commitments, any Letter of Credit then outstanding that has been so cash collateralized shall no longer be considered a "Letter of Credit" as defined in subsection 1.1, and any L/C Participating Interests heretofore granted by the Issuing Lender to the Lenders in such Letter of Credit shall be deemed terminated (subject to automatic reinstatement in the event that such cash collateral is returned and the Issuing Lender is not fully reimbursed for any such L/C Obligations) but the Letter of Credit fees payable under subsection
2.9 shall continue to accrue to the Issuing Lender and the Participating Lenders (or, in the event of any such automatic reinstatement, as provided in subsection 2.9) with respect to such Letter of Credit until the expiry thereof (provided
                                                                     --------
that in lieu of paying a Standby or Commercial L/C fee, as the case may be, at a rate per annum equal to the Applicable Margin for Revolving Credit Loans which are Eurodollar Loans, the Company shall pay to the Administrative Agent an amount equal to .25% per annum).

          (b) In the case of termination of the Revolving Credit Commitments, interest accrued on the amount of any prepayment relating thereto and any unpaid commitment fee accrued hereunder shall be paid on the date of such termination. Any such partial reduction of the Revolving Credit Commitments shall be in an amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and shall, in each case, reduce permanently the amount of the Revolving Credit Commitments then in effect.

          3.4  Optional and Mandatory Prepayments; Repayments of Term Loans.
               ------------------------------------------------------------
(a) Subject to subsection 3.12, the Company, as agent for the Borrowers, may at any time and from time to time prepay Loans, in whole or in part, without premium or penalty, by irrevocable notice to the Administrative Agent by 10:00 a.m., New York City time, on the same Business Day (or, in the case of Swing Line Loans, by irrevocable notice to the Administrative Agent by 12:00 noon, New York City time, on the same Business Day) in the case of Alternate Base Rate Loans, and three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, specifying the date and amount of prepayment, the applicable Borrower of the Loans being prepaid and whether the prepayment is of Revolving Credit Loans or Term Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Borrowers specified in such prepayment notice shall make such prepayment, and the payment amount specified in such notice shall be due and payable, on the date specified therein. Partial prepayments (i) of Term Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000, or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Term Loans, and (ii) of Revolving Credit Loans shall be in an aggregate principal amount equal to the lesser of (A) (I) $2,000,000, or a whole multiple of $1,000,000 in excess thereof with respect to Eurodollar Loans or (II) $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Alternate Base Rate Loans and (B) the aggregate unpaid principal amount of the Revolving Credit Loans, as the case may be.

          (b) (i) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall issue any Capital Stock, 50% of the Net Proceeds thereof (excluding (A) amounts provided by the Investors or their Affiliates or by management employees of such issuer and (B) Net Proceeds in an aggregate amount not to exceed $35,000,000 of any issuance of preferred stock) shall be promptly applied toward the prepayment of the Term Loans, the reduction of the Revolving Credit Commitments, the cash collateralization of the Synthetic Lease Obligations and the repurchase of properties subject to the Synthetic Lease Facility, in each case as set forth in clause (v) of this subsection 3.4(b);

provided that Net Proceeds of such issuance shall be deemed to be Net Proceeds
--------
of such issuance for purposes of this subsection 3.4(b)(i) only after deducting therefrom the redemption of the Subordinated Debt under any "equity clawback" provisions, the redemption of the Bridge Junior Subordinated Debt with the proceeds of preferred stock, the redemption of the Preferred Stock in its entirety (but only with the proceeds of common stock or other preferred stock), the redemption of preferred stock with the proceeds of other preferred stock, and the payment of any premium or penalties or accrued interest with respect thereto.

          (ii) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall incur any Indebtedness (other than Indebtedness permitted pursuant to subsection 7.1), 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Term Loans, the reduction of the Revolving Credit Commitments, the cash collateralization of the Synthetic Lease Obligations and the repurchase of properties subject to the Synthetic Lease Facility, in each case as set forth in clause (v) of this subsection 3.4(b).

          (iii)  If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall receive Net Proceeds from any Asset Sale, 100% of the Net Proceeds thereof shall be promptly applied toward the prepayment of the Term Loans, the reduction of Revolving Credit Commitments, the cash collateralization of the Synthetic Lease Obligations and the repurchase of properties subject to the Synthetic Lease Facility, in each case as set forth in clause (v) of this subsection 3.4(b); provided that such Net Proceeds need not be so applied until
                   --------
the earlier of the date that the aggregate amount of Net Proceeds received by the Company or any of its Subsidiaries from any Asset Sales exceeds $2,000,000 (and has not yet been applied as set forth in clause (v) of this subsection 3.4(b)) and the date which is six months after the last application of Net Proceeds pursuant to this subsection 3.4(b)(iii).

          (iv) If for any fiscal year commencing with its fiscal year ending December 31, 1999, there shall be Excess Cash Flow for such fiscal year, 50% of such Excess Cash Flow shall be applied toward the prepayment of the Term Loans, the reduction of the Revolving Credit Commitments, the cash collateralization of the Synthetic Lease Obligations and the repurchase of properties subject to the Synthetic Lease Facility, in each case as set forth in clause (v) of this subsection 3.4(b). Each such prepayment shall be made not later than 120 days after the end of such fiscal year.

          (v) Amounts to be applied by any Borrower pursuant to subsections 3.4(b)(i), (ii), (iii) or (iv) shall be applied (A) to prepay the Term Loans and reduce the Revolving Credit Commitments and/or, at the option of the Company,
(B) to cash collateralize the Synthetic Lease Obligations and/or repurchase properties subject to the Synthetic Lease Facility. If the Company elects to have such amounts applied as set forth in clause (A) of this subsection 3.4(b)(v), such amounts shall be applied, first, to the prepayment of the Term
                                          -----
Loans and, second, to reduce permanently the Revolving Credit Commitments.  Any
           ------
such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of, first, the Swing Line Loans, second, the Revolving Credit Loans
               -----                        ------
and, third, the L/C Obligations to the extent, if any, that the sum of the
     -----
aggregate outstanding principal amount of Revolving Credit Loans, the aggregate outstanding principal amount of all Swing Line Loans, the aggregate amount available to be drawn under all outstanding Letters of Credit, the aggregate outstanding amount of all L/C Obligations and the aggregate then outstanding amount of Revolving Synthetic Lease Obligations, in each case of all Lenders, exceeds the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans, Swing
--------
Line Loans, L/C Obligations and Revolving Synthetic Lease Obligations then outstanding is less than the amount of such excess (because Letters of Credit constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established for the benefit of the Lenders.

          (vi) The Company, as agent for the Borrowers, shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this subsection 3.4(b) setting forth the date, amount and applicable Borrower thereof and the amount, if any, that has been applied to cash collateralize the Synthetic Lease Obligations or repurchase any properties subject to the Synthetic Lease Facility. Except as otherwise may be agreed by the Company, as agent for the Borrowers, and the Required Lenders, and subject to subsection 3.4(b)(v), any prepayment of Loans pursuant to this subsection 3.4 shall be applied, first, to any Alternate Base Rate Loans then outstanding and the
         -----
balance of such prepayment, if any, to the Eurodollar Loans then outstanding; provided that prepayments of Eurodollar Loans, if not on the last day of the
--------
Interest Period with respect thereto, shall, at the option of the Company, as agent for the Borrowers, be prepaid subject to the provisions of subsection 3.12 or the amount of such prepayment (after application to any Alternate Base Rate Loans) shall be deposited with the Administrative Agent as cash collateral for the Loans on terms reasonably satisfactory to the Administrative Agent and thereafter shall be applied in the order of the Interest Periods next ending most closely to the date such prepayment is required to be made and on the last day of each such Interest Period. After such application, unless an Event of Default shall have occurred and be continuing, any remaining interest earned on such cash collateral shall be paid to the Company, as agent for the Borrowers.

          (c) Amounts repaid on account of the Term Loans pursuant to this subsection 3.4 or otherwise may not be reborrowed. Accrued interest on the amount of any prepayments shall be paid on the Interest Payment Date next succeeding the date of any partial prepayment and on the date of such prepayment in the case of a prepayment in full of the Term Loans.

          3.5  Interest Rates and Payment Dates.  (a)  Eurodollar Loans shall
               --------------------------------
bear interest for each day during each Interest Period applicable thereto, commencing on (and including) the first day of such Interest Period to, but excluding, the last day of such Interest Period, on the unpaid principal amount thereof at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin from time to time in effect.

          (b) Alternate Base Rate Loans shall bear interest for the period from and including the date such Loans are made to, but excluding, the maturity date thereof, or to, but excluding, the conversion date if such Loans are earlier converted into Eurodollar Loans on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin from time to time in effect.

          (c) If all or a portion of (i) the principal amount of any of the Loans or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such Loan, if a Eurodollar Loan, shall be converted into an Alternate Base Rate Loan at the end of the then-current Interest Period for said Eurodollar Loan (which conversion shall occur automatically and without need for compliance with the conditions for conversion set forth in subsection 3.2), and any such overdue amount shall, without limiting the rights of the Lenders under Section 8, bear interest (which shall be payable on demand) at a rate per annum which is 2% plus the Alternate Base Rate plus the Applicable Margin (or, in the case of a Eurodollar Loan, the Eurodollar Rate for the Interest Period plus the Applicable Margin from time to time in effect plus 2%, if higher) from the date of such non-payment until paid in full (as well after as before judgment).

          (d) Except as otherwise expressly provided for in this subsection 3.5, interest shall be payable in arrears on each Interest Payment Date.

          3.6  Computation of Interest and Fees.  (a)  Interest in respect of
               --------------------------------
Alternate Base Rate Loans, at any time that the Alternate Base Rate is determined by reference to the Prime Rate, and all fees hereunder shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed. Interest in respect of Eurodollar Loans and in respect of Alternate Base Rate Loans at any time that the Alternate Base Rate is determined by reference to the Base CD Rate or the Federal Funds Effective Rate shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, as agent for the Borrowers, or any Lender, deliver to the Company or such Lender a statement showing the quotations used by the Administrative Agent in determining the Eurodollar Rate.

          3.7  Certain Fees.  The Borrowers agree to pay to the Administrative
               ------------
Agent, for its own account, a non-refundable agent's fee in an amount previously agreed to with the Administrative Agent, payable in advance on the Closing Date and on the first day of each fiscal year of the Company thereafter.

          3.8  Inability to Determine Interest Rate.  In the event that the
               ------------------------------------
Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that (a) by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to (i) proposed Loans that the Company, as agent for the Borrowers, has requested be made as Eurodollar Loans, (ii) any Eurodollar Loans that will result from the requested conversion of all or part of the Alternate Base Rate Loans into Eurodollar Loans or (iii) the continuation of any Eurodollar Loan as such for an additional Interest Period, or (b) dollar deposits in the relevant amount and for the relevant period with respect to any such Eurodollar Loan are not generally available to the Lenders in their respective Eurodollar Lending Offices' interbank eurodollar markets, the Administrative Agent shall forthwith give telecopy notice of such determination, confirmed in writing, to the Company and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date, the conversion date or the last day of such Interest Period. If such notice is given (i) any requested Eurodollar Loans shall be made as Alternate Base Rate Loans, (ii) any Alternate Base Rate Loans that were to have been converted to Eurodollar Loans shall be continued as Alternate Base Rate Loans and (iii) any outstanding Eurodollar Loans shall be converted on the last day of the then current Interest Period applicable thereto into Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made and no Alternate Base Rate Loans shall be converted to Eurodollar Loans.

          3.9  Pro Rata Treatment and Payments.  (a)  Except to the extent
               -------------------------------
otherwise provided herein, each borrowing of Loans by the Borrowers from the Lenders, each conversion of Revolving Credit Loans to Term Loans and any reduction of the Revolving Credit Commitments of the Lenders hereunder shall be made pro rata according to the relevant Revolving Credit Percentages of the
     --- ----
Lenders with respect to the Loans borrowed or converted or the Revolving Credit Commitments to be reduced.

          (b) Whenever any payment received by the Administrative Agent under this Agreement or any Note or any other Credit Document is insufficient to pay in full all amounts then due and payable to the Administrative Agent and the Lenders under this Agreement:

               (i) If the Administrative Agent has not received a Payment Sharing Notice (or, if the Administrative Agent has received a Payment Sharing Notice but the Event of Default specified in such Payment Sharing Notice has been cured or waived in accordance with the provisions of this Agreement), such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of fees and expenses due and payable to the
             -----
     Administrative Agent under and in connection with this Agreement and the other Credit Documents; second, to the payment of all expenses due and
                             ------
     payable under subsection 9.5, ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; third, to
                                                                     -----
     the payment of fees due and payable under subsections 2.2 and 2.9, ratably among the Lenders in accordance with the Revolving Credit Percentage of each Lender of the Revolving Credit Commitment for which such payment is owed and, in the case of the Issuing Lender, the amount retained by the Issuing Lender for its own account pursuant to subsection 2.9; fourth, to
                                                                    ------
     the payment of interest then due and payable on the Loans and the L/C Obligations ratably in accordance with the aggregate amount of interest owed to each such Lender; and fifth, to the payment of the principal amount
                                   -----
     of the Loans and the L/C Obligations which is then due and payable ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender; or

               (ii) If the Administrative Agent has received a Payment Sharing Notice which remains in effect, all payments received by the Administrative Agent under this Agreement or any Note shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the following order: first, to the payment of all amounts
                                      -----
     described in clauses "first" through "third" of the foregoing clause (i) in
                           -----           -----
     the order set forth therein; second, to the payment of the interest accrued
                                  ------
     on all Loans and L/C Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount of all Loans and L/C Obligations then due and payable and owed to such Lender; and third, to the payment of the principal amount of all Loans and L/C
     -----
     Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to such Lender.

          (c)  If any Lender (a "Non-Funding Lender") has (x) failed to make a
                                 ------------------
Revolving Credit Loan required to be made by it hereunder, and the Administrative Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Company or the Administrative Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, any Revolving Credit Loan, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, or otherwise, (i) any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

          (A) in the case of any such payment made on any date when and to the extent that in the determination of the Administrative Agent the Borrowers would be able under the terms and conditions hereof to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 5 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender pro rata according to
                                                           --- ----
     the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders; and

          (B) otherwise, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders pro rata according
                                                            --- ----
     to the respective outstanding principal amounts of such Revolving Credit Loans; and

(ii) any payment made on account of interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts of accrued and unpaid
        --- ----
interest due and payable on the Revolving Credit Loans with respect to which such payment is being made. Each Borrower agrees to give the Administrative Agent such assistance in making any determination pursuant to subparagraph
(i)(A) of this paragraph as the Administrative Agent may reasonably request.
Any such determination by the Administrative Agent shall be conclusive and binding on the Lenders.

          (d) All payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States and in immediately available funds. The Administrative Agent shall promptly distribute such payments in accordance with the provisions of subsection 3.9(b) upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans) would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension), unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

          (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount which would constitute its Revolving Credit Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent in accordance with subsection 3.1 and the

Administrative Agent may, in reliance upon such assumption, make available to the Company, as agent for the Borrowers, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 3.9(e) shall be conclusive absent manifest error. If such Lender's Revolving Credit Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder (in lieu of any otherwise applicable interest), on demand, from the Borrowers, without prejudice to any rights which any such Borrower or the Administrative Agent may have against such Lender hereunder. Nothing contained in this subsection 3.9 shall relieve any Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

          (f) The failure of any Lender to make the Loan to be made by it on any Borrowing Date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Borrowing Date.

          (g) All payments and optional prepayments (other than prepayments as set forth in subsection 3.11 with respect to increased costs) of Eurodollar Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Loans with the same Interest Period shall not be less than $2,000,000 or a whole multiple of $1,000,000 in excess thereof.

          3.10 Illegality.  Notwithstanding any other provision herein, if any
               ----------
Change in Law occurring after the date that any lender becomes a Lender party to this Agreement, shall make it unlawful for such Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, the commitment of such Lender hereunder to make Eurodollar Loans or to convert all or a portion of Alternate Base Rate Loans into Eurodollar Loans shall forthwith be suspended until such time, if any, as such illegality shall no longer exist, and such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans for the duration of the respective Interest Periods (or, if permitted by applicable law, at the end of such Interest Periods) and all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such Lender's Alternate Base Rate Loans. The Borrowers hereby agree to pay any Lender, promptly upon its demand, any amounts payable pursuant to subsection 3.12 in connection with any conversion in accordance with this subsection 3.10 (such Lender's notice of such costs, as certified in reasonable detail as to such amounts to the Company through the Administrative Agent, to be conclusive absent manifest error).

          3.11  Requirements of Law.  (a)  In the event that any Change in Law
                -------------------
or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after the date that any lender becomes a Lender party to this
Agreement:

               (i) does or shall subject any such Lender or its Eurodollar Lending Office to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender or its Eurodollar Lending Office of principal, the commitment fee, interest or any other amount payable hereunder (except for (x) net income and franchise taxes imposed on the net income of such Lender or its Eurodollar Lending Office by the jurisdiction under the laws of which such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Eurodollar Lending Office is located or any political subdivision or taxing authority thereof or therein, including changes in the rate of tax on the overall net income of such Lender or such Eurodollar Lending Office, and (y) taxes resulting from the substitution of any such system by another system of taxation, provided that the taxes
                                                    --------
     payable by Lenders subject to such other system of taxation are not generally charged to borrowers from such Lenders having loans or advances bearing interest at a rate similar to the Eurodollar Rate);

               (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate; or

               (iii)    does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender or its Eurodollar Lending Office of making, converting, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender deems to be material as determined by such Lender with respect to such Eurodollar Loans, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the Alternate Base Rate plus 1%.

          (b) In the event that any Change in Law occurring after the date that any lender becomes a Lender party to this Agreement with respect to any such Lender shall, in the opinion of such Lender, require that any Commitment of such Lender be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by such Lender or any corporation controlling such Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time following notice by such Lender to the Borrowers of such Change in Law as provided in paragraph (c) of this subsection 3.11, within 15 days after demand by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation on an after-tax basis, as the case may be, for such reduction.

          (c) The Borrowers shall not be required to make any payments to any Lender for any additional amounts pursuant to this subsection 3.11 unless such Lender has given written notice to the Company, through the Administrative Agent, of its intent to request such payments prior to or within 60 days after the date on which such Lender incurred such amounts. If any Lender has notified the Company through the Administrative Agent of any increased costs pursuant to paragraph (a) of this subsection 3.11, the Borrowers at any time thereafter may, upon at least three Business Days' notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and subject to subsection 3.12, prepay (or convert into Alternate Base Rate Loans) all (but not a part) of the Eurodollar Loans then outstanding. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of paragraph (a) of this subsection
3.11 with respect to such Lender, it will, if requested by the Company, as agent for the Borrowers, and to the extent permitted by law or by the relevant Governmental Authority, endeavor in good faith to avoid or minimize the increase in costs or reduction in payments resulting from such event (including, without limitation, endeavoring to change its Eurodollar Lending Office); provided, that
                                                                  --------
such avoidance or minimization can be made in such a manner that such Lender, in its sole determination, suffers no economic, legal or regulatory disadvantage. If any Lender requests compensation from any Borrower under this subsection 3.11, the Company, as agent for the Borrowers, may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or continue Loans of the Type with respect to which such compensation is requested, or to convert Loans of any other Type into Loans of such Type, until the Requirement of Law giving rise to such request ceases to be in effect, provided that such suspension shall not affect the right of such
           --------
Lender to receive the compensation so requested.

          (d) Each Lender (and in case of an Assignee on the date it becomes a Lender) that is not a United States Person (as defined in Section 7701(a)(30) of the Code) for federal income tax purposes either (1) in the case of a Lender that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to each Borrower (for the benefit of the Borrowers and the Administrative Agent) that under applicable law and treaties no taxes are required to be withheld by any Borrower or the Administrative Agent with respect to any payments to be made to such Lender in respect of the Loans or the L/C Participating Interests, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Borrowers and the Administrative Agent), to the extent it may lawfully do so at such times, to provide the Company, with a copy to the Administrative Agent, a new Form 4224 or Form

1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represents to each Borrower (for the benefit of the Borrowers and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agrees to furnish to the Company, with a copy to the Administrative Agent, (A) a certificate substantially in the form of Exhibit I hereto (any such certificate, a "Subsection 3.11(d)(2) Certificate") and (B) two accurate and complete
   ---------------------------------
original signed copies of Internal Revenue Service Form W-8, certifying to such Lender's legal entitlement at the Closing Date to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) agrees, to the extent legally entitled to do so, upon reasonable request by the Company, to provide to the Company (for the benefit of the Borrowers and the Administrative Agent) such other forms as may be required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement. Notwithstanding any provision of this subsection 3.11 or 3.9(d) to the contrary, the Borrowers shall have no obligation to pay any amount to or for the account of any Lender (or the Eurodollar Lending Office of any Lender) on account of any taxes pursuant to this subsection 3.11, to the extent that such amount results from (i) the failure of any Lender to comply with its obligations pursuant to this subsection 3.11, (ii) any representation or warranty made or deemed to be made by any Lender pursuant to this subsection 3.11(d) proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) any Change in Law or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, the effect of which would be to subject to any taxes any payment made pursuant to this Agreement to any Lender making the representation and covenants set forth in subsection 3.11(d)(2), which payment would not be subject to such taxes were such Lender eligible to make and comply with, and actually made and complied with, the representation and covenants set forth in subsection 3.11(d)(1) hereinabove.

          (e) A certificate in reasonable detail as to any amounts submitted by such Lender, through the Administrative Agent, to the Company, shall be conclusive in the absence of manifest error. The covenants contained in this subsection 3.11 shall survive the termination of this Agreement and repayment of the Loans.

          3.12 Indemnity.  The Borrowers agree to indemnify each Lender and to
               ---------
hold such Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which such Lender may sustain or incur as a consequence of (a) default by any Borrower in payment of the principal amount of or interest on any Eurodollar Loans of such Lender, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder, (b) default by any Borrower in making a borrowing after the Company, as agent for the Borrowers, has given a notice in accordance with subsection 3.1 or in making a conversion of Alternate Base Rate Loans to Eurodollar Loans or in continuing Eurodollar Loans as such, in either case, after the Company, as agent for the Borrowers, has given notice in accordance with subsection 3.2, (c) default by any Borrower in making any prepayment after the Company, as agent for the Borrower, has given a notice in accordance with subsection 3.4 or (d) a payment or prepayment of a Eurodollar Loan or conversion (including without limitation, as a result of subsection 3.4 and/or a conversion pursuant to subsection 3.10) of any Eurodollar Loan into an Alternate Base Rate Loan, in either case on a day which is not the last day of an Interest Period with respect thereto, including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Loans hereunder (but excluding loss of profit). This covenant shall survive termination of this Agreement and repayment of the Loans.

          3.13 Repayment of Loans; Evidence of Debt.  (a)  The Borrowers hereby
               ------------------------------------
unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Termination Date, (ii) the then unpaid principal amount of the Term Loans of such Lender on the Termination Date and (iii) the then unpaid principal amount of the Swing Line Loans of the Swing Line Lender on the Termination Date. The Borrowers hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum and on the dates set forth in subsection 3.5.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the applicable Borrower, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.13(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of the Borrowers therein recorded; provided that the failure of any
                                               --------
Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender or to repay any other obligations in accordance with the terms of this Agreement.

          (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender (i) a promissory note of such Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note
                         ---------------------
of such Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Term Loan Note"), and/or (iii) in the case of the Swing Line Lender, a
 --------------
promissory note of the Company evidencing the Swing Line Loans of the Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (the "Swing Line Note").
                                ---------------

          3.14 Replacement of Lenders.  In the event any Lender or the Issuing
               ----------------------
Lender  is a Non-Funding Lender, exercises its rights pursuant to subsection
3.10 or requests payments pursuant to subsections 2.10 or 3.11, the Company, as agent for the Borrowers, may require, at the Borrowers' expense (including payment of any processing fees under subsection 9.6(e)) and subject to subsection 3.12, such Lender or the Issuing Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with subsection 9.6) all of its interests, rights and obligations hereunder (including all of its Commitments and the Loans and other amounts at the time owing to it hereunder and its Notes and its interest in the Letters of Credit) to a bank, financial institution or other entity specified by the Company, provided that (i) such
                                                      --------
assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Company shall have received the written consent of the Administrative Agent, which consent shall not unreasonably be withheld, to such assignment, (iii) the Borrowers shall have paid to the assigning Lender or the Issuing Lender all monies other than principal, interest and fees accrued and owing hereunder to it (including pursuant to subsections 2.10, 3.10, 3.11 and 3.12) and (iv) in the case of a required assignment by the Issuing Lender, the Letters of Credit shall be canceled and returned to the Issuing Lender.

          3.15 Appointment of the Company and Reliance on Representation of the
               ----------------------------------------------------------------
Company.  Each Borrower hereby appoints the Company as its agent for all
-------
purposes hereunder, and each Borrower agrees that the Administrative Agent and the Lenders may rely on any representations, warranty, certificate, notice, document or telephone request which purports to be executed or made, and which the Administrative Agent or the Lenders in good faith believe to have been executed or made, by the Company or any of its Authorized Officers, and each Borrower further agrees to indemnify and hold the Administrative Agent and the Lenders harmless for any action, including the making of the borrowings hereunder, and any loss or expense, taken or incurred by any of them as a result of their good faith reliance upon any such representations, warranty, certificate, notice, document or telephone request. All obligations of the Borrowers under this Agreement or any notes, instruments or agreements entered in connection herewith, shall be joint and several obligations of each of the Borrowers.


          SECTION 4.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          To induce the Lenders to enter into this Agreement and to make the Loans and to induce the Issuing Lender to issue, and the Participating Lenders to participate in, the

Letters of Credit, each Borrower hereby represents and warrants to each Lender and the Administrative Agent as of the Closing Date and as of the making of any extension of credit hereunder:

          4.1  Financial Condition.  (a)  The consolidated audited balance
               -------------------
sheets of the Company and its consolidated Subsidiaries as at December 31, 1995, December 31, 1996 and December 31, 1997 the related consolidated statements of operations and of cash flows for the fiscal years ended on each such dates, audited by Coopers & Lybrand LLP, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of each balance sheet referred to above, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto or expressly permitted to be incurred hereunder.

          (b) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1998 and the related consolidated statements of operations and of cash flows for the three-month period then ended, certified by a Responsible Officer of the Company, copies of which have heretofore been furnished to each Lender, present fairly in accordance with GAAP the financial position of the Company and its consolidated Subsidiaries as at such date and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end adjustments). Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by such Responsible Officer and disclosed therein). The Company and its consolidated Subsidiaries did not have at the date of such balance sheet, any material Contingent Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency exchange transaction, which is not reflected in such balance sheet or in the notes thereto or in the notes to the Company's audited financial statements. During the period from December 31, 1997 to the Closing Date, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its consolidated Subsidiaries nor has any of the Capital Stock of the Company or any of its consolidated Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its consolidated Subsidiaries, respectively, in each case, except as contemplated in connection with the Merger.

          (c)  The unaudited consolidated pro forma balance sheet of the Company
                                          --- -----
and its consolidated Subsidiaries, as of March 31, 1998, certified by a Responsible Officer of the Company (the "Pro Forma Balance Sheet"), copies of
                                         -----------------------
which have been furnished to each Lender, is the unaudited balance sheet of the Company and its consolidated Subsidiaries adjusted to give effect (as if such events had occurred on the date set forth therein) to (i) the Merger and each of the transactions contemplated by the Merger Agreement and (ii) the incurrence of the Loans and the issuance of the Letters of Credit to be incurred or issued, as the case may be, on the Closing Date, and all Indebtedness that the Company and its consolidated Subsidiaries expect to incur, and the payment of all amounts the Company and its consolidated Subsidiaries expect to pay, in connection with the Merger. The Pro Forma Balance Sheet, together with the notes thereto, was prepared based on good faith assumptions in accordance with GAAP and is based on the best information available to the Company as of the date of delivery thereof and reflects on a pro forma basis the financial position of the Company and its consolidated
--- -----
Subsidiaries as of March 31, 1998, as adjusted, as described above, assuming that the events specified in the preceding sentence had actually occurred as of March 31, 1998.

          4.2  No Change.  Since December 31, 1997, (a) there has been no
               ---------
change, and (as of the Closing Date only) no development or event which has had or could reasonably be expected to have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company and its Subsidiaries to perform their obligations under the Credit Documents and with respect to the other financings contemplated hereby or (iii) the rights and remedies of the Lenders under the Credit Documents and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company nor has any of the Capital Stock of the Company been redeemed, retired, repurchased or otherwise acquired for value by the Company or any of its Subsidiaries, except as permitted by subsection 7.11 and, in each case, except as contemplated in connection with the Merger.

          4.3  Corporate Existence; Compliance with Law.  Each of the Company
               ----------------------------------------
and its Subsidiaries (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, (b) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (c) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure so to qualify would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (d) is in compliance with all applicable statutes, laws, ordinances, rules, orders, permits and regulations of any governmental authority or instrumentality, domestic or foreign (including, without limitation, those related to Hazardous Materials and substances), except where noncompliance would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received prior to the date hereof any written communication from a Governmental Authority that alleges that the Company or any of its

Subsidiaries is not in compliance, in all material respects, with all material federal, state, local or foreign laws, ordinances, rules and regulations, which alleged non-compliance has not been remedied.

          4.4  Corporate Power; Authorization.  Each of the Company and its
               ------------------------------
Subsidiaries has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, each Borrower has the corporate power and authority and legal right to borrow hereunder, and the Company has the corporate power and authority to have Letters of Credit issued for its account hereunder. Each of the Company and its Subsidiaries has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party, each Borrower has taken all necessary corporate action to authorize the borrowings hereunder, and the Company has taken all necessary corporate action to authorize the issuance of Letters of Credit for its account hereunder. No consent or authorization of, or filing with, any Person (including, without limitation, any Governmental Authority) is required in connection with the execution, delivery or performance by the Company or any of its Subsidiaries, or for the validity or enforceability against the Company or any of its Subsidiaries, of any Credit Document except for consents, authorizations and filings which have been obtained or made and are in full force and effect and except (a) such consents, authorizations and filings, the failure to obtain or perform (i) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole and (ii) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder, and
(b) such filings as are necessary to perfect the Liens of the Lenders created pursuant to this Agreement and the Security Documents.

          4.5  Enforceable Obligations.  This Agreement and the Merger Agreement
               -----------------------
have been, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Merger Agreement will be, duly executed and delivered on behalf of such Credit Party that is party thereto.
The Merger Agreement has been duly executed and delivered on behalf of the Company and AcquisitionCo. This Agreement and the Merger Agreement each constitutes, and each of the other Credit Documents and any other agreement to be entered into by any Credit Party pursuant to the Merger Agreement will constitute upon execution and delivery, the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Merger Agreement constitutes the legal, valid and binding obligation of (a) the Company enforceable against the Company in accordance with its terms and (b) AcquisitionCo enforceable against AcquisitionCo in accordance with its terms, except, in each case, as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          4.6  No Legal Bar.  The execution, delivery and performance of each
               ------------
Credit Document, the incurrence or issuance of and use of the proceeds of the Loans, the Subordinated Debt, the Preferred Stock and drawings under the Letters of Credit, and the transactions contemplated by the Merger Agreement, the Credit Documents and the documentation for the Subordinated Debt and the Preferred Stock, (a) will not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon AcquisitionCo, the Company or any Subsidiary or any of their respective properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of AcquisitionCo, the Company or any such Subsidiary to perform its obligations under the Credit Documents, the Merger Agreement, and any other agreement to be entered into pursuant to the Merger Agreement or in connection with the Subordinated Debt or the Preferred Stock, to which it is a party, (ii) would give rise to any liability on the part of the Administrative Agent or any Lender or (iii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (b) will not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents (some of which may be the subject of the Intercreditor Agreement or the Agency and Intercreditor Agreement).

          4.7  No Material Litigation.  No litigation by, investigation known to
               ----------------------
the Company by, or proceeding of, any Governmental Authority is pending against the Company or any of its Subsidiaries (including after giving effect to the Merger) that could reasonably be expected to affect (a) the validity, binding effect or enforceability of the Merger Agreement or any Credit Document, (b) the Loans made hereunder or the use of proceeds thereof, of the Subordinated Debt, of the Preferred Stock or of any drawings under a Letter of Credit or (c) the other transactions contemplated hereby or by the Merger Agreement. No lawsuits, claims, proceedings or investigations are pending or, to the best knowledge of the Company, threatened as of the Closing Date against or affecting the Company or a Subsidiary or any of their respective properties, assets, operations or businesses (including after giving effect to the Merger), in which there is a probability of an adverse determination, and is reasonably likely, if adversely decided, to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          4.8  Investment Company Act.  Neither the Company nor any Subsidiary
               ----------------------
is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

          4.9  Federal Regulation.  No part of the proceeds of any of the Loans
               ------------------
or Subordinated Debt or any drawing under a Letter of Credit will be used for any purpose which violates the provisions of Regulation T, U or X of the Board. Neither the Company nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under said Regulation U. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Company only or the Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2, or subject to any restriction contained in any agreement or instrument between the Company and any Lender or any affiliate of any Lender relating to Indebtedness within the scope of Section 8(d), will be "margin stock".

          4.10 No Default.  The Company and each of its Subsidiaries have
               ----------
performed all material obligations required to be performed by them under their respective Contractual Obligations (including after giving effect to the Merger) and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except to the extent that such breach or default would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries (including after giving effect to the Merger) is in default under any material judgment, order or decree of any Governmental Authority, domestic or foreign, applicable to it or any of its respective properties, assets, operations or business, except to the extent that any such breaches or defaults would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          4.11 Taxes.  Except as set forth on Schedule 4.11, each of the Company
               -----
and its Subsidiaries (including after giving effect to the Merger) has filed or caused to be filed all material tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves (or other sufficient provisions) in conformity with GAAP have been provided on the books of the Company or its Subsidiaries (including after giving effect to the Merger), as the case may be); and no tax Lien has been filed, and, to the knowledge of the Company, no written claim is being asserted, with respect to any such tax, fee or other charges.

          4.12 Subsidiaries.  After giving effect to the consummation of the
               ------------
Merger, the Subsidiaries and their respective jurisdictions of incorporation shall be as set forth on Schedule 4.12.

          4.13 Ownership of Property; Liens.  As of the Closing Date and as of
               ----------------------------
the making of any extension of credit hereunder (subject to transfers and dispositions of property permitted under subsection 7.5), each of the Company and its Subsidiaries has good and valid title to all of its material assets (other than real property or interests in real property) in each case free and clear of all mortgages, liens, security interests or encumbrances of any nature whatsoever except Permitted Liens. With respect to real property or interests in real property, as of the Closing Date, each of the Company and its Subsidiaries has (a) fee title to all of the real property listed on Schedule
4.13 under the heading "Fee Properties" (each, a "Fee Property"), and (b) good
                                                  ------------
and valid title to the leasehold estates in all of the real property leased by it and listed on Schedule 4.13 under the heading "Leased Properties" (each, a

"Leased Property"), in each case, free and clear of all mortgages, liens,
 ---------------
security interests, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (i) Permitted Liens and (ii) as to Leased Property, the terms and provisions of the respective lease therefor, including, without limitation, the matters set forth on Schedule 4.13, and any matters affecting the fee title and any estate superior to the leasehold estate related thereto. The Fee Properties and the Leased Properties constitute, as of the Closing Date, all of the real property owned in fee or leased by the Company and its Subsidiaries.

          4.14 ERISA.  Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan that would result in a material liability to the Company or any of its Subsidiaries, and each Plan has complied with the applicable provisions of ERISA and the Code except to the extent that any non-compliance would not result in a material liability to the Company. Neither the Company nor any Commonly Controlled Entity has: been involved in any transaction that would cause the Company or any of its Subsidiaries to be subject to material liability with respect to a Plan to which the Company or any Commonly Controlled Entity contributed or was obligated to contribute during the six-year period ending on the date this representation is made or deemed made; or incurred any material liability under Title IV of ERISA which would become or remain a material liability of the Company or any of its Subsidiaries after the Closing Date. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that would result in a material liability to the Company or any of its Subsidiaries. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits that would result in a material liability to the Company or any of its Subsidiaries. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, in either case that would result in a material liability to the Company or any of its Subsidiaries. To the knowledge of the Company, no such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount that would result in a material liability to the Company or any of its Subsidiaries, except as disclosed in the Company's audited financial statements for the fiscal year ended December 31, 1997 provided to the Lenders prior to the Closing Date. For purposes of this subsection 4.14, a material liability shall exceed $7,500,000.

          4.15  Security Documents.  (a)  Upon execution and delivery thereof by
                ------------------
the parties thereto, the Collateral Agreement will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein. When stock certificates representing or constituting the pledged stock described in the Collateral Agreement are delivered to the Administrative Agent, such security interest shall constitute a perfected first lien on, and security interest in, all right, title and interest of the grantors party thereto in the pledged stock described therein to the extent that such liens and security interests are in accordance with the provisions of the Intercreditor Agreement and the Agency and Intercreditor Agreement. In the case of the other Collateral described in the Collateral Agreement, when Uniform Commercial Code financing statements have been filed in each of the jurisdictions listed on Schedule 4.15(a), or arrangements have been made for such filing in such jurisdictions, and upon such filing, and upon the taking of possession by the Administrative Agent of any such Collateral the security interests in which may be perfected only by possession, such security interests will, subject to the existence of Permitted Liens and the provisions of the Intercreditor Agreement, constitute perfected first priority liens on, and security interests in, all right, title and interest of the grantors' party thereto in such other Collateral, to the extent that such liens and security interests are in accordance with the provisions of the Intercreditor Agreement and the Agency and Intercreditor Agreement and except to the extent that a security interest cannot be perfected therein by the filing of a financing statement or the taking of possession under the Uniform Commercial Code of the relevant jurisdiction.

          (b) Upon execution and delivery thereof by the applicable Credit Party, each Mortgage will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein, and upon recording the Mortgages in the jurisdictions listed on Schedule 4.13 (or, in the case of a Mortgage delivered pursuant to subsection 6.9(c), the jurisdiction in which the property covered by such Mortgage is located), such security interests will, subject to the existence of Permitted Liens and the provisions of the Intercreditor Agreement, constitute first (or, in the case of the Mortgages granted by Meditrust Entities, second) priority liens on, and perfected security interests in, all rights, title and interest of the debtor party thereto in the collateral described therein to the extent that such liens and security interests are in accordance with the provisions of the Intercreditor Agreement and the Agency and Intercreditor Agreement.

          4.16 Copyrights, Patents, Permits, Trademarks and Licenses.  Schedule
               -----------------------------------------------------
4.16 sets forth a true and complete list as of the Closing Date of all material trademarks (registered or unregistered), trade names, service marks, patents, pending patent applications and copyrights and applications therefor owned, used or filed by or licensed to the Company and its Subsidiaries (after giving effect to the Merger) and, with respect to registered trademarks (if any), contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as set forth on Schedule 4.16, the Company or a Subsidiary (after giving effect to the Merger) owns or has the right to use, trademarks (registered or unregistered), trade names, service marks, patents, pending patent applications and copyrights and applications therefor referred to in such Schedule. Except as set forth on
Schedule 4.16, to the best knowledge of the Company, no claims are pending by any Person with respect to the ownership, validity, enforceability or the Company's or any Subsidiary's use of any such trademarks (registered or unregistered), trade names, service marks, patents, pending patent applications and copyrights, or applications therefor, challenging or questioning the validity or effectiveness of any of the foregoing, in any jurisdiction, domestic or foreign, except to the extent such claims could not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          4.17 Environmental Matters.  Except insofar as any exceptions to the
               ---------------------
following, individually or in the aggregate, could not reasonably be expected to result in a material adverse effect on the business, assets, conditions (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole:

          (a) to the best knowledge of the Company, the properties owned, leased, or otherwise operated by the Company or any of its Subsidiaries do not contain, and have not previously contained, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws;

          (b) to the best knowledge of the Company, the properties owned or leased, or otherwise operated by the Company or any of its Subsidiaries and all operations and facilities at such properties are in compliance with all Environmental Laws, and there is no contamination or violation of any Environmental Law which could interfere with the continued operation of, or impair the fair saleable value of, such property;

          (c) neither the Company nor any of its Subsidiaries has received or is aware of any written complaint, notice of violation, alleged violation, or notice of investigation or of potential liability under Environmental Laws with regard to the Company or its Subsidiaries, nor does the Company or any of its Subsidiaries have knowledge that any such action is being contemplated, considered or threatened;

          (d) to the best knowledge of the Company, Hazardous Materials have not been generated, treated, stored or disposed of at, on or under any properties presently or formerly owned, leased, or otherwise operated by the Company or any of its Subsidiaries, nor have any Hazardous Materials been transported from any such property, or come to be located at any other property, in violation of or in a manner that could reasonably give rise to liability under any Environmental Laws; and

          (e) there are no governmental administrative actions or judicial proceedings pending or, to the best knowledge of the Company and its Subsidiaries, threatened under any Environmental Law to which the Company or any of its Subsidiaries is a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, other than permits authorizing operations by the Company or any of its Subsidiaries, outstanding under any Environmental Law.

          4.18  Accuracy and Completeness of Information.  The factual
                ----------------------------------------
statements contained in the financial statements referred to in subsection 4.1, the Form S-4, the 1997 Form 10-K, the Credit Documents (including the schedules thereto), the Merger Agreement and any other certificates or documents furnished or to be furnished by any Credit Party or any of their representatives or advisors to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries.

          4.19  AcquisitionCo.  To the best knowledge of the Company,
                -------------
AcquisitionCo is a Delaware corporation organized on behalf of the Investors to effect the Merger and has not carried on any activities, incurred any liabilities, assumed any obligations or acquired any assets prior to the Closing Date other than those incident to its formation and the transactions contemplated by the Merger Agreement or by the Credit Documents.

          4.20  Health Care Permits.  (a) Except as, in the aggregate, would not
                -------------------
reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole: (i) each of the Company and its Subsidiaries now has (after giving effect to the Merger), and has no reason to believe it will not be able to maintain in effect, all Health Care Permits necessary for the lawful conduct of its business or operations wherever now conducted and as planned to be conducted, including without limitation, the ownership and operation of its Health Care Facilities and Ancillary Businesses pursuant to all Requirements of Law, (ii) all such Health Care Permits are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, (iii) the Company and each of its Subsidiaries is substantially complying with the requirements of each such Health Care Permit, and no event has occurred, and no condition exists, which, with the giving of notice, the passage of time, or both, would constitute a violation thereof, (iv) neither the Company nor any of its Subsidiaries, has received any written notice of any violation of any Requirement of Law, (v) to the knowledge of the Company, no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time, or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Health Care Permit, (vi) there is no claim filed with any Governmental Authority of which the Company or any of its Subsidiaries has been notified in writing challenging the validity of any such Health Care Permit and (vii) the continuation, validity and effectiveness of all such Health Care Permits will not be adversely affected by the Merger or the execution and performance of any of the Credit Documents.

          (b) All Health Care Facilities and Ancillary Businesses owned, leased, managed or operated by the Company or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that the

Company or any of its Subsidiaries has decided to participate in any such program with respect to such Health Care Facility or Ancillary Business, as the case may be, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto. There are no proceedings pending or, to the knowledge of the Company, any proceedings threatened or investigations pending or threatened, by any Governmental Authority with respect to the Company's or any of its Subsidiaries' participation in the Medicare, Medicaid or related reimbursement programs and which would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          4.21 Year 2000.  Any reprogramming required to permit the proper
               ---------
functioning, in and following the year 2000, of (a) the Borrowers' computer systems and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrowers' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by September 30, 1999. The cost to the Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrowers (including, without limitation, reprogramming errors and the failure of others' systems or equipment) would not reasonably be expected to result in a Default or Event of Default or a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrowers are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrowers to conduct their respective businesses without resulting in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.


          SECTION 5.  CONDITIONS PRECEDENT
                      --------------------

          5.1  Conditions to Initial Revolving Credit Loans and Letters of
               -----------------------------------------------------------
Credit.  The obligation of each Lender to make its Revolving Credit Loans, and
------
the obligation of the Issuing Lender to issue any Letter of Credit, on the Closing Date are subject to the satisfaction, or waiver by such Lender, immediately prior to or concurrently with the making of such Revolving Credit Loans or the issuance of such Letters of Credit, as the case may be, of the following conditions:

          (a)  Agreement; Notes; Merger Agreement.  The Administrative Agent
               ----------------------------------
     shall have received (i) a counterpart of this Agreement for each Lender duly executed and delivered by a duly authorized officer of each Borrower and (ii) for the account of each Revolving Credit Lender requesting the same pursuant to subsection 3.13, a Revolving Credit Note of the Borrowers conforming to the requirements hereof and executed by a duly authorized officer of each Borrower. The Administrative Agent shall have received a copy of the Merger Agreement.

          (b)  Merger.  (i) The Merger shall be consummated simultaneously
               ------
     pursuant to the Merger Agreement with all fees, costs and expenses incurred in connection therewith not to exceed approximately $45,000,000, all of the conditions precedent set forth in Article 6 of the Merger Agreement shall have been satisfied or waived by AcquisitionCo and no material provision of the Merger Agreement shall have been amended, supplemented, waived or otherwise modified without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld.

               (ii) No more than approximately $362,000,000 exclusive of fees and expenses (which amount includes (A) the value attributable to common stock of the Company retained by the Existing Shareholders, (B) the aggregate amount expended in connection with the exercise of purchase options with respect to the properties, or the equity interests in the Persons that are the owners of such properties, that are the subject of the documentation relating to the Company's existing synthetic lease facility and (C) the assumption, repayment, maintenance and/or amendment of certain existing Indebtedness) shall be expended to repurchase shares of the Company's common stock from existing holders thereof and refinance existing Indebtedness.

          (c)  Capitalization; Capital Structure  (i) (A)  The Company shall
               ---------------------------------
     have been capitalized by the Investors (directly or indirectly through AcquisitionCo) with at least approximately $157,000,000 in cash from the issuance of its common stock as described in the Form S-4 (or otherwise having material terms satisfactory to the Arranger and representing at least 90% of the voting Capital Stock of the Company) and (B) the value of the common stock of the Company held by Existing Shareholders (valued at a price per share equal to the price at which the Investors purchased their common stock), when added to the amount referred to in clause (A) above, shall equal at least $175,000,000; provided, however, that the common
                                        --------  -------
     equity ownership amounts referred to in clauses (A) and (B) above shall each be reduced by an amount approximately equal to the excess of (x) the gross cash proceeds from the issuance by the Company on the Closing Date of Preferred Stock over (y) $40,000,000.

               (ii) The Company shall have received at least approximately $100,000,000 in gross cash proceeds from the issuance by the Company of (A) Bridge Senior Subordinated Debt pursuant to a Bridge Loan Agreement executed and delivered by the parties thereto in form and substance satisfactory to the Lenders, which Bridge Loan Agreement shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Administrative Agent, (B) Senior Subordinated Discount Notes or (C) Permanent Senior Subordinated Debt.

               (iii) The Company shall have received approximately
     $40,000,000 (or at least such amount, in the case of the issuance of Preferred Stock) in gross cash proceeds from the issuance by the Company of
     (A) Bridge Junior Subordinated Debt pursuant to a Bridge Loan Agreement executed and delivered by the parties thereto in form and substance satisfactory to the Lenders, which Bridge Loan Agreement shall be in full force and effect and none of the provisions thereof shall have been amended, waived, supplemented or otherwise modified without the prior written consent of the Administrative Agent or (B) Preferred Stock; provided, however, that in the event that the gross cash proceeds received
     --------  -------
     by the Company in accordance with subsection 5.1(c)(ii) are more than $100,000,000 but less than or equal to $105,000,000, the gross cash proceeds required to be received by the Company pursuant to this subsection 5.1(c)(iii) shall be reduced by an amount equal to the amount by which such gross cash proceeds received in accordance with subsection 5.1(c)(ii) exceed $100,000,000; provided further, that in the event that the gross
                          -------- -------
     cash proceeds received by the Company in accordance with subsection 5.1(c)(i)(A) are more than $157,000,000, the gross cash proceeds required to be received by the Company pursuant to this subsection 5.1(c)(iii) from the issuance of Preferred Stock shall be reduced by an amount equal to the amount by which such gross cash proceeds received in accordance with subsection 5.1(c)(i)(A) exceed $157,000,000.

               (iv) The terms, conditions and documentation of all equity securities of the Company or any of its Subsidiaries to be outstanding at or after the Closing Date, the certificate of incorporation, by-laws, other governing documents and the corporate and capital structure of the Company and its Subsidiaries (excluding the identity and amount of equity contribution of any Investor), in each case after giving effect to the consummation of the Merger, shall be in form and substance satisfactory to the Administrative Agent.

     The execution and delivery of this Agreement by the Lenders and the Administrative Agent shall be deemed to evidence the satisfaction of the Lenders and the Administrative Agent with such of the matters referenced and in clauses (i) through (iv) of this paragraph (c) as shall have been disclosed and made available to the Administrative Agent prior to the date hereof.

          (d)  Financial Statements.  (i) The Lenders shall have received
               --------------------
     audited consolidated financial statements of the Company for the 1995, 1996 and 1997 fiscal years, which financial statements shall have been prepared in accordance with GAAP; (ii) the Lenders shall have received unaudited interim consolidated financial statements of the Company for the quarterly period ended March 31, 1998, and such financial statements shall not reflect any material adverse change in the consolidated financial condition of the Company as reflected in the financial statements or projections previously delivered to the Lenders; and (iii) the Lenders shall have received a satisfactory pro forma balance sheet on a consolidated basis of
                             --- -----
     the Company and its Subsidiaries as of March 31, 1998 reflecting and giving effect to the Merger and the other transactions contemplated hereby.

          (e)  Fees.  The Administrative Agent, the Arranger and the Lenders
               ----
     shall have received all fees required to be paid, and all expenses and other consideration for which invoices have been presented, on or before the Closing Date.

          (f)  Lien Searches; Lien Perfection.  (i) The Administrative Agent
               ------------------------------
     shall have received the results of a search of Uniform Commercial Code, tax and judgment filings made with respect to each of the Company and its Subsidiaries in the jurisdictions set forth on Schedule 4.15(a), together with copies of financing statements disclosed by such searches, and such searches shall disclose no Liens on any assets encumbered by any Security Document, except for Liens permitted hereunder or, if unpermitted Liens are disclosed, the Administrative Agent shall have received satisfactory evidence of the release of such Liens and (ii) the Administrative Agent shall have received duly executed financing statements on Form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

          (g)  Environmental.  The Lenders shall be reasonably satisfied, based
               -------------
     upon the results of the environmental diligence conducted by the Administrative Agent and its advisors in cooperation with the Company, with respect to environmental hazards, conditions or liabilities to which the Company or any of its Subsidiaries may be subject (the execution and delivery of this Agreement by the Lenders and the Administrative Agent being deemed to evidence the satisfaction of the Administrative Agent with such due diligence as shall have been disclosed and made available to the Administrative Agent prior to the date hereof).

          (h)  Employee Benefit Matters.  The Lenders shall be reasonably
               ------------------------
     satisfied with all employee benefit matters involving the Company or any of its Subsidiaries.

          (i)  Collateral Agreement.  The Administrative Agent shall have
               --------------------
     received the Collateral Agreement executed and delivered by a duly authorized officer of each of the parties thereto, together with stock certificates representing 100% of all issued and outstanding shares of Capital Stock of each of the Domestic Subsidiaries listed on Part A of
     Schedule V thereto, and undated stock powers for each certificate, executed in blank and delivered by a duly authorized officer of the applicable pledgor and the acknowledgment and consent of the issuer thereunder in the form annexed thereto.

          (j)  Legal Opinion.  The Administrative Agent shall have received,
               -------------
     dated the Closing Date and addressed to the Administrative Agent and the Lenders, an opinion of (i) Gibson, Dunn & Crutcher LLP, counsel to the Credit Parties, in substantially the form of Exhibit J-1, with such changes thereto as may be approved by the Administrative Agent and its counsel and
     (ii) in-house counsel to the Company or special Massachusetts counsel, in substantially the form of Exhibit J-2, with such changes thereto as may be approved by the Administrative Agent and its counsel.

          (k)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received a Closing Certificate of each Credit Party dated the Closing Date, in substantially the form of Exhibits K-1 and K-2, respectively, with appropriate insertions and attachments, in form and substance satisfactory to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company and its Subsidiaries, respectively.

          (l)  Solvency Certificate.  The Administrative Agent shall have
               --------------------
     received a certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, which shall document the solvency of the Company and its Subsidiaries after giving effect to the consummation of the Merger and the other transactions and related financings contemplated hereby.

          (m)  Insurance.  The Administrative Agent shall have received (i) a
               ---------
     schedule describing all insurance maintained by the Company and its Subsidiaries pursuant to subsection 6.5, Section 5(h) of the Collateral Agreement and Section 5 of the Mortgages and (ii) binders (or other customary evidence as to the obtaining and maintenance by the Company of such insurance) for each policy set forth on such schedule insuring against casualty and other usual and customary risks.

          (n)  Other Agreements.  The Administrative Agent shall have received
               ----------------
     each additional legal opinion, document or instrument reasonably requested by the Required Lenders.

          (o)  Litigation.  On the Closing Date, there shall be no actions,
               ----------
     suits, injunctions, restraining orders or proceedings pending or threatened against any Credit Party (i) with respect to this Agreement or any other Credit Document or the transactions contemplated hereby or thereby (including the Merger) which would be reasonably expected to have a material adverse effect on the rights or remedies of the Lenders under the Credit Documents or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document or (ii) which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document.

          (p)  Consents, Approvals and Filings.  Except for the financing
               -------------------------------
     statements contemplated by the Collateral Agreement and the Mortgages, on the Closing Date, all necessary governmental and other third party filings, authorizations, consents, approvals or waivers required in connection with the execution, delivery and performance by the Credit Parties, and the validity and enforceability against the Credit Parties, of the Credit Documents to which any of them is a party, or otherwise in connection with the transactions contemplated by the Credit Documents and the Merger Agreement, shall have been obtained or made and remain in full force and effect (except where the failure to do so would not reasonably be expected to have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) (A) the validity or enforceability of this Agreement, any of the Notes or the other Credit Documents or (B) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes materially adverse conditions upon the consummation of such transactions.

          (q)  Contractual Restrictions.  The Company and its Subsidiaries shall
               ------------------------
     not be subject to any contractual or other restrictions that would be violated by the Merger or the other transactions contemplated hereby, including the granting of security interests and guarantees under the Credit Documents and the documentation with respect to the Synthetic Lease Facility, except to the extent that any such violation would not reasonably be expected to have a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) (A) the validity or enforceability of this Agreement, any of the Notes or the other Credit Documents or (B) the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, or (iii) the ability of the Borrowers to satisfy their obligations hereunder or thereunder.

          (r)  Existing Credit Agreement.  (i)  On the Closing Date, the
               -------------------------
     commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as, or supported hereunder by, Letters of Credit, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this subsection have been satisfied at such time.

               (ii) On the Closing Date, the creditors under the Existing Credit Agreement shall have terminated and released, or assigned to the Administrative Agent for the benefit of the Lenders, all Liens on the capital stock of and assets owned by the Company and its Subsidiaries, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (s)  Intercreditor Agreement.  The Administrative Agent shall have
               -----------------------
     received the Intercreditor Agreement executed and delivered by a duly authorized officer of each of the parties thereto.

          (t)  Agency and Intercreditor Agreement.  The Administrative Agent
               ----------------------------------
     shall have received the Agency and Intercreditor Agreement executed and delivered by a duly authorized officer of each of the parties thereto.

          (u)  Trust Guarantee.  The Administrative Agent shall have received
               ---------------
     the Trust Guarantee executed and delivered by a duly authorized officer of the Trust.

          5.2  Conditions to All Loans and Letters of Credit.  The obligation of
               ---------------------------------------------
each Lender to make any Loan (other than any Revolving Credit Loan the proceeds of which are to be used to repay Refunded Swing Line Loans) and the obligation of the Issuing Lender to issue any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made in or pursuant to Section 4 or which are contained in any other Credit Document shall be true and correct in all material respects on and as of the date of such Loan or of the issuance of such Letter of Credit as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (b)  No Default or Event of Default.  No Default or Event of Default
               ------------------------------
     shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan to be made or such Letter of Credit to be issued on such Borrowing Date.

Each borrowing by the Company hereunder and the issuance of each Letter of Credit by the Issuing Lender hereunder shall constitute a representation and warranty by the Company as of the date of such borrowing or issuance that the conditions in clauses (a) and (b) and of this subsection 5.2 have been satisfied.


          SECTION 6.  AFFIRMATIVE COVENANTS
                      ---------------------

          The Company hereby agrees that, so long as the Commitments remain in effect, any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any of the other Credit Documents, it shall, and, in the case of the agreements contained in subsections 6.3 through 6.6, and 6.8 through 6.10, the Company shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to the Administrative Agent (with
               --------------------
sufficient copies for each Lender which the Administrative Agent shall promptly furnish to each Lender):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of stockholders' equity and cash flows and the consolidated statements of income of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year and, in the case of the consolidated balance sheet referred to above, reported on, without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, or qualification which would affect the computation of financial covenants, by independent certified public accountants of nationally recognized standing; provided
                                                    --------
     that delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Company filed with the Securities and Exchange Commission (together with the adjustments to such consolidated financial statements necessary to provide consolidating information for each of its Subsidiaries in the same manner, to the same extent and on the same basis as historically provided to Meditrust) shall be deemed to satisfy the requirements of this subsection 6.1(a) so long as such Form 10-K as so adjusted shall contain the information referred to in this subsection 6.1(a);

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and the portion of the fiscal year of the Company through such date, setting forth in each case in comparative form the figures for the corresponding quarter in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by the Company and furnished to the Administrative Agent, certified by the chief financial officer, controller or treasurer of the Company as being fairly stated in all material respects; provided that delivery within the time period specified above of
               --------
     copies of the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission (together with the adjustments to such consolidated financial statements necessary to provide consolidating information for each of its Subsidiaries in the same manner, to the same extent and on the same basis as historically provided to Meditrust) shall be deemed to satisfy the requirements of this subsection 6.1(b) so long as such Form 10-K as so adjusted shall contain the information referred to in this subsection 6.1(b);

          (c) as soon as available, but in any event not later than 45 days after the beginning of each fiscal year of the Company to which such budget relates, a preliminary consolidated operating budget for the Company and its Subsidiaries taken as a whole; and as soon as available, any material revision to or any final revision of any such preliminary annual operating budget or any such consolidated operating budget; and

          (d) concurrently with the delivery of financial statements pursuant to subsection 6.1(a) or (b), a certificate of the chief financial officer or treasurer of the Company setting forth, in reasonable detail, the computations of Capital Expenditures as of the last day of the fiscal period covered by such financial statements, the Leverage Ratio as of such last day, and the Coverage Ratio as of such last day;

all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and (except in the case of the statements referred to in paragraphs (c) and (d) of this subsection 6.1) in accordance with GAAP.

          6.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent (with sufficient copies for each Lender which the Administrative Agent shall promptly deliver to each Lender):

          (a) concurrently with the delivery of the consolidated financial statements referred to in subsection 6.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary to express their opinion on such financial statements no knowledge was obtained of any Default or Event of Default under subsections 3.4(b), 7.1, 7.3, and 7.5 through 7.11, except as specified in such letter;

          (b) within 15 days of the delivery of the financial statements referred to in subsections 6.1(a) and (b) (except that the certificate as to the statements referred to in clause (iii) below shall be delivered concurrently with such financial statements), a certificate of the chief financial officer or treasurer of the Company stating that, to the best of such officer's knowledge, during such period (i) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Company has complied with the requirements of subsection 6.9 with respect thereto), (ii) neither the Company nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material amount of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each of the Company and its Subsidiaries has observed or performed all of its respective covenants and other agreements, and satisfied every material condition, contained in this Agreement, the Notes and the other Credit Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (iv) showing in detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of clauses (c), (e), (f), (h), (i), (j), (k), (l), (m), (n) and (o) of
     subsection 7.1, clauses (b), (c), (d), (f) and (i) of subsection 7.3 and subsections 7.5 through 7.11 and any other calculations reasonably requested by the Administrative Agent with respect to the quantitative aspects of the other covenants contained herein, (v) if not specified in the financial statements delivered pursuant to subsection 6.1, specifying the aggregate amount of interest paid or accrued by the Company and its Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Company and its Subsidiaries, during such accounting period, and (vi) (A) identify any owned Real Property of the Company or a Subsidiary acquired during such accounting period that, together with any improvements thereon, has a value of at least $2,500,000 and (B) in the event that the aggregate value of all Real Properties (other than Real Properties for which the granting of an Additional Mortgage would be prohibited under the circumstances set forth in clause (i) or (ii) of the proviso to subsection 6.9(c)) for which Additional Mortgages are not granted hereunder is $10,000,000, identify any owned Real Property of the Company or a Subsidiary acquired during such accounting period;

          (c) promptly upon receipt thereof, copies of all final reports submitted to the Company or to any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of the Company or any of its Subsidiaries made by such accountants, and, upon the request of any Lender (through the Administrative Agent), any final comment letter submitted by such accountants to management in connection with their annual audit;

          (d) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available to the public generally by the Company or any of its Subsidiaries, if any, and all regular and periodic reports and all final registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions;

          (e) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a management summary describing and analyzing the performance of the Company and its Subsidiaries during the periods covered by such financial statements;

          (f) within 45 days after the end of each fiscal quarter, a summary of all Asset Sales during such fiscal quarter including the amount of all Net Proceeds from such Asset Sales not previously applied to prepayments of the Loans and reductions of the Commitments pursuant to the proviso to subsection 3.4(b)(iii);

          (g) contemporaneously with the delivery to Meditrust by any Borrower, copies of all compliance certificates and similar periodic reports and any and all notices of default which any Borrower delivers or is required to deliver to Meditrust; and

          (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its taxes and other obligations and liabilities of whatever nature, except (a) when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or any of its Subsidiaries, as the case may be, (b) for delinquent obligations which do not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (c) for trade and other accounts payable in the ordinary course of business which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of the Company or any of its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence.  Continue to
               ------------------------------------------------
engage in businesses of the same general type as now conducted by it (after giving effect to the Merger), and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all material rights, material privileges, franchises, copyrights, patents, trademarks and trade names necessary or desirable in the normal conduct of its business except for rights, privileges, franchises, copyrights, patents, trademarks and tradenames the loss of which would not in the aggregate have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and except as otherwise permitted by subsections 7.4 and 7.5; and comply with all applicable Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          6.5  Maintenance of Property; Insurance.  (a)  Keep all property
               ----------------------------------
useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); and

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and with only such deductibles as are usually maintained by, and against at least such risks (but including, in any event, public liability insurance) as are usually insured against in the same general area by, companies engaged in the same or a similar business, and furnish to each Lender, (i) annually, a schedule disclosing (in a manner substantially similar to that used in the schedule provided pursuant to subsection 5.1(m)) all insurance against products liability risk maintained by the Company and its Subsidiaries pursuant to this subsection 6.5(b) or otherwise and (ii) upon written request of any Lender, full information as to the insurance carried; provided that the Company may implement programs of self
                   --------
insurance in the ordinary course of business and in accordance with industry standards for a company of similar size so long as reserves are maintained in accordance with GAAP for the liabilities associated therewith.

          6.6  Inspection of Property; Books and Records; Discussions.  Keep
               ------------------------------------------------------
proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities which permit financial statements to be prepared in conformity with GAAP and all Requirements of Law; and permit representatives of any Lender upon reasonable notice (made through the Administrative Agent and no more frequently than quarterly unless a Default or Event of Default shall have occurred and be continuing) to visit and inspect any of its properties and examine and make abstracts from any of its books and records, and to discuss the business, operations, assets and financial and other condition of the Company and its Subsidiaries with officers and employees thereof and with their independent certified public accountants with prior reasonable notice to, and coordination with, the chief financial officer or the treasurer of the Company.

          6.7  Notices.  Promptly give notice to the Administrative Agent (to be
               -------
distributed by the Administrative Agent to the Lenders):

          (a)  of the occurrence of any Default or Event of Default;

          (b) of any (i) default or event of default under any instrument or other agreement, guarantee or collateral document of the Company or any of its Subsidiaries which default or event of default has not been waived and would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or any other default or event of default under any such instrument, agreement, guarantee or other collateral document which, if the amount referred to in the proviso to clause (e) of
     Section 8 were $2,000,000, would have constituted a Default or Event of Default under this Agreement, or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, or receipt of any notice of any environmental claim or assessment against the Company or any of its Subsidiaries by any Governmental Authority, which in any such case would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole;

          (c) of any litigation or proceeding against the Company or any of its Subsidiaries (i) in which more than $5,000,000 of the amount claimed is not covered by insurance or (ii) in which injunctive or similar relief is sought which if obtained would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole;

          (d) of the following events, as soon as practicable after, and in any event within 30 days after, the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan which Reportable Event could reasonably result in material liability to the Company and its Subsidiaries, taken as a whole, or (ii) the institution of proceedings or the taking of any other action by the PBGC, the Company or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to a Multiemployer Plan, the Reorganization or Insolvency of such Plan, in each of the foregoing cases which could reasonably result in material liability to the Company and its Subsidiaries, taken as a whole, and in addition to such notice, deliver to the Administrative Agent and each Lender whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Company setting forth details as to such Reportable Event and the action that the Company or such Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with the PBGC, or (B) any notice delivered by the PBGC evidencing its intent to institute such proceedings or any notice to the PBGC that such Plan is to be terminated, as the case may be;

          (e) concurrently with the delivery of the information delivered pursuant to subsection 6.2(f) and each prepayment required pursuant to subsection 3.4(b)(iii), of any Asset Sale or substantially like-kind exchange of real property by the Company or any of its Subsidiaries; and

          (f) of the following events, as soon as practicable and in any event within five Business Days (i) after obtaining knowledge thereof, the occurrence of any event that would (with the giving of notice, the passage of time, or both) be a violation of any Health Care Permit that is necessary for the lawful conduct of the business or operations of the Company or any of its Subsidiaries (other than violations which the Company does not reasonably expect to be able to cure within a reasonable period of time and which could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole), including, without limitation, the ownership and operation of its Health Care Facilities and Ancillary Businesses, (ii) after receipt thereof, any notice of any violation of any Requirements of Law which would (with the giving of notice, the passage of time, or both) cause any of the Health Care Permits referred to in clause (i) to be modified, rescinded or revoked and which the Company does not reasonably expect to be able to cure within a reasonable period of time, (iii) after receipt thereof, any notice, summons, citation or other proceeding imposing a revocation, suspension or a materially adverse modification of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Businesses of the Company or any of its Subsidiaries in any manner which would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (iv) after obtaining knowledge thereof, any revocation or involuntary termination of any Medicare provider agreement, Medicaid provider agreement, Medicare certification or Medicaid certification applicable to any of the Health Care Businesses of the Company or any of its Subsidiaries that could reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

Each notice pursuant to this subsection 6.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (d)) stating what action the Company proposes to take with respect thereto.

          6.8  Environmental Laws.  (a) (i) Comply with all Environmental Laws
               ------------------
applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned and (ii) take reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them insofar as any failure of the Company, its Subsidiaries or any of the foregoing so to comply, obtain or maintain could result in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the

Company and its Subsidiaries, taken as a whole. Noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this subsection 6.8(a), provided that, upon learning of any such noncompliance, the Company and its
--------
Subsidiaries shall promptly undertake reasonable efforts to achieve compliance or to contest by appropriate proceedings any alleged noncompliance and, provided, further, that, in any case, such noncompliance, and any other
--------  -------
noncompliance with Environmental Law and any contesting of allegations of noncompliance with Environmental Laws, individually or in the aggregate, could not reasonably be expected to give rise to a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          (b) Comply in a timely manner with all orders and lawful directives regarding Environmental Laws issued to the Company or any of its Subsidiaries by any Governmental Authority, other than such orders and lawful directives as to which an appeal or other challenge has been timely and properly taken in good faith and the pendency of any and all such appeals and other challenges could not reasonably be expected to give rise to a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          (c) Maintain, update as appropriate, and implement in all material respects an environmental program reasonably designed to (i) ensure that the Company, its Subsidiaries, any of their respective operations (including, without limitation, disposal), and any properties owned, leased or operated by any of them, attain and remain in substantial compliance with all applicable Environmental Laws, (ii) reasonably and prudently manage any liabilities or potential liabilities that the Company, any of the other Credit Parties, any of their respective operations (including, without limitation, disposal), and any properties owned or leased by any of them, may have under all applicable Environmental Laws, and (iii) ensure that the Company and its Subsidiaries undertake reasonable efforts to identify, and reasonably evaluate, issues of compliance with and liability under Environmental Laws prior to acquiring, directly or indirectly, any ownership or leasehold interest in real property, or other interest in any real property that could give rise to Company or any of its Subsidiaries being subjected to liability under any Environmental Law as a result of such acquisition.

          6.9  Additional Collateral.  (a)  Subject to the limitations set forth
               ---------------------
in subsection 6.9(b) and subsection 6.9(c) and except with respect to any joint venture investments permitted by subsection 7.6(h), with respect to any assets acquired after the Closing Date by the Company or any of its Subsidiaries (other than (x) any assets described in paragraph (b), (c) or (d) of this subsection and (y) immaterial assets) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, and (ii) take all actions necessary or advisable to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable

Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.

          (b) With respect to any Person that is or becomes a Domestic Subsidiary, promptly upon the request of the Administrative Agent (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Collateral Agreement as the Administrative Agent reasonably shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Domestic Subsidiary, as the case may be, and (iii) cause such new Domestic Subsidiaries
(A) to become a party to this Agreement as a Borrower (or to become a guarantor of the obligations hereunder and under the Synthetic Lease Facility), to become a party to the Collateral Agreement and to become a party to the Agency and Intercreditor Agreement or, in each case, to become a party to such comparable documentation which is in form and substance reasonably satisfactory to the Administrative Agent and (B) to take all actions necessary or advisable to cause the Lien created by the Collateral Agreement or such comparable documentation, as the case may be, to be duly perfected to the extent required by such agreement or document in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, provided, that the Company and its Subsidiaries shall not be required to comply
--------
with the requirements of this subsection 6.9(b) with respect to a Domestic Subsidiary if (x) such compliance is prohibited by such Domestic Subsidiary's Contractual Obligations with third parties in connection with lease arrangements or Indebtedness for borrowed money and (y) the aggregate Acquisition Consideration for all Domestic Subsidiaries acquired subsequent to the date hereof which are not Borrowers hereunder or guarantors of the obligations hereunder and under the Synthetic Lease Facility shall not exceed $30,000,000.

          (c) Upon the request of the Administrative Agent, the Company will, and will cause its Domestic Subsidiaries to, promptly grant to the Administrative Agent, within 60 days of such request, security interests and mortgages (an "Additional Mortgage") in such owned Real Property of the Company
               -------------------
and its Domestic Subsidiaries as are acquired after the Closing Date by the Company or such Domestic Subsidiary as additional security for the obligations of the Credit Parties under any Credit Document, provided that an Additional
                                                 --------
Mortgage covering any such owned Real Property will not be required if (i) such Real Property is already mortgaged to a third party to the extent permitted by subsection 7.2, (ii) with respect to a Domestic Subsidiary, such Additional Mortgage is not permitted by such Domestic Subsidiary's Contractual Obligations with third parties in connection with lease arrangements or Indebtedness for borrowed money or (iii) (A) the value of such Real Property, together with any improvements thereon, is less than $2,500,000 and (B) the aggregate value of all Real Properties (other than Real Properties for which the granting of an Additional Mortgage would be prohibited under the circumstances set forth in clause (i) or (ii) of this proviso) for which Additional Mortgages are not granted hereunder shall not exceed $10,000,000. Each such Additional Mortgage shall be granted pursuant to documentation substantially similar to the form of Mortgage attached hereto as Exhibit L and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens and such other Liens reasonably acceptable to the Administrative Agent. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent, for the benefit of the Lenders, required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. If requested by the Administrative Agent or the Required Lenders, the Company shall provide a lender's title policy with respect to each such Additional Mortgage conforming to the requirements of subsection 6.12.

          (d) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by the Company or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Collateral Agreement, or such other Security Document, as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Company or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if reasonably requested by the Administrative Agent (taking into account the cost involved in relation to the value of the collateral security to be afforded thereby), deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided that the Company and its
                                          --------
Subsidiaries shall not be required to comply with the requirements of this subsection 6.9(c) with respect to a Foreign Subsidiary if such compliance is prohibited by such Foreign Subsidiary's Contractual Obligations with third parties in connection with lease arrangements or Indebtedness for borrowed money.

          6.10 Health Care Permits and Approvals.  Take all action reasonably
               ---------------------------------
necessary (a) to maintain in full force and effect all Health Care Permits reasonably necessary for the lawful conduct of its business or operations where now conducted and as planned to be conducted, including the ownership and operation of its Health Care Facilities and Ancillary Businesses pursuant to all Requirements of Law and (b) to ensure that each Health Care Facility and Ancillary Business owned, leased, managed or operated by the Company or any of its Subsidiaries are entitled to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent the Company or any of its Subsidiaries has decided to participate in any such program with respect to such Health Care Facility or Ancillary Business, as the case may be, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, except, in each case, where a failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          6.11 Operating Leases.  Furnish to the Administrative Agent, at the
               ----------------
time of the acquisition of any Encumbered Subsidiary the principal asset of which is the subject of an operating lease under which such Encumbered Subsidiary is the lessee, or of the acquisition by any Encumbered Subsidiary of any assets the principal one of which is the subject of an operating lease under which such Encumbered Subsidiary is the lessee, an appraisal prepared by an appraiser of recognized standing in the area in which such leased property is located of the fair market value of such property.

          6.12 Mortgages.  Furnish to the Administrative Agent, within 60 days
               ---------
after the Closing Date, (a) fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance reasonably satisfactory to the Administrative Agent and substantially in the form of Exhibit L (each a "Mortgage" and collectively, the "Mortgages") covering all the
                   --------                         ---------
Mortgaged Properties, and arrangements reasonably satisfactory to the Administrative Agent shall be in place by the 60th day after the Closing Date to provide that counterparts of such Mortgages shall be promptly recorded upon execution in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, effectively to create a valid and enforceable first (or, in the case of the Mortgages granted by the Meditrust Entities, second) priority Lien, subject only to Permitted Liens, on each Mortgaged Property in favor of the Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of the Lenders,
(b) a lender's title insurance policy, paid for by the Company, issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, insuring each Mortgage as a first (or, in the case of the Mortgages granted by the Meditrust Entities, second) lien on the relevant Mortgaged Property and subject only to Permitted Liens and Liens expressly agreed to by the Administrative Agent and (c) such other documents (including without limitation, ALTA/ASCM surveys of each Mortgaged Property made in accordance with ALTA/ASCM standards, including Table A, Items Nos. 1-4 and 6-13 as updated by inspection) as are reasonably required by the Administrative Agent.


          SECTION 7.  NEGATIVE COVENANTS
                      ------------------

          The Company hereby agrees that it shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly so long as the Commitments remain in effect or any Loan, Note or L/C Obligation remains outstanding and unpaid, any amount (unless cash in an amount equal to such amount has been deposited to a cash collateral account established by the Administrative Agent) remains available to be drawn under any Letter of Credit or any other amount is owing to any Lender or the Administrative Agent hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Section 7 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided):

          7.1  Indebtedness.  Create, incur, assume or suffer to exist any
               ------------
Indebtedness, except:

          (a)  the Indebtedness outstanding on the Closing Date and reflected on
Schedule 7.1(a), including the refinancing of any such Indebtedness on terms and conditions that, in the good faith judgment of the Company, taken as a whole are no less favorable to the Company and its Subsidiaries or the Lenders;

          (b) Indebtedness of any Credit Party pursuant to (i) any Credit Document and (ii) the Synthetic Lease Facility;

          (c) Indebtedness (i) of the Company to any Domestic Subsidiary, (ii) of any Domestic Subsidiary to the Company or any other Domestic Subsidiary and
(iii) of any Foreign Subsidiary to the Company or any other Subsidiary in an aggregate principal amount at any one time outstanding for all Foreign Subsidiaries not to exceed the sum of $15,000,000 plus the sum of any amounts
                                                  ----
dividended or distributed to the Company or any Domestic Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof by any Foreign Subsidiary, less the sum of (A) the aggregate amount of any Contingent
            ----
Obligations of the Borrowers in respect of then outstanding obligations of Foreign Subsidiaries pursuant to subsection 7.3(c)(ii) and (B) the aggregate amount of any investments made in Foreign Subsidiaries subsequent to the date hereof pursuant to subsection 7.6(b)(iii), provided that such Indebtedness
                                           --------
referred to in this clause (c) is evidenced, if requested by the Administrative Agent, by a promissory note or promissory notes which has or have been pledged to the Administrative Agent on terms and conditions satisfactory to the Administrative Agent and provided, further, that at no time shall (x) the sum,
                         --------  -------
calculated for each Encumbered Subsidiary and then aggregated for all Encumbered Subsidiaries, of the excess, if any, of (1) the aggregate amount of all loans, advances and investments (other than any investments in connection with acquisitions of Encumbered Subsidiaries permitted by subsection 7.6(g)(iv)) by the Company or any Subsidiary (other than an Encumbered Subsidiary) to or in such Encumbered Subsidiary subsequent to the date hereof as permitted by this subsection and subsection 7.6(b)(ii)(B) over (2) the aggregate amount of loan repayments and dividends and distributions from such Encumbered Subsidiary to the Company or any Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof exceed (y) the sum of $25,000,000 plus the then Added Amount;
                                                     ----

          (d)  Indebtedness of the Company in respect of:

                    (i)(A) up to $105,000,000 principal amount of Bridge Senior Subordinated Debt issued on the Closing Date, and additional principal amount of Bridge Senior Subordinated Debt issued in lieu of cash interest on the outstanding Bridge Senior Subordinated Debt and otherwise as contemplated by the Bridge Loan Agreement upon exchange of Bridge Senior Subordinated Debt into exchange notes or (B) Senior Subordinated Discount Notes issued on the Closing Date for gross cash proceeds to the Company of up to $105,000,000;

                    (ii) Permanent Senior Subordinated Debt in an aggregate principal amount not to exceed the accreted value of such Senior Subordinated Discount Notes (or any refinancing thereof permitted hereunder) at the time of such refinancing and 10% of such value, the proceeds (net of any fees and expenses in connection therewith) of which shall be applied to prepay, redeem, retire or repurchase either
          (A) the outstanding principal amount of the Bridge Senior Subordinated Debt, (B) the accreted value of the Senior Subordinated Discount Notes at the time of such refinancing or (C) other Permanent Senior Subordinated Debt;

               (iii) up to $40,000,000 principal amount of Bridge Junior Subordinated Debt issued on the Closing Date, and additional principal amount of Bridge Junior Subordinated Debt issued in lieu of cash interest on the outstanding Bridge Junior Subordinated Debt and otherwise as contemplated by the Bridge Loan Agreement upon exchange of Bridge Junior Subordinated Debt into exchange notes; provided,
                                                                  --------
          however, that in the event that the aggregate principal amount of
          -------
          Bridge Senior Subordinated Debt or Senior Subordinated Discount Notes, as the case may be, issued as permitted by subsection 7.1(d)(i) is more than $100,000,000 but less than or equal to $105,000,000, the principal amount of Indebtedness permitted by this subsection 7.1(d)(iii) shall be reduced by an amount equal to the amount by which such Bridge Senior Subordinated Debt or Senior Subordinated Discount Notes, as the case may be, exceeds $100,000,000; and

               (iv) Permanent Junior Subordinated Debt in an aggregate principal amount not to exceed the principal amount of the Bridge Junior Subordinated Debt or, if the issuance thereof to refinance Preferred Stock shall be consented to by the Required Lenders, the Exchange Debentures (or, in either case, any refinancing thereof permitted hereunder) at the time of such refinancing and 10% of such value, the proceeds (net of any fees and expenses in connection therewith) of which shall be applied to prepay, redeem, retire or repurchase either (A) the outstanding principal amount of Bridge Junior Subordinated Debt, (B) the outstanding amount of Preferred Stock, (C) the outstanding principal amount of Exchange Debentures, if any, or (D) other Permanent Junior Subordinated Debt.

          (e) (i) Indebtedness of the Company and its Subsidiaries for (A) industrial revenue bonds or other similar governmental and municipal bonds and
(B) the deferred purchase price of newly acquired equipment of the Company and its Subsidiaries (pursuant to purchase money mortgages or otherwise and whether owed to the seller or a third party) used in the ordinary course of business

(provided such financing is entered into within 180 days of the acquisition of
---------
such property) of the Company and its Subsidiaries in an amount (based on the remaining balance of the obligations therefor on the books of the Company and its Subsidiaries) which shall not exceed $10,000,000 in the aggregate at any one time outstanding for Indebtedness described in this clause (i), and (ii) Indebtedness of the Company and its

Subsidiaries in respect of Financing Leases to the extent subsections 7.7 and
7.10 would not be contravened;

          (f) (i) Indebtedness assumed in connection with acquisitions permitted by subsection 7.6(g) (so long as such Indebtedness was not incurred in anticipation of such acquisitions), (ii) Indebtedness of newly acquired Subsidiaries acquired in such acquisitions (so long as such Indebtedness was not incurred in anticipation of such acquisition), (iii) Indebtedness owed to the seller in any acquisition permitted by subsection 7.6(g) constituting part of the purchase price thereof and (iv) Indebtedness of the Company or any Subsidiary incurred to finance any acquisition permitted by subsection 7.6(g), all of which Indebtedness permitted by this subsection 7.1(f) (including refinancings thereof as permitted by subsection 7.1(m)), when added to the aggregate principal amount of Indebtedness permitted by subsection 7.1(h) or 7.1(n) the Net Proceeds of which shall have been applied to refinance preferred stock the proceeds of which were originally used to finance the acquisition of an Encumbered Subsidiary permitted by subsection 7.6(g), shall not exceed in the aggregate at any one time outstanding an amount equal to the excess, if any, of
(x) $175,000,000 over (y) the excess, if any, of (1) the aggregate Acquisition Consideration given subsequent to the date hereof in connection with acquisitions permitted by subsection 7.6(g)(iv) (excluding (A) Capital Stock of the Company issued in connection with such acquisitions, (B) the Net Proceeds of issuances of Capital Stock to the extent such Net Proceeds are contemporaneously applied toward such acquisitions, (C) any Indebtedness constituting a portion of such Acquisition Consideration and (D) the Net Proceeds of any bond issuance as permitted by subsection 7.1(e) to the extent such Net Proceeds are contemporaneously applied toward such acquisition) over (2) an amount equal to the aggregate Acquisition Consideration (or in the event of one or more partial sales of assets or Capital Stock as set forth in clause (aa) below, the proceeds thereof not to exceed, individually or in the aggregate, the total Acquisition Consideration therefor) given subsequent to the date hereof in connection with acquisitions permitted by subsection 7.6(g)(iv) (excluding Capital Stock, Net Proceeds of issuances thereof, any Indebtedness constituting a portion of such Acquisition Consideration and Net Proceeds of certain bond issuances as aforesaid) with respect to which either (aa) all or a portion of the assets or Capital Stock so acquired shall have been subsequently sold or (bb) in any case where the Subsidiary that is the subject of such acquisition or that is the holder of the assets so acquired is, immediately after giving effect to such acquisition, an Encumbered Subsidiary, such Encumbered Subsidiary shall have ceased to be an Encumbered Subsidiary; provided that the aggregate principal
                                       --------
amount of outstanding Indebtedness permitted by this clause (iv) at any time outstanding shall be increased by an amount equal to the aggregate amount which the Company would then be permitted to borrow under subsection 7.1(e)(i) and invest under subsection 7.6(h);

          (g) Indebtedness in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

          (h) unsecured subordinated indebtedness of the Company and its Subsidiaries, provided that (i) such Indebtedness shall not exceed $10,000,000
              --------
in aggregate principal amount at any one time outstanding plus any additional principal amount of such Indebtedness issued in lieu of cash interest on such outstanding Indebtedness or any refinancing thereof, (ii) no part of the principal amount of such Indebtedness shall have a maturity date earlier than the one-year anniversary of the Termination Date and (iii) the non-default interest rate thereon shall not exceed 12% per annum;

          (i) additional Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any one time outstanding not in excess of $15,000,000.

          (j) Indebtedness in respect of letters of credit (other than Letters of Credit issued hereunder) in an aggregate principal amount equal to $5,000,000 at any one time outstanding;

          (k) Indebtedness of Foreign Subsidiaries owing to Persons other than the Company or any other Subsidiary in an aggregate principal amount at any one time outstanding not in excess of $15,000,000;

          (l) Indebtedness of a Domestic Subsidiary in an aggregate principal amount at any one time outstanding not in excess of $18,000,000 assumed in connection with the exercise of purchase options with respect to the properties, or the equity interests in the Persons that are the owners of such properties, that are the subject of the currently existing Financing Leases to which Harborside of Cleveland, L.P. is a party;

          (m) refinancings on market terms and conditions of Indebtedness permitted pursuant to subsection 7.1(f), provided that either (i) the Available
                                         --------
Revolving Credit Commitment at the time of any such refinancing is less than the amount being refinanced or (ii) such refinancing is of Indebtedness of an Encumbered Subsidiary that occurs at the final maturity of such Indebtedness and the payment of such Indebtedness in full at such final maturity would not (as a result of Contractual Obligations with third parties in connection with lease arrangements or other Indebtedness for borrowed money) result in such Encumbered Subsidiary ceasing to be an Encumbered Subsidiary;

          (n) Indebtedness the aggregate gross proceeds received by the Company in connection with the issuance of which do not exceed $25,000,000 on terms and conditions (other than those relating to the rate of interest payable thereon, provided that such rate may not exceed the then prevailing market rate for similar issues by comparable issuers) substantially similar to those described in the Offering Memorandum as being applicable to the Senior Subordinated Discount Notes; and

          (o) additional secured Indebtedness of the Company and its Subsidiaries in an aggregate principal amount of any one time outstanding not in excess of $10,000,000.

          For the purposes of this subsection 7.1, Indebtedness incurred in connection with the payment by the Company or any Subsidiary of expenses, operating costs and maintenance capital expenditures of any Domestic Subsidiary in the ordinary course of the business of such Domestic Subsidiary shall not be considered to be a loan of, or advance by, the Company or any Subsidiary to such Domestic Subsidiary and shall be permitted under this Agreement.

          7.2  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets, income or profits, whether now owned or hereafter acquired, except:

          (a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP;

          (c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements (including, without limitation, reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole;

          (f) Liens in favor of the Administrative Agent and the Lenders pursuant to the Credit Documents, including Liens pursuant to the Credit Documents in respect of Interest Rate Agreements, and bankers' liens arising by operation of law;

          (g) Liens on property of the Company or any Subsidiary created solely for the purpose of securing Indebtedness permitted by subsection 7.1(e) representing or incurred to finance, refinance or refund the purchase price of property or the cost of making improvements thereto, provided that (i) no such
                                                     --------
Lien shall extend to or cover property of the Company or such Subsidiary other than the respective property so acquired or improved and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed the fair market value of such property at the time of the creation of such Indebtedness;

          (h) Liens on property of the Company or any Subsidiary acquired with the proceeds of any Indebtedness permitted by subsection 7.1(f), or on the Capital Stock of any such acquired Subsidiary, to secure such Indebtedness, provided that (i) no such Lien shall extend to or cover other property of the
--------
Company or such Subsidiary and (ii) the principal amount of Indebtedness secured by any such Lien shall not exceed the original purchase price of such property;

          (i) Liens existing on the Closing Date after giving effect to the consummation of the Merger and described in subsection 4.13 or Schedule 7.2(i) (including the extension of any Liens listed on such Schedule relating to any Indebtedness permitted under subsection 7.1(a) in connection with any refinancing of such Indebtedness permitted by such subsection and any Liens securing Indebtedness to be repaid on the Closing Date to the extent the Company has made arrangements to terminate such Liens in a manner satisfactory to the Administrative Agent), provided that no such Lien shall extend to or cover other
                       --------
property of the Company or the respective Subsidiary other than the respective property so encumbered and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original principal amount of the Indebtedness so secured;

          (j) Liens on documents of title and the property covered thereby securing Indebtedness in respect of the Commercial L/Cs;

          (k) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matter of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

          (l) Liens in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

          (m) Liens on goods (and proceeds thereof) securing reimbursement obligations in respect of commercial letters of credit issued in accordance with the terms of this Agreement;

          (n) Liens on the Capital Stock or assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted by subsection 7.1(k);

          (o) Liens on the Capital Stock or personal property of any Subsidiary securing operating leases of such Subsidiary; and

          (p) Liens on property of the Company or any Subsidiary created solely for the purpose of securing Indebtedness permitted by subsection 7.1(o).

          7.3  Limitation on Contingent Obligations.  Create, incur, assume or
               ------------------------------------
suffer to exist any Contingent Obligation except:

          (a) pursuant to this Agreement, the Collateral Agreement or the Synthetic Lease Facility;

          (b) guarantees by the Company incurred in the ordinary course of business for an aggregate amount not to exceed $5,000,000 at any one time outstanding;

          (c) guarantees by the Company or any Domestic Subsidiary of (i) obligations of the Company or of Domestic Subsidiaries (other than Encumbered Subsidiaries) and (ii) obligations of Foreign Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $15,000,000 plus the
                                                                       ----
sum of any amounts dividended or distributed to the Company or any Domestic Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof by Foreign Subsidiaries, less the sum of (A) the aggregate amount of any
                         ----
Indebtedness of Foreign Subsidiaries pursuant to subsection 7.1(c)(iii) and (B) the aggregate amount of any investments made in Foreign Subsidiaries subsequent to the date hereof pursuant to subsection 7.6(b)(iii);

          (d) guarantees by the Company or any Subsidiary of Indebtedness of Encumbered Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding $35,000,000;

          (e) Contingent Obligations existing on the Closing Date and described in Schedule 7.3(e) and Contingent Obligations relating to any Indebtedness permitted under subsection 7.1(a);

          (f) guarantees of obligations to third parties in connection with travel and entertainment advances and relocation and other loans to employees of the Company or any of its Subsidiaries, in an amount which, together with all loans and advances made pursuant to subsection 7.6(f), shall not exceed $5,000,000 at any one time outstanding;

          (g) Contingent Obligations in connection with workmen's compensation obligations and general liability exposure of the Company and its Subsidiaries;

          (h) subordinated guarantees in respect of the Subordinated Debt issued by Subsidiaries, provided that such subordinated guarantees are
                        --------
subordinated to the Borrowers' obligations under this Agreement on substantially the same basis as the Subordinated Debt is subordinated to the Loans; and

          (i) guarantees by the Company or any Domestic Subsidiary of Indebtedness of joint ventures in or to which the Company or any of its Subsidiaries has made investments or loans or advances as permitted by subsection 7.6(h) in an aggregate principal amount (when added to the aggregate then outstanding amount of such investments, loans and advances) not to exceed at any one time outstanding $10,000,000 plus the sum of (i) any amounts
                                        ----
dividended or distributed to the Company or any Domestic Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof by such joint ventures and (ii) the proceeds of any sale permitted by subsection 7.5(j) to the extent that such proceeds are not otherwise reinvested.

          7.4  Prohibition of Fundamental Changes.  Enter into any merger or
               ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or engage in any type of business other than of the same general type now conducted by it, except (a) for the Merger,
(b) for the transactions otherwise permitted pursuant to subsection 7.5(b), (c) Subsidiaries with a net book value not greater than $100,000 may be dissolved and (d) any Subsidiary may otherwise be dissolved, provided that upon
                                                   --------
dissolution, the assets of such Subsidiary are transferred to the Company or a wholly owned Domestic Subsidiary of the Company on the terms and subject to the conditions set forth in subsection 7.5(b).

          7.5  Prohibition on Disposition of Assets.  Convey, sell, lease,
               ------------------------------------
assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation of any Subsidiary of the Company) any of its property, business or assets (including, without limitation, receivables and other payments and Health Care Businesses), whether now owned or hereafter acquired, except:

          (a) the sale or other disposition of inventory in the ordinary course of business;

          (b) the Company or any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to, and any Subsidiary of the Company may merge with and into, the Company or a wholly owned Domestic Subsidiary of the Company, and the Company or any Subsidiary of the Company may sell or otherwise dispose of, or part with control of any or all of, the Capital Stock of any Subsidiary to a wholly owned Domestic Subsidiary of the Company or the Company, provided that no
                                                                --------
such transaction may be effected if it would result in the transfer of any assets of, or any Capital Stock of, the Company or a Subsidiary (other than an Encumbered Subsidiary) to, or the merger with and into, an Encumbered Subsidiary unless such Encumbered Subsidiary (directly or through a series of mergers and transfers) promptly transfers the assets transferred to it by such Subsidiary, or, as the case may be, any Capital Stock thereof, to the Company or a Domestic Subsidiary (other than an Encumbered Subsidiary);

          (c) the lease in the ordinary course of business of Fee Properties and other real property owned in fee;

          (d) any condemnation or eminent domain proceeding affecting any real property, provided that the parties hereto agree that the net proceeds received
          --------
in connection with such proceeding shall be deemed not to constitute "Net Proceeds" if such net proceeds are reinvested in new or existing properties or used for capital expenditures within 18 months;

          (e)  any substantially like-kind exchange of real property, provided
                                                                      --------
that only any cash received by the Company or any Subsidiary of the Company in connection with such an exchange (net of all costs and expenses incurred in connection with such transaction or with the commencement of operation of real property received in such exchange) and not reinvested in real property or used for capital expenditures within 360 days (or, in the event there is a definitive agreement in existence committing such net proceeds to such reinvestment or capital expenditure within 360 days of receipt of the same, such 360-day period will be extended for a period not to exceed 180 days with respect to the amount of net proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement)) of receipt of the same shall be deemed to be Net Proceeds and shall be applied as provided for in subsection 3.4(b)(iii) and provided, further, that
                                                         --------  -------
the aggregate outstanding amount of net proceeds held by the Company at any time for reinvestment in respect of any real property exchanged pursuant to this paragraph (e) and real property sold pursuant to subsection 7.5(h) shall not exceed $40,000,000;

          (f) the sale or other disposition of any property that, in the reasonable judgment of the Company has become uneconomic, obsolete or worn out, and which is sold or disposed of in the ordinary course of business;

          (g) the sale or other disposition of any property, the aggregate amount of the net proceeds received in respect of which shall not exceed $10,000,000 during the term of this Agreement;

          (h)  the sale or other disposition of any interest in real property,

provided that (i) the net proceeds of any such sale shall constitute Net
--------
Proceeds only to the extent such net proceeds are not reinvested in real property or used for capital expenditures within 360 days (or, in the event there is a definitive agreement in existence committing such net proceeds to such reinvestment or capital expenditure within 360 days from the date of such sale, such 360-day period will be extended for a period not to exceed 180 days with respect to the amount of net proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement)) from the date of such sale, (ii) if the real property so sold constituted Collateral under the Security Documents then any real property purchased with the net proceeds thereof shall be mortgaged for the benefit of the Lenders if required by subsection 6.9(c) and in accordance therewith and
(iii) the aggregate outstanding amount of net proceeds held by the Company at any time for reinvestment in respect of any real property sold pursuant to this paragraph (h) and real property exchanged pursuant to subsection 7.5(e) shall not exceed $40,000,000;

          (i) the sale of all or any part of the Company's or any Subsidiary's ownership of Bowie Center L.P. and the pharmacy joint venture with Neighborcare;

          (j) the sale of all or any part of any joint venture interest permitted by subsection 7.6(h), provided that the net proceeds of any such sale
                                --------
shall constitute Net Proceeds only to the extent such net proceeds are not reinvested in joint ventures (as permitted by subsection 7.6(h)) or used for capital expenditures or for acquisitions permitted by subsection 7.6(g) within 360 days (or, in the event there is a definitive agreement in existence committing such net proceeds to such reinvestment, capital expenditure or acquisition within 360 days from the date of such sale, such 360-day period will be extended for a period not to exceed 180 days with respect to the amount of net proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement)) from the date of such sale; and

          (k) the sublease in the ordinary course of business of any assets or properties, provided that the Company and its Subsidiaries may not sublease all
            --------
or substantially all of the assets of more than seven Health Care Facilities to Persons that are not Affiliates of the Company.

          7.6  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in (including, without limitation, any acquisition of all or any substantial portion of the assets, and any acquisition of a business or a product line, of other companies, other than the acquisition of inventory in the ordinary course of business and it being understood that this covenant is not intended to limit the ability of the Company or any Subsidiary to enter into any lease of real or personal property but that this covenant is intended to cover the acquisition of a business, the principal asset or assets of which is or are the subject of an operating lease under which the Company or any Subsidiary is the lessee and it being further understood that this covenant is intended to cover the acquisition by the Company or any Subsidiary of any real property and related personal property that is the subject of such an operating lease pursuant to the exercise by the Company or such Subsidiary of a purchase option provided for in such lease (a "Purchase Option Acquisition")), any Person (except to the extent
          ---------------------------
permitted by subsection 7.7), except:

          (a) the Company may make loans or advances to any Domestic Subsidiary (other than an Encumbered Subsidiary), and any Subsidiary may make loans or advances to the Company or any Domestic Subsidiary (other than an Encumbered Subsidiary), to the extent in each case the Indebtedness created thereby is permitted by subsection 7.1(c);

          (b) (i) any Subsidiary may make investments in the Company (by way of capital contribution or otherwise), (ii) the Company and any Subsidiary may make investments in, or create, any wholly owned Domestic Subsidiary (by way of capital contribution or otherwise) or make investments permitted by subsection 7.5(b), provided that, in any such case, (A) the requirements of subsection 6.9
        --------
are satisfied and (B) at no time shall (x) the sum, calculated for each Encumbered Subsidiary and then aggregated for all Encumbered Subsidiaries, of the excess, if any, of (1) the aggregate amount of all loans, advances and investments (other than any investments in connection with acquisitions of Encumbered Subsidiaries permitted by subsection 7.6(g)(iv)) by the Company or any Subsidiary (other than an Encumbered Subsidiary) to or in such Encumbered Subsidiary subsequent to the date hereof as permitted by this subsection and subsection 7.1(c) over (2) the aggregate amount of loan repayments and dividends and distributions from such Encumbered Subsidiary to the Company or any Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof exceed (y) the sum of $25,000,000 plus the then Added Amount, and (iii) the
                                  ----
Company and any Subsidiary may make investments in, or create, any Foreign Subsidiary (by way of capital contribution or otherwise), provided that (A) the
                                                          --------
requirements of subsection 6.9 are satisfied and (B) the aggregate amount of all investments in such Foreign Subsidiaries shall not exceed at any one time outstanding the sum of $15,000,000 plus any amounts dividended or distributed by
                                   ----
such Foreign Subsidiaries subsequent to the date hereof to the Company or any Domestic Subsidiary (other than an Encumbered Subsidiary), less the sum of (x)
                                                           ----
the aggregate amount of any Indebtedness of

Foreign Subsidiaries pursuant to subsection 7.1(c)(iii) and (y) the aggregate amount of any Contingent Obligations of the Borrowers in respect of then outstanding obligations of Foreign Subsidiaries pursuant to subsection 7.3(c)(ii);

          (c) the Company and its Subsidiaries may invest in, acquire and hold Cash Equivalents and Investment Grade Securities;

          (d) the Company or any of its Subsidiaries may make payroll advances in the ordinary course of business;

          (e) the Company or any of its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that nothing in this clause (e) shall prevent the Company or any
--------
Subsidiary from offering such concessionary trade terms, or from receiving such investments, in connection with the bankruptcy or reorganization of their respective suppliers or customers or the settlement of disputes with such customers or suppliers arising in the ordinary course of business, as management deems reasonable in the circumstances;

          (f) the Company or any of its Subsidiaries may make travel and entertainment advances and relocation and other loans to officers and employees of the Company or any such Subsidiary, provided that the aggregate principal
                                       --------
amount of all such loans and advances outstanding at any one time, together with the guarantees of such loans and advances made pursuant to subsection 7.3(f), shall not exceed $5,000,000 at any one time outstanding; and

          (g) the Company and its Subsidiaries may make Purchase Option Acquisitions and may make expenditures to acquire all or a portion of the Capital Stock or assets of any Person engaged primarily in one or more businesses in which the Company and its Subsidiaries are engaged or directly related thereto or in the ownership or operation of Health Care Facilities or Ancillary Businesses generally (it being understood that this paragraph (g) shall be applicable to any like-kind exchange of property effected pursuant to subsection 7.5(e) to the extent that the fair market value of the property received by the Company or any Subsidiary in such exchange exceeds the fair market value of the property transferred by the Company or any Subsidiary in connection therewith), provided that, after giving pro forma effect to any such
                       --------                    --- -----
acquisition permitted by this paragraph (g) and the financing thereof and any Indebtedness incurred or assumed in connection therewith:

          (i)  the provisions of subsection 6.9 are satisfied,

          (ii) either (A) the ratio of Consolidated Senior Indebtedness as of the day of such acquisition to Consolidated EBITDA for the period of four fiscal quarters ending as at the last day of the most recently ended fiscal quarter is less than or equal to 4.25 to 1.00, provided that for purposes
                                                    --------
     of calculating such ratio, the unencumbered (other than Liens permitted pursuant to subsection 7.2(f)) cash and Cash Equivalent balances of the Company and its Subsidiaries as of the day of such acquisition shall be deducted from the amount of Consolidated Senior Indebtedness on such date and provided, further, that for purposes of calculating Consolidated EBITDA for
     --------  -------
     any period, the Consolidated EBITDA of any Acquired Business acquired during such period (as the Consolidated EBITDA of such Acquired Business may be adjusted (w) for those items that occur by reason of such acquisition that would be substantially in conformity with the calculation of Consolidated EBITDA in accordance with Regulation S-X, (x) in accordance with the adjustment to EBITDA for the fiscal year ending December 31, 1997 described in the Confidential Information Memorandum in an aggregate approximate amount of $1,300,000, (y) to reflect a full year of occupancy for newly constructed beds and (z) for any cost reduction resulting from the termination of any contracts of the Acquired Business which are in existence at the time of the acquisition of such Acquired Business and any additional costs incurred in connection with the services that were terminated) shall be included on a pro forma basis for such period
                                        --- -----
     (assuming the consummation of such acquisition and the incurrence, assumption or guarantee of any Indebtedness in connection therewith occurred on the first day of such period), (B) the amount of expenditures in connection with each such acquisition does not exceed $2,500,000 and the Company elects (by prior written notice to the Administrative Agent) to treat such expenditures as Capital Expenditures for purposes of this Agreement, including but not limited to subsection 7.7, or (C) such acquisition constitutes an acquisition of a business, the principal asset or assets of which is or are the subject of an operating lease under which the Company or any Subsidiary is the lessee and the Trust is not the lessor, and with respect to which no amounts are expended by the Company or any Subsidiary in connection therewith other than (w) regularly scheduled lease payments, (x) customary closing costs and expenses, (y) customary security deposits and (z) payments to acquire temporary working capital of such business so long as the Company or such Subsidiary reasonably expects to receive at least an equivalent amount of cash from such business within 90 days of such expenditure,

          (iii) no Default or Event of Default has occurred and is continuing or would result therefrom,

          (iv) the excess, if any, of (1) the aggregate Acquisition Consideration given subsequent to the date hereof in connection with all acquisitions of or by Encumbered Subsidiaries as permitted by this subsection 7.6(g) (excluding (A) Capital Stock of the Company issued in connection with such acquisitions, (B) the Net Proceeds of issuances of Capital Stock to the extent such Net Proceeds are contemporaneously applied toward such acquisitions, (C) any Indebtedness constituting a portion of such Acquisition Consideration and (D) the Net Proceeds of any bond issuance as permitted by subsection 7.1(e) to the extent such Net Proceeds are contemporaneously applied toward such acquisition) over (2) an amount equal to the aggregate Acquisition Consideration (or in the event of one or more partial sales of assets or Capital Stock as set forth in clause (aa) below, the proceeds thereof not to exceed, individually or in the aggregate, the total Acquisition Consideration therefor) given subsequent to the date hereof in connection with acquisitions permitted by this subsection 7.6(g)(iv) (excluding Capital Stock, Net Proceeds of issuances thereof, any Indebtedness constituting a portion of such Acquisition Consideration and Net Proceeds of certain bond issuances as aforesaid) with respect to which either (aa) all or a portion of the assets or Capital Stock so acquired shall have been subsequently sold or (bb) in any case where the Subsidiary that is the subject of such acquisition or that is the holder of the assets so acquired is, immediately after giving effect to such acquisition, an Encumbered Subsidiary, such Encumbered Subsidiary shall have ceased to be an Encumbered Subsidiary, shall not exceed an amount equal to the excess, if any, of (x) $175,000,000 over (y) the sum of (I) the aggregate then outstanding principal amount of Indebtedness permitted by subsection 7.1(f) (including refinancings thereof permitted by subsection 7.1(m)) plus (II)
                                                                     ----
     the aggregate principal amount of Indebtedness permitted by subsection 7.1(h) or 7.1(n) the Net Proceeds of which shall have been applied to refinance preferred stock the proceeds of which were originally used to finance the acquisition of an Encumbered Subsidiary permitted by this subsection 7.6(g)); provided that the aggregate amount that the Company or
                         --------
     any Subsidiary may at any time expend to acquire Encumbered Subsidiaries shall be increased by an amount equal to the aggregate amount which the Company would then be permitted to borrow under subsection 7.1(e)(i) and invest under subsection 7.6(h) and

          (v) in any case where such acquisition (other than an acquisition of the Capital Stock of a Person and other than a Purchase Option Acquisition) is made by a Subsidiary (other than an Encumbered Subsidiary) that conducts a Health Care Business, such Subsidiary shall not, as a result of or in connection with such acquisition, have become a party to any Contractual Obligations with third parties in connection with lease arrangements or Indebtedness for borrowed money that prohibit the transfer, assignment or grant of a security interest in any asset that, but for such prohibition, would constitute Collateral;

          (h) the Company or any of its Subsidiaries may make investments in, or loans or advances to, joint ventures or other Persons (other than Subsidiaries) engaged primarily in one or more businesses in which the Company and its Subsidiaries are engaged or directly related thereto or in the ownership or operation of Health Care Facilities or Ancillary Businesses generally, in an aggregate principal amount (when added to the aggregate then outstanding principal amount of Indebtedness supported by Contingent Obligations as permitted by subsection 7.3(i)) at any one time outstanding not to exceed $10,000,000 plus the sum of (i) any amounts dividended or distributed to the
            ----
Company or any Domestic Subsidiary (other than an Encumbered Subsidiary) subsequent to the date hereof by such joint venture or other Person and (ii) the proceeds of any sales permitted by subsection 7.5(j) to the extent that such proceeds are not otherwise reinvested; provided that at the time of and after
                                       --------
giving effect thereto no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (i) the Company or any of its Subsidiaries may make investments in connection with the exercise of purchase options with respect to the properties, or the equity interests in the Persons that are the owners of such properties, that are the subject of the currently existing Financing Leases to which Harborside of Cleveland, L.P. is a party in an aggregate amount not to exceed $57,125,000 less the aggregate principal amount
                                           ----
of Indebtedness assumed in connection therewith as permitted by subsection
7.1(l);

          (j) the Company or any of its Subsidiaries (other than an Encumbered Subsidiary) may make Purchase Option Acquisitions of the properties that are the subject of the Synthetic Lease Facility, provided that the Company or such
                                         --------
Subsidiary promptly, and in any event within 60 days after such Purchase Option Acquisition by the Company or such Subsidiary, grants to the Administrative Agent for the benefit of the Lenders an Additional Mortgage covering the real property that is the subject thereof and otherwise complies with the requirements of subsection 6.9 with respect to such Purchase Option Acquisition; and

          (k) the Company or any of its Subsidiaries may make loans to, and hold investments in promissory notes issued by, purchasers, sellers or lessors of assets in transactions permitted by subsection 7.5 or 7.6 in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding and may hold the Promissory Note.

          For the purposes of this subsection 7.6, the payment by the Company or any Subsidiary of expenses, operating costs or maintenance capital expenditures of any Domestic Subsidiary incurred in the ordinary course of its business shall not be considered to be a loan to, advance by or other investment of the Company or any Subsidiary in, such Domestic Subsidiary and shall be permitted under this Agreement.

          7.7  Capital Expenditures.  Make or commit to make any Capital
               --------------------
Expenditures, except that the Company and its Subsidiaries may make or commit to make Capital Expenditures not exceeding the amount set forth below (the "Base
                                                                         ----
Amount") for each of the fiscal years or periods of the Company (or other
------
period) set forth below:

                 Fiscal Year
                  or Period                         Base Amount
                 -----------                        -----------
      Closing Date to December 31, 1999             $ 23,000,000

                    2000                            $ 16,000,000

                    2001                            $ 17,000,000

                    2002                            $ 18,000,000

                    2003                            $ 19,000,000

             January 1, 2004 to                     $10,000,000;
         Scheduled Termination Date

provided that (a) for any period set forth above, the Base Amount set forth
--------
above may be increased by a maximum of 50% of the Base Amount for any such period by carrying over to any such period any portion of the Base Amount (as increased) not spent in the immediately preceding period, (b) for each period set forth above after the fiscal year in which any Person or assets of such Person (an "Acquired Person") is acquired as permitted herein, the Base Amount
            ---------------
set forth above shall be increased by an amount equal to the product of $1,000 times the number of beds of each such Acquired Person at the time of acquisition thereof ("Acquired Capital Expenditures"), (c) with respect to the fiscal year
          -----------------------------
in which such Person becomes an Acquired Person, the Base Amount shall be increased by the product of (i) the Acquired Capital Expenditures of such Acquired Person times (ii) a fraction, the numerator of which is the number of days remaining in the fiscal year of the Company in which such Acquired Person was acquired and the denominator of which is 365, (d) for each period set forth above after the fiscal year in which the Company or any Subsidiary adds new beds ("Acquired Beds") to any then existing Health Care Facility, the Base Amount set
  -------------
forth above shall be increased by an amount equal to the product of $1,000 times the number of such Acquired Beds ("Acquired Bed Expenditures") and (e) with
                                   -------------------------
respect to the fiscal year in which the Company or any Subsidiary adds Acquired Beds to any then existing Health Care Facility, the Base Amount shall be increased by the product of (i) the Acquired Bed Expenditures for such Acquired Beds times (ii) a fraction, the numerator of which is the number of days remaining in the fiscal year of the Company in which the Acquired Beds were acquired and the denominator of which is 365; and provided, further, that,
                                                  --------  -------
notwithstanding anything to the contrary herein, additional Capital Expenditures may be made with net proceeds received in property sales or dispositions permitted under subsection 7.5(g). Notwithstanding anything to the contrary in this subsection 7.7, no expenditure to acquire real or personal property pursuant to a Purchase Option Acquisition shall be deemed to constitute a Capital Expenditure for purposes of this subsection.

          7.8  Interest Rate Agreements.  Enter into, create, incur, assume or
               ------------------------
suffer to exist any Interest Rate Agreements or obligations in respect thereof except in the ordinary course of business for non-speculative purposes.

          7.9  Debt to EBITDA.  At the last day of any fiscal quarter set forth
               --------------
below, permit the ratio (the "Leverage Ratio") of Consolidated Indebtedness as
                              --------------
of such day to Consolidated EBITDA for the period of four fiscal quarters ending on such day to be greater than the ratio set forth below for such fiscal quarter:

      Fiscal Year      Fiscal Quarter        Ratio
     -------------     --------------     ------------

          1998              Fourth         6.85 to 1.00

          1999              First          6.85 to 1.00
                            Second         6.85 to 1.00
                            Third          6.85 to 1.00
                            Fourth         6.85 to 1.00

     2000              First          6.85 to 1.00
                       Second         6.85 to 1.00
                       Third          6.85 to 1.00
                       Fourth         6.50 to 1.00

     2001              First          6.50 to 1.00
                       Second         6.50 to 1.00
                       Third          6.50 to 1.00
                       Fourth         6.25 to 1.00

     2002              First          6.25 to 1.00
                       Second         6.25 to 1.00
                       Third          6.25 to 1.00
                       Fourth         6.00 to 1.00

     Thereafter                       6.00 to 1.00;

provided that for purposes of calculating Consolidated EBITDA for any period,
--------
the Consolidated EBITDA of any Acquired Business acquired during such period (as the Consolidated EBITDA of such Acquired Business may be adjusted (w) for those items that occur by reason of such acquisition that would be substantially in conformity with the calculation of Consolidated EBITDA in accordance with Regulation S-X, (x) in accordance with the adjustment to EBITDA for the fiscal year ending December 31, 1997 described in the Confidential Information Memorandum in an aggregate approximate amount of $1,300,000, (y) to reflect a full year of occupancy of newly constructed beds and (z) for any cost reduction resulting from the termination of any contracts of the Acquired Business which are in existence at the time of the acquisition of such Acquired Business and any additional costs incurred in connection with the services that were terminated) shall be included on a pro forma basis for such period (assuming the
                                   --- -----
consummation of such acquisition and the incurrence, assumption or guarantee of any Indebtedness in connection therewith occurred on the first day of such period).

          7.10 Coverage Ratio.  At the last day of any fiscal quarter set forth
               --------------
below, permit the Coverage Ratio to be less than the ratio set forth below for such fiscal quarter:

      Fiscal Year      Fiscal Quarter     Coverage Ratio
     -------------     --------------     --------------

         1998              Fourth          1.50 to 1.00

         1999              First           1.50 to 1.00
                           Second          1.50 to 1.00
                           Third           1.50 to 1.00
                           Fourth          1.50 to 1.00

         2000              First           1.50 to 1.00
                           Second          1.50 to 1.00

                                             Interest
                                             Coverage
     Fiscal Year      Fiscal Quarter         Ratio
     -----------      --------------         -----

                         Third            1.50 to 1.00
                         Fourth           1.50 to 1.00

         2001            First            1.50 to 1.00
                         Second           1.50 to 1.00
                         Third            1.50 to 1.00
                         Fourth           1.50 to 1.00

         2002            First            1.50 to 1.00
                         Second           1.50 to 1.00
                         Third            1.50 to 1.00
                         Fourth           1.50 to 1.00

         2003            First            1.50 to 1.00
                         Second           1.50 to 1.00
                         Third            1.50 to 1.00
                         Fourth           1.40 to 1.00

         2004            First            1.35 to 1.00
                         Second           1.30 to 1.00

     Thereafter                           1.30 to 1.00;

provided that for purposes of calculating Consolidated EBITDA for any period,
--------
the Consolidated EBITDA of any Acquired Business acquired during such period in an acquisition permitted by subsection 7.6(g) (as the Consolidated EBITDA of such Acquired Business may be adjusted (w) for those items that occur by reason of such acquisition that would be substantially in conformity with the calculation of Consolidated EBITDA in accordance with Regulation S-X, (x) in accordance with the adjustment to EBITDA for the fiscal year ending December 31, 1997 described in the Confidential Information Memorandum in an aggregate approximate amount of $1,300,000, (y) to reflect a full year of occupancy for newly constructed beds and (z) for any cost reduction resulting from the termination of any contracts of the Acquired Business which are in existence at the time of the acquisition of such Acquired Business and any additional costs incurred in connection with the services that were terminated) shall be included on a pro forma basis for such period (assuming the consummation of such
     --- -----
acquisition and the incurrence, assumption or guarantee of any Indebtedness in connection therewith occurred on the first day of such period); provided
                                                                --------
further, that for purposes of calculating interest expense for any period, pro
-------                                                                    ---
forma effect shall be given  to any incurrence, assumption or guarantee of
-----
Indebtedness of any Person acquired by the Company or its Subsidiaries during such period (assuming the consummation of such acquisition and the incurrence, assumption or guarantee of any Indebtedness in connection therewith occurred on the first day of such period and assuming that, with respect to any Indebtedness that bears a floating rate of interest, the rate in effect on the last day of such period had been the applicable rate for the entire period).

          7.11  Limitation on Dividends.  Declare any dividends on any shares of
                -----------------------
any class of Capital Stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock, or any warrants or options to purchase such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any of its Subsidiaries; except that:

          (a) (i) Subsidiaries may pay dividends or distributions to the Company or to Domestic Subsidiaries (other than Encumbered Subsidiaries) which are directly or indirectly wholly owned by the Company, (ii) Subsidiaries may pay dividends or distributions to Encumbered Subsidiaries that (directly or through a series of dividends or distributions) promptly pay such dividends or distributions to the Company or a Domestic Subsidiary (other than an Encumbered Subsidiary) and (iii) Encumbered Subsidiaries may pay dividends or distributions to other Encumbered Subsidiaries;

          (b) the Company may pay or make dividends or distributions to any holder of its Capital Stock in the form of additional shares of Capital Stock of the same class and type;

          (c) the Company may repurchase Capital Stock of the Company owned by former, present or future employees of the Company or its Subsidiaries or their assigns, estates and heirs, provided that the aggregate amount expended by the
                            --------
Company pursuant to this clause (c) shall not in the aggregate exceed (i) $5,000,000 in any fiscal year or (ii) $10,000,000 during the term of this Agreement, plus any amounts contributed to the Company as a result of resales of such repurchased shares of Capital Stock;

          (d) the Company may after the fifth anniversary of the date of the issuance thereof make scheduled payments or dividends on the Preferred Stock when due at a rate per annum no greater than the rate per annum applicable to such Preferred Stock on the original date of issuance thereof, to the extent required to be paid in cash, provided that no Default or Event of Default shall
                             --------
have occurred and be continuing or would result therefrom;

          (e) the Company may redeem Preferred Stock with the proceeds of issuances of common stock and preferred stock as referred to in subsection 3.4(b)(i); and

          (f) the Company may redeem preferred stock with the proceeds of issuances of other preferred stock as referred to in subsection 3.4(b)(i) and/or with the proceeds of Indebtedness issued as permitted by subsection 7.1(h) or 7.1(n).

          7.12  Transactions with Affiliates.  Enter into any transaction,
                ----------------------------
including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate except for transactions which are otherwise permitted under this Agreement and which are in the ordinary course of the Company's or a Subsidiary's business and which are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than it would obtain in a hypothetical comparable arm's length transaction with a Person not an Affiliate, provided that nothing in this subsection 7.12 shall prohibit
                  --------
the

Company or its Subsidiaries from engaging in the following transactions: (a) the performance of the Company's or any Subsidiary's obligations under any employment contract, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (b) the payment of compensation to employees, officers, directors or consultants in the ordinary course of business or (c) the maintenance of benefit programs or arrangements for employees, officers or directors, including, without limitation, vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, in each case, in the ordinary course of business.

          7.13 Prepayments and Amendments of Subordinated Debt.  (a)  Optionally
               -----------------------------------------------
prepay, retire, redeem, purchase, defease or exchange any Subordinated Debt (other than (i) any redemption of the Bridge Senior Subordinated Debt or the Senior Subordinated Discount Notes with proceeds of Permanent Senior Subordinated Debt as permitted by subsection 7.1(d), (ii) any refinancing of the Permanent Junior Subordinated Debt or Permanent Senior Subordinated Debt contemplated in the definition thereof, (iii) any redemption of the Bridge Junior Subordinated Debt with the proceeds of the issuance of Preferred Stock to the extent permitted by subsection 3.4(b)(i), or (iv) any other redemption of Subordinated Debt with the proceeds of the issuance of Capital Stock to the extent permitted by subsection 3.4(b)(i)), (b) pay any interest on Subordinated Debt in cash if such interest may be paid by the issuance of additional Subordinated Debt or (c) waive, amend, supplement, modify, terminate or release the provisions of any Subordinated Debt, to the extent that any such waiver, amendment, supplement, modification, termination or release would be materially adverse to the Lenders.

          7.14 Limitation on Changes in Fiscal Year.  Permit the fiscal year of
               ------------------------------------
the Company to end on a day other than December 31 in any calendar year.

          7.15 Limitation on Lines of Business.  Enter into any business, either
               -------------------------------
directly or through any Subsidiary, except for those businesses in which the Company or any Subsidiary is engaged on the date of this Agreement (or which are directly related thereto or those related generally to the ownership or operation of Health Care Facilities or Ancillary Businesses).

          7.16 Health Care Permits and Approvals.  Engage in any activity that
               ---------------------------------
(a) constitutes or, with the giving of notice, the passage of time, or both, would result in a material violation of, any Health Care Permit necessary for the lawful conduct of its business or operations or (b) constitutes or, with the giving of notice, the passage of time, or both, would result in the loss by any Health Care Facility or Ancillary Business owned, leased, managed or operated by the Company or any of its Subsidiaries of the right to participate in, and receive payment under, the appropriate Medicare, Medicaid and related reimbursement programs, and any similar state or local government-sponsored program, to the extent that such Credit Party has decided to participate in any such program with respect to such Health Care Facility or Ancillary Business, as the case may be, and to receive reimbursement from private and commercial payers and health maintenance organizations to the extent applicable thereto, in each case described in clauses (a) or (b) above, except where such violation or the loss of such Health Care Permit or rights to participate in or receive payments under such programs could not reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

          7.17 Preferred Stock.  Convert any shares of Preferred Stock into, or
               ---------------
exchange any shares of Preferred Stock for, any Indebtedness.


          SECTION 8.  EVENTS OF DEFAULT
                      -----------------

          Upon the occurrence and during the continuance of any of the following events:

          (a) Any Borrower shall fail to (i) pay any principal of any Loan or Note when due in accordance with the terms hereof or thereof or to reimburse the Issuing Lender in accordance with subsection 2.8 or (ii) pay any interest on any Loan or Note or any other amount payable hereunder within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by any Credit Party in any Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any other Borrower shall default in the observance or performance of any agreement contained in subsection 6.7(a) or 6.9 or Section 7 of this Agreement or the Company or any Subsidiary shall default in the observance or performance of any agreement contained in Section 5(a), 5(i), 5(j), 5(k), 5(l), 5(p), 5(s)(i) or 5(s)(ii) of the Collateral Agreement or
Section 5, 6 or 7 of any Mortgage; or

          (d) Any Credit Party shall default in the observance or performance of any other agreement contained in any Credit Document and such default shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on or other amounts in respect of any Indebtedness (other than the Loans, the L/C Obligations and any inter-company debt) or Interest Rate Agreement or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness, Interest Rate Agreement or Contingent Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Interest Rate Agreement or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, any applicable grace period having expired, or such Contingent Obligation to become payable, any applicable grace period having expired; in each case, provided that
                                                                   --------
the aggregate principal amount of all such Indebtedness, Interest Rate Agreements and Contingent Obligations under which a default exists or which would then become due or payable equals or exceeds $7,500,000; or

          (f) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan, and such event or condition, together with all other such events or conditions, relating to a Plan, if any, would be reasonably likely to subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate resulting in a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $7,500,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment; or

          (i) Any Credit Document shall cease, for any reason, to be in full force and effect or any Credit Party or any of its Subsidiaries shall so assert in writing, or any Security Document shall cease to be effective to grant a perfected Lien on the collateral described therein with the priority purported to be created thereby (other than as a result of any action or inaction on the part of the Administrative Agent or the Lenders), subject to such exceptions as may be permitted therein or herein, and such condition shall continue unremedied for 30 days after notice thereof to the Company by the Administrative Agent or any Lender; or

          (j)  There shall have occurred a Change of Control; or

          (k) The subordination provisions of any document governing any Subordinated Debt shall cease, for any reason, to be valid or any Credit Party or any of its Subsidiaries shall so assert in writing; or

          (l) There shall have occurred and be continuing an Event of Default under and as defined in the documentation for the Synthetic Lease Facility;

then, and in any such event, (a) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to any Borrower, automatically (i) the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (ii) all obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and the Issuing Lender's obligations to issue the Letters of Credit shall immediately terminate and (b) if such event is any other Event of Default, so long as any such Event of Default shall be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Commitments and the Issuing Lender's obligations to issue the Letters of Credit to be terminated forthwith, whereupon the Commitments and such obligations shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Company, (A) declare all or a portion of the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (B) declare all or a portion of the obligations of the Company in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable and/or demand that the Company discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. All payments under this Section 8 on account of undrawn Letters of Credit shall be made by the Company directly to a cash collateral account established by the Administrative Agent for such purpose for application to the Company's reimbursement obligations under subsection 2.8 as drafts are presented under the Letters of Credit, with the balance, if any, to be applied to the Borrowers' obligations under this Agreement and the Notes as the Administrative Agent shall determine with the approval of the Required Lenders. Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


          SECTION 9.  MISCELLANEOUS
                      -------------

          9.1  Amendments and Waivers.  Except as otherwise expressly set forth
               ----------------------
in this Agreement, no Credit Document nor any terms thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection 9.1. With the written consent of the Required Lenders, the Administrative Agent and the respective Credit Parties or their Subsidiaries may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to any Credit Document to which they are parties or changing in any manner the rights of the Lenders or of any such Credit Party or its Subsidiaries thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of any such Credit Document or any Default or Event of Default and its consequences; provided that:
                                          --------

          (a) no such waiver and no such amendment, supplement or modification shall release collateral not required or permitted by any Credit Document to be released and which, in the aggregate with all other collateral released pursuant to this clause (a) (other than collateral released pursuant to the proviso to this clause (a)) during the calendar year in which such proposed release would be effected and the immediately preceding calendar year, has fair market value on the proposed date of release in excess of 20% of the fair market value of all collateral (including any guarantee of the obligations hereunder) on such date without the written consent of the Supermajority Lenders; provided that, notwithstanding the
                                           --------
     foregoing, this clause (a) shall not be applicable to and no consent shall be required for (i) releases of collateral in connection with any Asset Sales permitted by subsection 7.5, (ii) releases of collateral in accordance with subsection 9.11 or (iii) upon the reincorporation of the Company or any Subsidiary in a new jurisdiction or the creation of a new Subsidiary of the Company, any release of collateral in connection with the transfer of such released collateral to such reincorporated entity or new Subsidiary in compliance with subsection 7.4, provided that the
                                                   --------
     Administrative Agent, in its sole discretion, determines that such release and transfer, together with any grant and perfection of a new Lien therein in favor of the Administrative Agent, will cause no material impairment of the value of the collateral taken as a whole, after giving effect to such release and transfer;

          (b) no such waiver and no such amendment, supplement or modification shall extend the final maturity date of any Note or reduce the rate or extend the time of payment of interest thereon, or change the method of calculating interest thereon, or reduce or extend the time of payment of any fee payable to the Lenders hereunder, or reduce the principal amount thereof, or change the amount of any Lender's Commitment or Revolving Credit Percentage, or amend, modify or waive any provision of subsection 3.9(b) or this subsection 9.1 or reduce the percentage specified in the definition of Required Lenders or reduce the percentage specified in the definition of Supermajority Lenders or consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, in each case, without the prior written consent of each Lender, and each holder of Term Synthetic Lease Obligations, directly affected thereby;

          (c) no such waiver and no such amendment, supplement or modification affecting the then Administrative Agent or Issuing Lender shall amend, modify or waive any provision of Section 5 of the Agency and Intercreditor Agreement without the written consent of such Administrative Agent and Issuing Lender; and

          (d) no such waiver, and no such amendment, supplement or modification shall amend, modify or waive the order of application of prepayments specified in subsection 3.4(b)(v) without the written consent of the holders of at least 51% of each of (i) the aggregate unpaid principal amount of the Term Loans, if any, (ii) the Term Synthetic Lease Obligations, if any, and (iii) the Revolving Credit Commitments or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans (the Term Loans, the Term Synthetic Lease Obligations and the Revolving Credit Commitments (or, if the Revolving Credit Commitments are terminated, the aggregate unpaid principal amount of the Revolving Credit Loans, and participations in Swing Line Loans and the aggregate amount available to be drawn at such time under all outstanding Letters of Credit and L/C Obligations) of any Non-Funding Lender to be disregarded in determining such percentage at any time);

any such waiver and any such amendment, supplement or modification described in this subsection 9.1 shall apply equally to each of the Lenders and shall be binding upon each Credit Party and its Subsidiaries, the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Issuing Lender and all future holders of the Notes and the Loans. Any extension of a Letter of Credit by the Issuing Lender shall be treated hereunder as a new Letter of Credit. In the case of any waiver, the Credit Parties, the Lenders, the Administrative Agent and Issuing Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2  Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, addressed as follows in the case of the Company, the other Borrowers and the Administrative Agent, and as set forth in Schedule II in the case of any Lender, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

                       The Company
                       and the other
                       Borrowers:       Harborside Healthcare Corporation
                                        470 Atlantic Avenue
                                        Boston, Massachusetts  02210
                                        Attention:  William H. Stephan
                                        Telecopy:  (617) 556-1565

                       With a copy to:  Gibson, Dunn & Crutcher LLP
                                        200 Park Avenue
                                        New York, New York 10166
                                        Attention:  Janet Vance, Esq.
                                        Telecopy:  (212) 351-4035

                The Administrative Agent
                and Swing Line Lender:  The Chase Manhattan Bank
                                        c/o The Loan and Agency Services Group
                                        One Chase Manhattan Plaza, 8th floor
                                        New York, New York  10081
                                        Attention: Janet M. Belden
                                        Telecopy: (212) 552-5658

                  With a copy to:       Chase New England Corporation
                                        85 Wells Avenue, Suite 200
                                        Newton, Massachusetts  02159
                                        Attention:  Roger A. Stone
                                        Telecopy:  (617) 928-3057

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsections 2.4, 2.5, 3.1, 3.2, 3.3 and 3.4 shall not be effective until received and, provided, further, that the failure to provide
                                 --------  -------
the copies of notices to the Company and the other Borrowers provided for in this subsection 9.2 shall not result in any liability to the Administrative Agent.

          9.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4  Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes.

          9.5  Payment of Expenses and Taxes.  Each Borrower agrees (a) to pay
               -----------------------------
or reimburse the Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent and the Documentation Agent for all their reasonable out-of-pocket costs and expenses incurred in connection with the development, negotiation, preparation and execution of the Credit Documents and any other documents prepared in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent and the Documentation Agent, (b) to pay or reimburse all of the reasonable expenses, including without limitation, reasonable fees and expenses of counsel, incurred by the Administrative Agent in connection with the administration of the facilities provided for herein or in connection with any amendments, waivers, work-outs or restructurings in respect thereof, (c) to pay or reimburse the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Lender and each Lender for all their costs and expenses incurred in connection with, and to pay, indemnify, and hold the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank and each Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent and each Lender incurred in connection with the foregoing and in connection with advising the Administrative Agent with respect to its rights and responsibilities under this Agreement and the documentation relating thereto,
(d) to pay, indemnify, and to hold the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent and each Lender harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Credit Document and any such other documents, and (e) to pay, indemnify, and hold the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank and each Lender and their respective affiliates, officers, directors and trustees harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank or the Lenders or such affiliates, officers, directors or trustees (x) arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loans, the Preferred Stock or the Subordinated Debt and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Administrative Agent, the Arranger, each Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank or any of the Lenders or such affiliates, officers, directors or trustees is a party thereto, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the Company, any of its Subsidiaries or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries, or (y) without limiting the generality of the foregoing, by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payments under, Letters of Credit (it being agreed that nothing in this subsection 9.5(d)(y) is intended to limit the Company's obligations pursuant to subsection 2.8) (all the foregoing, collectively, the "indemnified
                                                       -----------
liabilities"), provided that no Borrower shall have any obligation hereunder
               --------
with respect to indemnified liabilities of the Administrative Agent, the Arranger, any Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank or any Lender or any of their respective affiliates, officers, directors and trustees arising from (i) the gross negligence or willful misconduct of the person seeking indemnification or (ii) legal proceedings commenced against the Administrative Agent, the Arranger, any such Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against the Administrative Agent, the Arranger, any such Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Bank or any such Lender by any Transferee. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert, and hereby waives (and shall cause the Subsidiaries not to assert and to waive) all rights for contribution or any other rights of recovery with respect to all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, under or related to Environmental Laws, that any of them might have by statute or otherwise against the Administrative Agent, the Arranger, any Co-Arranger, the Syndication Agent, the Documentation Agent, the Issuing Lender or any Lender. The agreements in this subsection 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          9.6  Successors and Assigns; Participations and Assignments.  (a)
               ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent, all future holders of the Notes and the Loans, and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in
                                      ------------
any Loan owing to such Lender, any participating interest in the Letters of Credit of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. Each Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that such right of
                                                    --------
setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in the Agency and Intercreditor Agreement. Each Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.10, 3.11 and 3.12 with respect to its participation in the Letters of Credit and in the Commitments and the Loans outstanding from time to time as if it were a Lender; and provided, further, that no Participant shall be entitled to receive any
     --------  -------
greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement pursuant to which any Participant acquires its participating interest (or any other document) may afford voting rights to such Participant, or any right to instruct such Lender with respect to voting hereunder, only with respect to matters requiring the consent of (i) all of the Lenders hereunder, (ii) such Lender (with respect to matters specified in subsection 9.1(b) only), if it is affected thereby or (iii) all of the Lenders holding the relevant Loans or Revolving Credit Commitments subject to such participation.

          (c) Subject to paragraph (g) of this subsection 9.6, any Lender may, in the ordinary course of its commercial banking, lending or investment business and in accordance with applicable law, (i) at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Notes to any Lender or any Affiliate thereof, provided that, in the event of
                                                  --------
a sale of less than all of such rights and obligations, such assigning Lender after any such sale to any other Lender or any Affiliate of such Lender shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent may determine) and (ii) with the consent of the Company, as agent for the Borrowers, and the Administrative Agent (which in each case shall not be unreasonably withheld or delayed) at any time and from time to time assign to one or more additional banks, mutual funds or financial institutions or entities (each, an "Assignee"), all or any part of its rights and obligations under this Agreement
---------
and the Notes, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor

Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company, as agent for the Borrowers, and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); provided that (A)
                                                             --------
each such sale pursuant to clause (ii) of this subsection 9.6(c) shall be in a principal amount of $5,000,000 or more unless the Assigning Lender is transferring all of its rights and obligations and (B) in the event of a sale of less than all of such rights and obligations, such Lender after any such sale shall retain Commitments and/or Loans and/or L/C Participating Interests aggregating at least $5,000,000 (or such lesser amount as the Administrative Agent and the Company may determine). Each assignment of Commitments, Revolving Credit Loans and L/C Participating Interests to an Assignee pursuant to this subsection 9.6(c) shall automatically include an assignment to such Assignee of an equal percentage of all the assigning Lender's rights and obligations in respect of the Revolving Synthetic Lease Obligations and commitments to make revolving credit loans under the Synthetic Lease Facility. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and to the Agency and Intercreditor Agreement and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent of the interest transferred, as reflected in such Assignment and Acceptance, be released from its obligations under this Agreement and the Agency and Intercreditor Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto and to the Agency and Intercreditor Agreement but shall continue to be entitled to the benefits of the indemnification provisions set forth in subsection 9.5).

          (d) The Administrative Agent, which for purposes of this subsection 9.6(d) only shall be deemed to be the agent of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register")
                                                                    --------
for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company, as agent for the Borrowers, and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000 if the Assignee is not a Lender prior to the execution of such supplement and $1,000 otherwise (which fee need not be paid in the case of any assignment by a Lender to an affiliate of such Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company. On or prior to such effective date, the applicable Borrower at its own expense, shall execute and deliver to the Administrative Agent (in exchange for any or all of the Term Loan Notes or Revolving Credit Notes of the assigning Lender, if any) new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of such Assignee (if requested) in an amount equal to the Revolving Credit Commitment or the Term Loans, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment or any Term Loans hereunder, new Term Loan Notes or Revolving Credit Notes, as the case may be, to the order of the assigning Lender in an amount equal to the Commitment or such Term Loans, as the case may be, retained by it hereunder (if requested). Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

          (f) The Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent and the Lenders agree that they will use reasonable efforts to protect the confidentiality of any confidential information concerning the Company and its Subsidiaries and Affiliates. Notwithstanding the foregoing, each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective
                                         ----------
Transferee any and all information in such Lender's possession concerning the Company and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of any Borrower in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to becoming a party to this Agreement; provided that each Lender shall cause its
                                    --------
respective prospective Transferees to agree in writing to protect the confidentiality of any confidential information concerning the Company and its Subsidiaries and Affiliates.

          (g) If, pursuant to this subsection 9.6, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer either (1) in the case of a Transferee that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, any Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or L/C Participating Interests, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Company) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrowers) to the extent permitted by then-current law to provide the transferor Lender (and, in the case of any Transferee registered in the Register, the Administrative Agent and the Company) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption or (2) in the case of any Transferee that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrowers) that it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (ii) to furnish to the transferor Lender (and, in the case of any Transferee registered in the Register, to the Company), with a copy to the Administrative Agent, (A) a Subsection 3.11(d)(2) Certificate and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Transferee's legal entitlement on the date of the effectiveness of such transfer to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to all payments to be made under this Agreement, and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrowers), to the extent legally entitled to do so, upon reasonable request by the transferor Lender (or, in the case of any Transferee registered in the Register, the Administrative Agent or the Company), to provide to the transferor Lender, the Administrative Agent and the Company such other forms as may be required to establish the legal entitlement of such Transferee to an exemption from withholding tax with respect to payments under this Agreement.

          (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          9.7  Set-off.  In addition to any rights and remedies of the Lenders
               -------
provided by law, each Lender shall have the right, without prior notice to any Borrower, any such notice being expressly waived by each Borrower to the extent permitted by applicable law, upon the filing of a petition under any of the provisions of the federal bankruptcy code or amendments thereto, by or against; the making of an assignment for the benefit of creditors by; the application for the appointment, or the appointment, of any receiver of, or of any substantial portion of the property of; the issuance of any execution against any substantial portion of the property of; the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any substantial portion of the property of; or the issuance of a warrant of attachment against any substantial portion of the property of; any Borrower to set off and apply against any indebtedness, whether matured or unmatured, of any Borrower to such Lender, any amount owing from such Lender to any Borrower, at or at any time after, the happening of any of the above mentioned events, and as security for such indebtedness, each Borrower hereby grants to each Lender a continuing security interest in any and all deposits, accounts or moneys of such Borrower then or thereafter maintained with such Lender, subject in each case to the Agency and Intercreditor Agreement. The aforesaid right of set-off may be exercised by such Lender against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of any Borrower, or against anyone else claiming through or against any Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition; assignment for the benefit of creditors; appointment or application for the appointment of a receiver; or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to
                                                  --------
give such notice shall not affect the validity of such set-off and application.

          9.8  Counterparts.  This Agreement may be executed by one or more of
               ------------
the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent. This Agreement shall become effective when the Administrative Agent shall have received copies of this Agreement executed by the Borrowers, the Administrative Agent, the Arranger, the Co-Arrangers, the Syndication Agent, the Documentation Agent and the Lenders, or, in the case of any Lender, shall have received telephonic confirmation from such Lender stating that such Lender has executed counterparts of this Agreement or the signature pages hereto and sent the same to the Administrative Agent.

          9.9  Governing Law; No Third Party Rights.  THIS AGREEMENT AND THE
               ------------------------------------
NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and, except as set forth in subsection 9.6, no other Persons shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

          9.10 Submission to Jurisdiction; Waivers.  (a)  Each party to this
               -----------------------------------
Agreement hereby irrevocably and unconditionally:

               (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

               (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

               (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

          (B) EACH PARTY HERETO UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN PARAGRAPH (A) ABOVE AND ANY COUNTERCLAIM THEREIN.

          9.11  Releases.  The Administrative Agent and Lenders agree to
                --------
cooperate with the Company and its Subsidiaries with respect to any sale or other disposition permitted by subsection 7.5 and promptly take such action and execute and deliver such instruments and documents necessary to release the liens and security interests created by the Security Documents relating to any of the assets or property affected by any such sale permitted by subsection 7.5, including, without limitation, any Uniform Commercial Code amendment, release or termination or partial release or termination statements. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any property or assets of the Company or any of its Subsidiaries that is the subject of a disposition which is permitted by this Agreement or which has been consented to in accordance with subsection 9.1.

          9.12  Interest. Each provision in this Agreement and each other Credit
                --------
Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by any Borrower for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Credit Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed
                                  -------------------
under this Agreement and each other Credit Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such other Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, if the maturity of the Loans or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loans or the obligations in respect of the other Credit Documents by any Borrower or in any other event, earned interest on the Loans and such other obligations of any Borrower may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loans or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loans or such other obligations, be either refunded to such Borrower or credited on the principal of the Loans. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the

Highest Lawful Rate, the Borrowers and the Lenders shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

          9.13  Special Indemnification.  Notwithstanding any provision in this
                -----------------------
Agreement to the contrary, (a) each Lender, or Transferee of any Lender pursuant to subsection 9.6(g) of this Agreement, shall indemnify each Borrower and the Administrative Agent, and hold each of them harmless against any and all payments, expenses or taxes which such Borrower or the Administrative Agent may become subject to or obligated to pay if and to the extent that, (i) on the Closing Date or the effective date of transfer, as the case may be, such Lender, or such Transferee of a Lender pursuant to subsection 9.6(g) of this Agreement,
(A) makes the representation and covenants set forth in subsection 3.11(d)(2) of this Agreement, or, in the case of a Transferee, pursuant to subsection 9.6(g)(2) of this Agreement and the Assignment and Acceptance, and (B) is not in fact also qualified to make the representation and covenants set forth in subsection 3.11(d)(1) of this Agreement or, in the case of a Transferee, pursuant to subsection 9.6(g)(2) of this Agreement and the Assignment and Acceptance, and (ii) as a result of any Change in Law or compliance by such Lender, or Transferee, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority the Company or the Administrative Agent is required to make any additional payments on account of U.S. withholding taxes and amounts related thereto with respect to any payments under this Agreement, any Note, or a Eurodollar Loan, made prior to such Change in Law or request or directive, none of which payments would have been required if such Lender, or Transferee, was qualified on the Closing Date or the date of the transfer, as the case may be, to make the representation and covenants set forth in subsection 3.11(d)(1) of this Agreement or pursuant to subsection 9.6(g)(1) of this Agreement and the Assignment and Acceptance, as the case may be, and (b) each Lender, or Transferee, agrees that to the extent any amount payable by such Lender or Transferee pursuant to this subsection 9.13 remains unpaid on any Interest Payment Date or the date on which any prepayment is made, each Borrower shall have the right to set-off against any payment due to such Lender or Transferee on such date any amounts owing to such Borrower pursuant to this subsection 9.13.

          9.14  Permitted Payments and Transactions.  Notwithstanding any
                -----------------------------------
provision to the contrary contained in this Agreement, the Company and its Subsidiaries shall be permitted to pay fees and expenses pursuant to or in respect of, the following agreements, and, in the case of clauses (a) and (d) below, to engage in the following transactions: (a)(i) the Agreement for Management and Advisory Services, between Investcorp International, Inc. ("III")
                                                                           ---
and AcquisitionCo dated as of August 11, 1998, (ii) the Loan Financing Advisory Agreement between III and AcquisitionCo dated as of August 11, 1998, (iii) the Equity Placement Fee Letter between Investcorp and AcquisitionCo dated August 11, 1998, (iv) the Standby Commitment Agreement between AcquisitionCo and Invifin S.A. dated as of August 11, 1998 and (v) the Merger Agreement; (b) agreements with any Person or Persons providing for the payment of customary fees in connection with serving as a director of the Company or any Subsidiary of the Company; (c) agreements providing for the payment of commercially reasonable fees in connection with any permitted financing, refinancing, sale, transfer, sale and leaseback or other permitted disposition of any assets of the Company or its Subsidiaries; (d) the borrowing of any Indebtedness to the extent, and upon the terms and conditions, the same is expressly permitted under subsection 7.1; and (e) agreements providing for commercially reasonable fees in connection with any permitted purchase or acquisition of stock or assets by the Company or any of its Subsidiaries.

          9.15 Harborside of Rhode Island.  Notwithstanding any provision to the
               --------------------------
contrary contained in this Agreement or any other Credit Document, to the extent required by Department of Health of the State of Rhode Island or any successor thereto, the obligations under the Credit Documents of Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership ("HRI"), and any other
                                                           ---
Subsidiary substantially all the assets of which are located in the State of Rhode Island shall not exceed, for each such Subsidiary, at any time an amount equal to the product of 80% times the aggregate Acquisition Consideration paid by the Company, HRI or any other Subsidiary for Health Care Facilities owned or operated by such Subsidiary and located in the State of Rhode Island.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                   HARBORSIDE HEALTHCARE CORPORATION


                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                     President and
                                                 Chief Executive Officer

                                   BAY TREE NURSING CENTER CORP.
                                   BELMONT NURSING CENTER CORP.
                                   COUNTRYSIDE CARE CENTER CORP.
                                   HARBORSIDE HEALTH I CORPORATION
                                   HARBORSIDE TOLEDO CORP.
                                   KHI CORP.
                                   MARYLAND HARBORSIDE CORP.
                                   NEW JERSEY HARBORSIDE CORP.
                                   OAKHURST MANOR NURSING CENTER
                                    CORP.
                                   ORCHARD RIDGE NURSING CENTER CORP.
                                   SAILORS, INC.
                                   SUNSET POINT NURSING CENTER CORP.
                                   WEST BAY NURSING CENTER CORP.


                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                       President and
                                                  Chief Executive Officer

                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP IV
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP V
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP VI
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP VII
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP VIII
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP IX
                                   HARBORSIDE ACQUISITION LIMITED
                                    PARTNERSHIP X
                                   HARBORSIDE ATLANTRIX LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE CONNECTICUT LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE HEALTHCARE BALTIMORE
                                    LIMITED PARTNERSHIP
                                   HARBORSIDE HEALTHCARE NETWORK
                                    LIMITED PARTNERSHIP
                                   HARBORSIDE MASSACHUSETTS LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE NORTH TOLEDO LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE OF CLEVELAND LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE OF DAYTON LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE OF FLORIDA LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE OF OHIO LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE REHABILITATION LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE RHODE ISLAND LIMITED
                                    PARTNERSHIP
                                   RIVERSIDE RETIREMENT LIMITED
                                    PARTNERSHIP

                                   By: HARBORSIDE HEALTH I CORPORATION,
                                   as General Partner

                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:

                                                  Stephen L. Guillard
                                                     President and
                                                  Chief Executive Officer

                                   HARBORSIDE FUNDING LIMITED
                                    PARTNERSHIP

                                   By: HARBORSIDE HEALTHCARE LIMITED
                                   PARTNERSHIP, as General Partner

                                   By:  KHI CORP., as General Partner


                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                     President and
                                                Chief Executive Officer

                                   BRIDGEWATER ASSISTED LIVING LIMITED
                                    PARTNERSHIP

                                   By: NEW JERSEY HARBORSIDE CORP., as
                                   General Partner


                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                     President and
                                               Chief Executive Officer

                                   HARBORSIDE NEW HAMPSHIRE LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE TOLEDO LIMITED
                                    PARTNERSHIP
                                   HHCI LIMITED PARTNERSHIP

                                   By: HARBORSIDE TOLEDO CORP., as General
                                   Partner

                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                     President and
                                               Chief Executive Officer

                                   HARBORSIDE HEALTHCARE ADVISORS
                                    LIMITED PARTNERSHIP
                                   HARBORSIDE HEALTHCARE LIMITED
                                    PARTNERSHIP
                                   HARBORSIDE HOMECARE LIMITED
                                    PARTNERSHIP

                                   By: KHI CORP., as General Partner


                                   By:  /s/ Stephen L. Guillard
                                        -----------------------------------
                                        Title:
                                                  Stephen L. Guillard
                                                     President and
                                               Chief Executive Officer

                              HARBORSIDE PROPERTIES TRUST I, a
                              Massachusetts business trust


                              By:  /s/ William H. Stephan
                                   -----------------------------------
                                   Name: William H. Stephan, in his capacity as trustee and not individually

                              THE CHASE MANHATTAN BANK, as
                              Administrative Agent, a Corporate Lender, the Issuing Lender and a Synthetic Lender

                              By:  /s/ Robert Anastasio
                                   ------------------------------------------
                                        Title:

                              CHASE SECURITIES INC., as the Arranger


                              By:  /s/ Robert Anastasio
                                   ------------------------------------------
                                        Title:

                              MORGAN STANLEY SENIOR FUNDING, INC.,
                              as a Co-Arranger, the Syndication Agent, and a Lender


                              By:  /s/ Michael Hart
                                   ----------------------------------
                                   Title:
                                             Michael Hart
                                              PRINCIPAL

                              BT ALEX. BROWN INCORPORATED, as
                              a Co-Arranger


                              By:  /s/ Lorenz E. Zimmerman, Jr.
                                   -------------------------------
                                   Title:

                              BANKERS TRUST COMPANY, as
                              the Documentation Agent and a Lender


                              By: /s/ Mary Kay Coyle
                                  --------------------------------------
                                   Title:
                                             MANAGING DIRECTOR

                                   ARAB BANKING CORPORATION (B.S.C.)


                                   By: /s/ Louise Bilbro
                                      ------------------------------------------
                                      Title: LOUISE BILBRO
                                             VICE PRESIDENT

                                   BANKBOSTON, N.A.


                                   By: /s/ Gregory R.D. Clark
                                      ------------------------------------------
                                      Title: Gregory R.D. Clark
                                             Managing Director

                                   BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                   By: /s/ Douglas J. Weir
                                      ------------------------------------------
                                      Title: DOUGLAS J. WEIR
                                             Vice President

                                   CITICORP U.S.A., INC.


                                   By: /s/ R. Bruce Hall
                                      ------------------------------------------
                                      Title: Vice President

                                   CREDITANSTALT CORPORATE FINANCE, INC.


                                   By: /s/ David E. Yewer
                                      ------------------------------------------
                                      Title: DAVID E. YEWER
                                             Vice President


                                   By: /s/ Catherine K. MacDonald
                                      ------------------------------------------
                                      Title: Catherine K. MacDonald
                                             Vice President

                                   DRESDNER BANK AG, NEW YORK BRANCH
                                     AND GRAND CAYMAN BRANCH


                                   By: /s/ Andrew P. Nesi
                                      ------------------------------------------
                                      Title: ANDREW P. NESI
                                             VICE PRESIDENT


                                   By: /s/ Felix K. Camacho
                                      ------------------------------------------
                                      Title: FELIX K. CAMACHO
                                             ASSISTANT TREASURER

                                   THE FIRST NATIONAL BANK OF MARYLAND


                                   By: /s/ Michael B. Stueck
                                      ------------------------------------------
                                      Title: Vice President

                                   FIRST UNION NATIONAL BANK


                                   By: /s/ Joseph H. Towell
                                      ------------------------------------------
                                      Title: Joseph H. Towell
                                             Senior Vice President

                                   FLEET NATIONAL BANK


                                   By: /s/ Maryann S. Smith
                                      ------------------------------------------
                                      Title: MARYANN S. SMITH
                                             VICE PRESIDENT

                                   IMPERIAL BANK


                                   By: /s/ Ray Vadalma
                                      ------------------------------------------
                                      Title: RAY VADALMA
                                             SENIOR VICE PRESIDENT

                                   NATIONSBANK, N.A.


                                   By: /s/ Kevin Wagley
                                      ------------------------------------------
                                      Title: KEVIN WAGLEY
                                             VICE PRESIDENT

                                   PROVIDENT BANK OF MARYLAND


                                   By: /s/ Jennifer D. Patton
                                      ------------------------------------------
                                      Title: Assistant Vice President

                                   STAR BANK, NATIONAL ASSOCIATION


                                   By: /s/ William J. Goodwin
                                      ------------------------------------------
                                      Title: William J. Goodwin
                                             Senior Vice President

                                  SCHEDULE I
                                   BORROWERS

Bay Tree Nursing Center Corp., a Massachusetts corporation
Belmont Nursing Center Corp., a Massachusetts corporation
Bridgewater Assisted Living Limited Partnership, a New Jersey limited partnership
Countryside Care Center Corp., a Massachusetts corporation
Harborside Acquisition Limited Partnership IV, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership V, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VI, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VII, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VIII, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership IX, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership X, a Massachusetts limited partnership
Harborside Atlantrix Limited Partnership, a Massachusetts limited partnership Harborside Connecticut Limited Partnership, a Massachusetts limited partnership Harborside Funding Limited Partnership, a Massachusetts limited partnership Harborside Health I Corporation, a Delaware corporation
Harborside Healthcare Advisors Limited Partnership, a Massachusetts limited partnership
Harborside Healthcare Baltimore Limited Partnership, a Massachusetts limited partnership
Harborside Healthcare Limited Partnership, a Massachusetts limited partnership Harborside Healthcare Network Limited Partnership, a Florida limited partnership Harborside Homecare Limited Partnership, a Massachusetts limited partnership Harborside Massachusetts Limited Partnership, a Massachusetts limited partnership
Harborside New Hampshire Limited Partnership, a Massachusetts limited partnership
Harborside North Toledo Limited Partnership, a Massachusetts limited partnership Harborside of Cleveland Limited Partnership, a Massachusetts limited partnership Harborside of Dayton Limited Partnership, a Massachusetts limited partnership Harborside of Florida Limited Partnership, a Florida limited partnership Harborside of Ohio Limited Partnership, a Massachusetts limited partnership Harborside Properties Trust I, a Massachusetts business trust
Harborside Rehabilitation Limited Partnership, a Massachusetts limited partnership
Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership Harborside Toledo Corp., a Massachusetts corporation
Harborside Toledo Limited Partnership, a Massachusetts limited partnership
HHCI Limited Partnership, a Massachusetts limited partnership
KHI Corp., a Delaware corporation
Maryland Harborside Corp., a Massachusetts corporation
New Jersey Harborside Corp., a Massachusetts corporation
Oakhurst Manor Nursing Center Corp., a Massachusetts corporation
Orchard Ridge Nursing Center Corp., a Massachusetts corporation
Riverside Retirement Limited Partnership, a Massachusetts limited partnership Sailors, Inc., a Delaware corporation
Sunset Point Nursing Center Corp., a Massachusetts corporation
West Bay Nursing Center Corp., a Massachusetts corporation

                                                              Schedule II to the
                                                                Credit Agreement
                                                                ----------------


                       LENDERS, ADDRESSES AND COMMITMENTS


                                                   Revolving Credit
                                                      Commitment
                                                   ----------------
THE CHASE MANHATTAN BANK                            $ 20,000,000.00
85 Wells Avenue, Suite 200
Newton, MA  02159
Attn:  Roger Stone
Telecopy:  617-928-3057

MORGAN STANLEY SENIOR FUNDING, INC.                 $ 20,000,000.00
1585 Broadway
New York, NY  10036
Attn:   Michael A. Hart
Telecopy:  212-761-0587

BANKERS TRUST COMPANY                               $ 20,000,000.00
One Bankers Trust Plaza
130 Liberty Street
New York, NY  10006
Attn:  Mary Kay Coyle
Telecopy:  212-250-1343

BANK OF TOKYO-MITSUBISHI TRUST COMPANY              $ 15,750,000.00
1251 Avenue of the Americas, 12th Floor
New York, NY  10020
Attn:  Doug Weir
Telecopy:  212-782-4935

CITICORP U.S.A., INC.                               $ 15,750,000.00
399 Park Avenue, 5th Floor
New York, NY  10043
Attn:  Bruce Hall
Telecopy:  212-559-0292

FIRST UNION NATIONAL BANK                           $ 15,750,000.00
301 South College Street
Charlotte, NC  28288
Attn:  J. Matt MacIver
Telecopy:  704-383-9144

                                                   Revolving Credit
                                                      Commitment
                                                   ----------------
NATIONSBANK, N.A.                                   $ 15,750,000.00
One Nationsbank Plaza - 7th Floor
Nashville, TN  37239-2697
Attn:  Kevin Wagley
Telecopy:  615-749-4640

ARAB BANKING CORPORATION (B.S.C.)                   $ 13,000,000.00
277 Park Avenue, 32nd Floor
New York, NY  10172-3299
Attn:  Sandy Tilney
Telecopy:  212-583-0921

THE CIT GROUP/BUSINESS CREDIT, INC.                 $ 13,000,000.00
1211 Avenue of the Americas
New York, NY  10036
Attn:  Victor Russo
Telecopy:  212-536-1297

BANKBOSTON, N.A.                                    $ 13,000,000.00
100 Federal Street, 8th Floor
Boston, MA  02110
Attn:  Gregory Clark
Telecopy:  617-434-4929

CREDITANSTALT CORPORATE FINANCE, INC.               $ 13,000,000.00
2 Greenwich Plaza
Greenwich, CT  06830
Attn:  David Yewer
Telecopy:  203-861-1475

DRESDNER BANK AG, NEW YORK BRANCH AND GRAND         $ 13,000,000.00
 CAYMAN BRANCH
75 Wall Street, 24th Floor
New York, NY  10005
Attn:  Felix Camacho
Telecopy:  212-429-2129

THE FIRST NATIONAL BANK OF MARYLAND                 $ 13,000,000.00
25 South Charles Street
Baltimore, MD  21201
Attn:  Bob Hauver
Telecopy:  410-244-4388

                                                   Revolving Credit
                                                      Commitment
                                                   ----------------
FLEET NATIONAL BANK                                 $ 13,000,000.00
1 Federal Street, MAOF 0324
Boston, MA  02110
Attn:  Paul R. Trefry
Telecopy:  617-346-4885

PROVIDENT BANK OF MARYLAND                          $ 13,000,000.00
114 East Lexington Street, 5th Floor
Baltimore, MD  21202
Attn:  Tom Myers
Telecopy:  410-277-2793

STAR BANK, NATIONAL ASSOCIATION                     $ 13,000,000.00
425 Walnut Street, 8th Floor, Corporate Banking
Cincinnati, OH  45201-1038
Attn:  Mark Whitson
Telecopy:  513-632-2068

IMPERIAL BANK                                       $ 10,000,000.00
9920 South La Clenega Blvd., 14th Floor
Inglewood, CA  90301
Attn:  Jamie Harney
Telecopy:  310-417-5997


TOTAL                                               $250,000,000.00

                                                             Schedule III to the
                                                                Credit Agreement
                                                                ----------------



                        PRICING AND COMMITMENT FEE GRID

-----------------------------------------------------------------------------
                                             Applicable Margin
                                          -----------------------
                                                      Eurodollar   Commitment
             Leverage Ratio               ABR Loans     Loans          Fee
-----------------------------------------------------------------------------
Greater than or equal to 5.0                1.250%       2.250%       0.500%
-----------------------------------------------------------------------------
Less than 5.0 to 1.0, but greater than      1.000%       2.000%       0.375%
 or equal to 4.5 to 1.0
-----------------------------------------------------------------------------
Less than 4.5 to 1.0, but greater than      0.750%       1.750%       0.375%
 or equal to 4.0 to 1.0
-----------------------------------------------------------------------------
Less than 4.0 to 1.0, but greater than      0.500%       1.500%       0.300%
 or equal to 3.5 to 1.0
-----------------------------------------------------------------------------
Less than 3.5 to 1.0, but greater than      0.250%       1.250%       0.250%
 or equal to 3.0 to 1.0
-----------------------------------------------------------------------------
Less than 3.0 to 1.0                        0.000%       1.000%       0.250%
-----------------------------------------------------------------------------

                                 SCHEDULE 2.5
                          EXISTING LETTERS OF CREDIT



1. Letter of Credit number P-390257 in the amount of $425,000 related to Nationwide-financed properties in Massachusetts.

                                 SCHEDULE 4.11
                                     TAXES

None.

                                 SCHEDULE 4.12
                                 SUBSIDIARIES

Bay Tree Nursing Center Corp., a Massachusetts corporation
Belmont Nursing Center Corp., a Massachusetts corporation
Bridgewater Assisted Living Limited Partnership, a New Jersey limited partnership
Countryside Care Center Corp., a Massachusetts corporation
Harborside Acquisition Limited Partnership IV, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership V, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VI, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VII, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership VIII, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership IX, a Massachusetts limited partnership
Harborside Acquisition Limited Partnership X, a Massachusetts limited partnership
Harborside Atlantrix Limited Partnership, a Massachusetts limited partnership Harborside Connecticut Limited Partnership, a Massachusetts limited partnership Harborside Funding Limited Partnership, a Massachusetts limited partnership Harborside Health I Corporation, a Delaware corporation
Harborside Healthcare Advisors Limited Partnership, a Massachusetts limited partnership
Harborside Healthcare Baltimore Limited Partnership, a Massachusetts limited partnership
Harborside Healthcare Limited Partnership, a Massachusetts limited partnership Harborside Healthcare Network Limited Partnership, a Florida limited partnership Harborside Homecare Limited Partnership, a Massachusetts limited partnership Harborside Massachusetts Limited Partnership, a Massachusetts limited partnership
Harborside New Hampshire Limited Partnership, a Massachusetts limited partnership
Harborside North Toledo Limited Partnership, a Massachusetts limited partnership Harborside of Cleveland Limited Partnership, a Massachusetts limited partnership Harborside of Dayton Limited Partnership, a Massachusetts limited partnership Harborside of Florida Limited Partnership, a Florida limited partnership Harborside of Ohio Limited Partnership, a Massachusetts limited partnership Harborside Properties Trust I, a Massachusetts business trust
Harborside Rehabilitation Limited Partnership, a Massachusetts limited partnership
Harborside Rhode Island Limited Partnership, a Massachusetts limited partnership Harborside Toledo Corp., a Massachusetts corporation
Harborside Toledo Limited Partnership, a Massachusetts limited partnership
HHCI Limited Partnership, a Massachusetts limited partnership
KHI Corp., a Delaware corporation
Maryland Harborside Corp., a Massachusetts corporation
New Jersey Harborside Corp., a Massachusetts corporation
Oakhurst Manor Nursing Center Corp., a Massachusetts corporation
Orchard Ridge Nursing Center Corp., a Massachusetts corporation
Riverside Retirement Limited Partnership, a Massachusetts limited partnership Sailors, Inc., a Delaware corporation
Sunset Point Nursing Center Corp., a Massachusetts corporation
West Bay Nursing Center Corp., a Massachusetts corporation

                                 SCHEDULE 4.13
                           FEE AND LEASED PROPERTIES

Fee Properties                           Owner
--------------                           -----
A.  Mortgaged Properties

1.  Pawtuxet Village                     Harborside Rhode Island Limited
    270 Post Road                        Partnership
    Warwick, Rhode Island 0288

2.  Greenwood House                      Harborside Rhode Island Limited
    1139 Main Street                     Partnership
    Warwick, Rhode Island 02886

3.  Sylvania Rehabilitation              Harborside North Toledo Limited
    5757 Whiteford Road                  Partnership
    Sylvania, Ohio 43560

4.  Point Place Rehabilitation           Harborside North Toledo Limited
    6101 North Summit                    Partnership
    Toledo, Ohio 43611

5.  Harborside Dayton                    Harborside of Dayton Limited
    323 Forest Avenue                    Partnership
    Dayton, Ohio  45405

6.  Harborside New Lebanon               Harborside of Dayton Limited
    101 Mills Place                      Partnership
    New Lebanon, Ohio  45345

7.  Harborside Laurelwood                Harborside of Dayton Limited
    3797 Summitt Glen Drive              Partnership
    Dayton, Ohio  45449

8.  Harborside Healthcare Toledo         Belmont Nursing Center Corp.
    28546 Starbright Boulevard
    Perrysburg, Ohio 43551

9.  Harborside Healthcare Gulf Coast     Orchard Ridge Nursing Center Corp.
    4927 Voorhees Road
    Newport Richey, Florida 34653

                           FEE AND LEASED PROPERTIES

Fee Properties                                    Owner
--------------                                    -----
A.      MORTGAGED PROPERTIES (CONT'D)

10.     Harborside Healthcare Ocala               Oakhurst Manor Nursing Center Corp.
        1501 S.E. 24th Road
        Ocala, Florida 34471

/*/11.  Harborside Healthcare Terre Haute         Countryside Care Center Corp.
        1001 Springhill Drive
        Terre Haute, Indiana

*12.    Harborside Healthcare Palm Harbor         Bay Tree Nursing Center Corp.
        2600 Highlands Boulevard North
        Palm Harbor, Florida 34684

*13.    Harborside Healthcare Tampa Bay           West Bay Nursing Center Corp.
        3865 Tampa Road
        Oldsmar, Florida 34677

*14.    Harborside Healthcare Clearwater          Sunset Point Nursing Center Corp.
        1980 Sunset Point Road
        Clearwater, Florida 34625


B.      OTHER FEE PROPERTY


15.     Harborside Healthcare Decatur             Riverside Retirement Limited
        4851 Tincher Road                         Partnership (Mortgaged in favor of
        Indianapolis, Indiana 46221               City of Indianapolis, Indiana)

_______________________

/*/ Mortgaged in favor of Meditrust Mortgage Investments, Inc.; therefore, mortgage in favor of the Administrative Agent is a second lien.

                           FEE AND LEASED PROPERTIES

LEASED PROPERTIES                           Lessee
-----------------                           ------
1.   Harborside Beachwood                   Harborside of Cleveland Limited Partnership
     3800 Park East
     Beachwood, Ohio 44122

2.   Harborside Royalview                   Harborside of Cleveland Limited Partnership
     2801 East Roylton Road
     Broadview Heights, Ohio 44147

3.   Harborside Westlake                    Harborside of Cleveland Limited Partnership
     27601 Westchester Parkway
     Westlake, Ohio 44145

4.   Harborside Westlake II                 Harborside of Cleveland Limited Partnership
     27601 Westchester Parkway
     Westlake, Ohio 44145

5.   Harborside Healthcare Defiance         Harborside of Ohio Limited Partnership
     395 Harding Avenue
     Defiance, Ohio 46512

6.   Harborside Healthcare Northwestern     Harborside of Ohio Limited Partnership
     1104 Wesley Avenue
     Bryan, Ohio 43506

7.   Arden House                            Harborside Connecticut Limited Partnership
     850 Mix Avenue
     Hamden, Connecticut 06614

8.   Governor's House                       Harborside Connecticut Limited Partnership
     36 Firetown Road
     Simsbury, Connecticut 06070

9.   Madison House                          Harborside Connecticut Limited Partnership
     34 Wildwood Avenue
     Madison, Connecticut 06443

10.  The Reservoir                          Harborside Connecticut Limited Partnership
     1 Emily Way
     West Hartford, Connecticut 06443

11.  Willows                                Harborside Connecticut Limited Partnership
     225 Amity Road
     Woodbridge, Connecticut 06625

12. Harford Gardens                         Harborside Healthcare Baltimore Limited
    4700 Harford Road                       Partnership
    Baltimore, Maryland 21214

                           FEE AND LEASED PROPERTIES

LEASED PROPERTIES                           LESSE
-----------------                           -----
13.  Harborside Brevard                     Harborside of Florida Limited Partnership
     1775 Huntington Lane
     Rockledge, Florida 32955

14.  Harborside Applewood                   Harborside New Hampshire Limited Partnership
     8 Snow Road
     Winchester, New Hampshire 03455

15.  Harborside Crestwood                   Harborside New Hampshire Limited Partnership
     40 Crosby Street
     Milford, New Hampshire 03055

16.  Harborside Milford                     Harborside New Hampshire Limited Partnership
     71 Elm Street
     Milford, New Hampshire 03055

17.  Harborside Pheasantwood                Harborside New Hampshire Limited Partnership
     Pheasant Road
     Peterborough, New Hampshire 03458

18.  Harborside Westwood                    Harborside New Hampshire Limited Partnership
     298 Main Street
     Keene, New Hampshire 03431

19.  Harborside Northwood                   Harborside New Hampshire Limited Partnership
     30 Colby Court
     Bedford, New Hampshire 03100

20.  Harborside Woods Edge                  HHCI Limited Partnership
     875 Route 202/206 North
     Bridgewater, New Jersey 08807

21.  Harborside New Haven                   HHCI Limited Partnership
     1201 Daly Drive
     New Haven, Indiana 46774

22.  Harborside Pinebrook                   HHCI Limited Partnership
     1240 Pinebrook Road
     Venice, Florida 34292

23.  Harborside Sarasota                    HHCI Limited Partnership
     4602 Northgate Court
     Sarasota, Florida 34624

24.  Harborside Indianapolis                HHCI Limited Partnership
     8201 West Washington Street
     Indianapolis, Indiana 46231

                           FEE AND LEASED PROPERTIES

LEASED PROPERTIES                           LESSE
-----------------                           -----
25.  Harborside Troy                        HHCI Limited Partnership
     512 Crescent Drive
     Troy, Ohio 45373

26.  Harborside Naples                      HHCI Limited Partnership
     2900 Twelfth Street North
     Naples, Florida 33940

27.  Harborside Swanton                     Harborside Toledo Limited Partnership
     401 West Airport Highway
     Swanton, Ohio 43558

28.  Cedar Glen                             Harborside Massachusetts Limited Partnership
     44 Summer Street
     Danvers, Massachusetts 01923

29.  Twin Oaks                              Harborside Massachusetts Limited Partnership
     63 Locust Street
     Danvers, Massachusetts 01923

30.  Northshore                             Harborside Massachusetts Limited Partnership
     266 Lincoln Avenue
     Saugus, Massachusetts 01906

31.  Amesbury                               Harborside Massachusetts Limited Partnership
     6 Morris Place
     Amesbury, Massachusetts 01913

32.  Harborside Office                      Harborside Healthcare Corporation
     470 Atlantic Avenue
     Boston, Massachusetts 02210

33.  Financial Services Group               Harborside Healthcare Limited Partnership
     1330 Medical Park Drive
     Fort Wayne, Indiana 46828

34.  Midwest Regional Office                Harborside Healthcare Limited Partnership
     Suite 107
     5987 East 71st Street
     Indianapolis, IN 46220

35.  Southeast Regional Office              Harborside Healthcare Limited Partnership
     Suite 200
     2536 Countryside Boulevard,
     Clearwater, Florida 33763

                           FEE AND LEASED PROPERTIES

LEASED PROPERTIES                           LESSE
-----------------                           -----
36.  Great Lakes Regional Office            Harborside Healthcare Limited Partnership
     3800 Park East, Suite 250
     Beachwood, Ohio 44122

37.  New England Regional Office            Harborside Healthcare Limited Partnership
     175 Spring Hill Road
     Sharon, New Hampshire 03458

38.  Massachusetts Office                   Harborside Healthcare Limited Partnership
     27 Main Street
     Topsfield, Massachusetts 01983

39.  Northeast Regional Office              Harborside Connecticut Limited Partnership
     2 Emily Way
     West Hartford, Connecticut 06107

40.  Theracor Rehabilitation Center         Harborside Rehabilitation Limited Partnership
     Suite 100
     34931 U.S.Route 19 North
     Palm Harbor, Florida 34684

41.  Theracor Rehabilitation-New England    Harborside Rehabilitation Limited Partnership
     501 Water Street
     Framingham, Massachusetts 01701

                               SCHEDULE 4.15(A)
                          LIST OF UCC FILING OFFICES


Bay Tree Nursing Center
Massachusetts - Secretary of State, Town Clerk of Boston
Florida - Department of State

BELMONT NURSING CENTER CORP.
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Wood County Recorder

BRIDGEWATER ASSISTED LIVING LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston

COUNTRYSIDE CARE CENTER CORP.
Massachusetts - Secretary of State, Town Clerk of Boston
Indiana - Secretary of State

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP IV
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP V
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VI
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VII
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VIII
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP IX
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ACQUISITION LIMITED PARTNERSHIP X
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE ATLANTRIX LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston

                          LIST OF UCC FILING OFFICES

HARBORSIDE CONNECTICUT LIMITED PARTNERSHIP
Connecticut - Secretary of State
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE FUNDING LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE HEALTH I CORPORATION
Connecticut - Secretary of State
Delaware - Secretary of State
Florida - Department of State
Illinois - Secretary of State
Indiana - Secretary of State
Maryland - State Department of Assessments and Taxation
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of Danvers,
     Town Clerk of Saugus, Town Clerk of Amesbury, Town Clerk of Framingham
New Jersey - Secretary of State
Ohio - Secretary of State, Montgomery County Recorder, Cuyahoga County Recorder,
     Defiance County Recorder, Williams County Recorder, Lucas County Recorder Rhode Island - Secretary of State

HARBORSIDE HEALTHCARE ADVISORS LIMITED PARTNERSHIP
Florida - Department of State
Illinois - Secretary of State
Indiana - Secretary of State
Maryland - State Department of Assessments and Taxation
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of
Topsfield
New Hampshire - Secretary of State, Town Clerk of Sharon
New Jersey - Secretary of State
Ohio - Secretary of State, Miami County Recorder, Cuyahoga County Recorder

HARBORSIDE HEALTHCARE BALTIMORE LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Maryland - State Department of Assessments and Taxation

HARBORSIDE HEALTHCARE CORPORATION
Connecticut - Secretary of State
Delaware - Secretary of State
Florida - Department of State
Illinois - Secretary of State
Indiana - Secretary of State
Maryland - State Department of Assessments and Taxation
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of Danvers,
     Town Clerk of Saugus, Town Clerk of Amesbury, Town Clerk of Topsfield, Town Clerk of Framingham

                          LIST OF UCC FILING OFFICES

HARBORSIDE HEALTHCARE CORPORATION (cont'd)
New Hampshire - Secretary of State, Town Clerk of Sharon, Town Clerk of
     Winchester, Town Clerk of Milford, Town Clerk of Peterborough, Town Clerk of Bedford, Town Clerk of Keene
New Jersey - Secretary of State

Ohio - Secretary of State, Wood County Recorder, Fulton County Recorder, Miami
     County Recorder, Montgomery County Recorder, Cuyahoga County Recorder, Defiance County Recorder, Williams County Recorder, Lucas County Recorder

Rhode Island - Secretary of State

HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP
Connecticut - Secretary of State
Florida - Department of State
Indiana - Secretary of State
Maryland - State Department of Assessments and Taxation
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of Danvers,
     Town Clerk of Saugus, Town Clerk of Amesbury, Town Clerk of Framingham, Town Clerk of Topsfield
New Hampshire - Secretary of State, Town Clerk of Sharon, Town Clerk of
     Winchester, Town Clerk of Milford, Town Clerk of Peterborough, Town Clerk of Bedford, Town Clerk of Keene
New Jersey - Secretary of State

Ohio - Secretary of State, Montgomery County Recorder, Cuyahoga County Recorder,
     Defiance County Recorder, Williams County Recorder, Lucas County Recorder, Fulton County Recorder

Rhode Island - Secretary of State

HARBORSIDE HEALTHCARE NETWORK LIMITED PARTNERSHIP
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE HOMECARE LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston

Harborside Massachusetts Limited Partnership
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of Danvers,
     Town Clerk of Saugus, Town Clerk of Amesbury

HARBORSIDE NEW HAMPSHIRE LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
New Hampshire - Secretary of State, Town Clerk of Winchester, Town Clerk of
     Milford, Town Clerk of Peterborough, Town Clerk of Bedford, Town Clerk of Keene

                          LIST OF UCC FILING OFFICES

HARBORSIDE NORTH TOLEDO LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Lucas County Recorder

HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Cuyahoga County Recorder

HARBORSIDE OF DAYTON LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Montgomery County Recorder

HARBORSIDE OF OHIO LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Defiance County Recorder, Williams County Recorder

HARBORSIDE PROPERTIES TRUST I
Massachusetts - Secretary of State, Town Clerk of Boston

HARBORSIDE REHABILITATION LIMITED PARTNERSHIP
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of
Framingham

HARBORSIDE OF RHODE ISLAND LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Rhode Island - Secretary of State

Harborside Toledo Corp.
Indiana - Secretary of State
Massachusetts - Secretary of State
New Hampshire - Secretary of State, Town Clerk of Winchester, Town Clerk of
     Milford, Town Clerk of Peterborough, Town Clerk of Bedford, Town Clerk of Keene
New Jersey - Secretary of State
Ohio - Secretary of State, Fulton County Recorder, Miami County Recorder

HARBORSIDE TOLEDO LIMITED PARTNERSHIP
Massachusetts - Secretary of State, Town Clerk of Boston
Ohio - Secretary of State, Fulton County Recorder

HHCI LIMITED PARTNERSHIP
Florida - Department of State
Indiana - Secretary of State
Massachusetts - Secretary of State, Town Clerk of Boston
New Jersey - Secretary of State
Ohio - Secretary of State, Miami County Recorder

                          LIST OF UCC FILING OFFICES

KHI CORP.
Delaware - Secretary of State
Florida - Department of State
Indiana - Secretary of State
Massachusetts - Secretary of State, Town Clerk of Boston, Town Clerk of
Topsfield
New Hampshire - Secretary of State, Town Clerk of Sharon
New Jersey - Secretary of State
Ohio - Secretary of State, Cuyahoga County Recorder

MARYLAND HARBORSIDE CORP.
Maryland - State Department of Assessments and Taxation
Massachusetts - Secretary of State, Town Clerk of Boston

NEW JERSEY HARBORSIDE CORP.
Massachusetts - Secretary of State, Town Clerk of Boston

OAKHURST MANOR NURSING CENTER CORP.
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston

ORCHARD RIDGE NURSING CENTER CORP.
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston



SAILORS, INC.
Delaware - Secretary of State
Massachusetts - Secretary of State, Town Clerk of Boston

SUNSET POINT NURSING CENTER CORP.
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston

WEST BAY NURSING CENTER CORP.
Florida - Department of State
Massachusetts - Secretary of State, Town Clerk of Boston

                                 SCHEDULE 4.16
                           TRADEMARKS AND COPYRIGHTS

Trademark                     Application Number   JURISDICTION           OWNER
--------                      ------------------   ------------           -----
Harborside Healthcare             75-402823        United States        Harborside Healthcare
                                                                        Limited Partnership
Theracor Rehabilitation           75-402819        United States        Harborside Rehabilitation
 Services/1/                                                            Limited Partnership
Theracor Rehabilitation           Pending          United States        Harborside Rehabilitation
 Services/2/                                                            Limited Partnership
Theratour                         75-402820        United States        Harborside Rehabilitation
                                                                        Limited Partnership


____________________

/1/ Nursing and rehabilitative services

/2/ Management consulting in connection with medical rehabilitation therapy services

                                SCHEDULE 7.1(A)
                             EXISTING INDEBTEDNESS


1. Indebtedness in the aggregate principal amount of approximately $16.4 million pursuant to the Loan Agreement, dated October 13, 1994 and related documents as amended to date, by and among Bay Tree Nursing Center Corp., Countryside Care Center Corp., Sunset Point Nursing Center Corp., and West Bay Nursing Center Corp., Harborside Healthcare Limited Partnership, and Meditrust Mortgage Investments, Inc.

2. Indebtedness in the aggregate principal amount of approximately $1.6 million pursuant to the Indenture of Trust, dated as of April 1, 1984, between the City of Indianapolis, Indiana (the "Issuer") and American Fletcher National Bank and Trust Company, providing for the issuance of 14% City of Indianapolis Economic Development Revenue Bonds-Series 1984 (C&C Investments, Ltd. Project) Due 2010, subsequently assumed and modified pursuant to a Loan Assumption and Modification Agreement, dated as of March 1, 1988, by and among C&C Investments, Ltd. ("C&C"), Riverside Retirement Limited Partnership (the "Borrower"), and Roy L. Prock, Theodore E. Bruzas and George A. Smith (the "Original Bondholders"), pursuant to which the Borrower purchased the Decatur Facility from C&C and assumed C&C's obligations under all documents delivered to the Original Bondholders in connection with the issuance of the Bonds including a First Mortgage Note, from C&C to the Issuer and a Collateral Assignment of Rents of C&C to the Issuer.

3. Indebtedness in the aggregate principal amount of approximately $54.5 million pursuant to the Agreement to Lease among Westbay Manor Company, Westbay Manor II Development Company, Royalview Manor Development Company, Beachwood Care Center Limited Partnership and Royalview Manor Company, Harborside Health I Corporation and Harborside Healthcare Limited Partnership, together with the four capitalized leases entered into pursuant to the Agreement to Lease with respect to four properties for which Harborside of Cleveland Limited Partnership is the Tenant.

                               SCHEDULE 7.2 (I)
                                EXISTING LIENS

Against HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP, as debtor:

     Secretary of State of Maryland

     1. No. 200B2070068000 filed on April 14, 1993 by Maryland National Bank. Assigned March 24, 1997 pursuant to filing No. 183B2110093301 to First Union National Bank of Maryland. Covers all right, title and interest in Bowie Center Limited Partnership.

Against HARBORSIDE OF FLORIDA LIMITED PARTNERSHIP, as debtor:

     Secretary of State of Florida

     2. No. 940000209518 filed on October 14, 1994 by SouthTrust Bank of Alabama, National Associated. Covers all tangible and intangible personal property relating to real property and nursing facility located at 1775 Huntington Lane, Rockledge, Florida.

Against MARYLAND HARBORSIDE CORP., as debtor:

     Secretary of State of Maryland

     3. No. 35011733 filed on April 14, 1993 by Maryland National Bank. Covers all right, title and interest in Bowie Center Limited Partnership.

Liens in connection with obligations relating to Bowie Center Limited Partnership, in an aggregate principal amount not to exceed $7,000,000 at any time, in connection with Existing Indebtedness as described in Schedule 7.1(a) and in connection with the fourteen Meditrust leased properties (listed as leased properties 14 through 27 in Schedule 4.13 hereto), the four Nationwide leased properties and the one Harborside of Florida Limited Partnership leased property.

Liens in favor of The Chase Manhattan Bank, as Administrative Agent, in connection with indebtedness to be repaid at closing. Terminations with respect to these liens will be delivered to the Administrative Agent hereunder at Closing.

                                SCHEDULE 7.3(D)
                        EXISTING CONTINGENT OBLIGATIONS

Contingent Obligations in connection with obligations relating to Bowie Center Limited Partnership, in an aggregate principal amount not to exceed $7,000,000 at any time, and in connection with Existing Indebtedness as described in
Schedule 7.1(a).

Contingent Obligations of Harborside of Florida Limited Partnership and Harborside Healthcare Limited Partnership, pursuant to the Indemnity Agreement, dated as of September 30, 1994 and as amended to date, by and among Rockledge T. Limited Partnership, Harborside of Florida Limited Partnership, Harborside Healthcare Limited Partnership and SouthTrust Bank of Alabama, N.A., to indemnify SouthTrust Bank of Alabama, N.A. (the lender of an original principal amount of $2,000,000 to Rockledge T. Limited Partnership, the owner of the facility leased by Harborside of Florida Limited Partnership) for its environmental liability relating to such facility.